Exhibit 4.1


                               Dated 19 April 2002
                        ---------------------------------

                        CORDIANT COMMUNICATIONS GROUP PLC
                                   and others

                                   Arranged by
                               THE BANK OF NEW YORK
                                       and
                             HSBC INVESTMENT BANK PLC

                                      Agent
                             HSBC INVESTMENT BANK PLC

                          ----------------------------

                               Restructuring Deed
                                  relating to a
                                 LOAN AGREEMENT
                                dated 4 July 2000

                          ----------------------------

                                   Norton Rose

                                    Contents

Clause                                                                      Page

Interpretation ................................................................1
Amendments to the Principal Agreement .........................................2
Amendment to the Security Trust Deed ..........................................2
Accession of Additional Overdraft Borrowers ...................................2
Accession of Common Security Trustee ..........................................2
Representations and Warranties in Principal Agreement .........................2
Fees and Expenses .............................................................3
Restructuring Date ............................................................3
Waivers .......................................................................4
Miscellaneous .................................................................4
Governing Law and jurisdiction ................................................5

Schedules
Schedule 1 The Borrowers ......................................................6
Schedule 2 Guarantors .........................................................8
Schedule 3 Additional Overdraft Borrowers ....................................13
Schedule 4 Banks .............................................................16
Schedule 5 Documents and evidence required as
conditions precedent to the Restructuring Date .............................. 17
Schedule 6 The Amended and Restated Loan Agreement ...........................29

THIS DEED is dated 19 April 2002 and made BETWEEN:

(1)  CORDIANT COMMUNICATIONS GROUP PLC as the Parent;

(2) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in part A of Schedule I as Original Borrowers, the company whose name, registered number (if any) and registered office are set out in part B of Schedule 1 as the Swingline Borrower, the companies whose names, registered numbers (if any) and registered offices are set out in part C of Schedule I as the Overdraft Borrowers;

(3) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in part A of Schedule 2 as the Original Guarantors;

(4) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in part B of Schedule 2 as the Overdraft Guarantors;

(5) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in Schedule 3 as the Additional Overdraft Borrowers;

(6)  THE BANK OF NEW YORK and HSBC INVESTMENT BANK PLC as Arrangers;

(7) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in Schedule 4 as Banks;

(8) HSBC INVESTMENT BANK PLC as Agent and Security Trustee and Common Security Trustee;

(9)  THE BANK OF NEW YORK as the Swingline Bank; and

(10) HSBC BANK PLC as the Overdraft Bank.

WHEREAS:

(A) This Deed is supplemental to an agreement dated 4 July 2000 made between the parties hereto whereby the Banks agreed to make available to the Parent and the Borrowers facilities of up to US$400,000,000 upon the terms and subject to the conditions therein contained (the "Principal Agreement") and to a deed dated 30 August 2000 made between the parties hereto whereby the Security Trustee agreed to hold the benefit of certain security documents on trust for the named beneficiaries (the "Security Trust Deed").

(B) The Parent has requested the Bank Finance Parties to amend and restate the Principal Agreement and the Security Trust Deed, for the Additional Overdraft Borrowers to become Overdraft Borrowers under the terms of the Principal Agreement, and for the Common Security Trustee to become Common Security Trustee under the terms of the Principal Agreement.

NOW IT IS AGREED as follows:

1    Interpretation

1.1  Definitions in Principal Agreement

     Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Principal Agreement as amended and restated in Schedule 6 to this Deed shall have the same meanings when used in this Deed. In this Deed the expression the "Restructuring Date" shall have the meaning given to it in clause 8.1.

1.2  Interpretation of Principal Agreement

     References in the Principal Agreement to "this Agreement" shall, with effect from the Restructuring Date and unless the context otherwise requires, be references to the Principal

     Agreement" as amended by this Deed and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.3  Incorporation of certain references

     Clauses 1.2, 1.3 and 1.4 of the Principal Agreement shall be deemed to be incorporated in this Deed in full, mutatis mutandis.

1.4  Effect as a Deed

     This Deed is intended to take effect as a deed notwithstanding that the Bank Finance Parties or any other party hereto may have executed it under hand only.

2    Amendments to the Principal Agreement

     The   Principal   Agreement   shall  be  amended,   with  effect  from  the
     Restructuring Date, to read as set out in Schedule 6 to this Deed.

3    Amendment to the Security Trust Deed

     With effect from the Restructuring Date, the Security Trust Deed will be amended as follows:

     (a) All references throughout the Security Trust Deed to "Finance Parties" shall be replaced with `Bank Finance Parties".

     (b) Clause 1.1: the definition of "Collateral Instruments" shall be deleted.

     (c) Clauses 6.2: The following paragraph shall be added at the end of clause 6.2: `The parties to the Deed unconditionally and irrevocably instruct and authorise the Security Trustee to effect the second, third and fourth applications above by paying the relevant amounts to the Common Security Trustee for application in accordance with the lntercreditor Agreement."

     (d) Clause 11.3 (New Obligor Entities): clause 11.3 shall be deleted and replaced with the words "[deleted as superseded by the lntercreditor Agreement]".

4    Accession of Additional Overdraft Borrowers

     With effect from the Restructuring Date, the parties to this Deed agree that each Additional Overdraft Borrower shall become a party to the Principal Agreement and an Overdraft Borrower thereunder and with effect from such date and in such capacity shall assume obligations towards and rights against the other Borrowers, the Agent, the Arrangers, the Funders and the other parties to the Principal Agreement.

5    Accession of Common Security Trustee

     With effect from the Restructuring Date, the parties to this Deed agree that the Common Security Trustee shall become a party to the Principal Agreement and with effect from such date and in such capacity shall assume obligations towards and rights against the Borrowers, the Agent, the Arrangers, the Funders and the other parties to the Principal Agreement.

6    Representations and Warranties in Principal Agreement

     Each Borrower, Additional Overdraft Borrower, Original Guarantor and Overdraft Guarantor, and the Parent, represents and warrants to each Bank Finance Party that the representations and warranties set out in clause
     11.1 of the Principal Agreement as amended and restated in Schedule 6 to this Deed are true and correct as if made at the date of this Deed and on the Restructuring Date with reference to the facts and circumstances existing at such dates and as if referring to the Principal Agreement as amended and restated by this Deed.

7    Fees and Expenses

7.1  Fees

     The Parent shall pay for the account of such Bank Finance Parties as are entitled thereto such fees as are set out in the fee letters entitled "Co-ordination Fee Letter", "Agency and Transaction Fee Letter", "Banks Restructuring Fee Letter", "Swingline Bank Fee Letter" and "Common Security Trustee Fee Letter" and dated the same date as this Deed to the Parent in the amounts and on the terms and conditions set out in such fee letters.

7.2  Expenses

     The Parent shall pay to the Agent on demand all expenses (including legal fees) incurred by the Agent and the Arrangers in connection with the negotiation, preparation and execution of the Bank Finance Documents and the completion of the transactions therein contemplated and in connection with the preparation and distribution of the Information Package and the granting of any waiver or consent under any of the Bank Finance Documents, and all such expenses incurred shall by payable by the Parent even if there is no "Restructuring Date" as defined in clause 8.1.

7.3  Value Added Tax

     All fees and expenses payable pursuant to this clause 7 shall be paid together with an amount equal to any value added tax and similar Taxes chargeable thereon and any payment made in respect of costs or expenses shall include an amount equal to the amount of any irrecoverable value added tax and similar Taxes suffered by the relevant Bank Finance Parties in respect of such fees and expenses.

7.4  Stamp and other duties

     The Parent shall pay all stamp, documentary, registration, notarisation or other similar duties or Taxes (including any duties or Taxes payable by, or assessed on, the Bank Finance Parties) imposed on or in connection with the negotiation, preparation, and execution of any of the Bank Finance Documents and shall indemnify the Bank Finance Parties against any liability arising by reason of any delay or omission by the Parent to pay such duties or Taxes save for any stamp duty payable as a result of any transfer by any Bank pursuant to clause 18.3 of the Principal Agreement.

8    Restructuring Date

8.1  Conditions precedent documentation

     The amendments to be made to the Principal Agreement and the Security Trust Deed by this Deed and the accession of the Additional Overdraft Borrowers to the Principal Agreement shall take effect on and from the date (the "Restructuring Date") on which the Agent notifies the Parent and the Bank Finance Parties that the Agent has received the documents and evidence specified in Schedule 5, in each case, in form and substance satisfactory to it, or, as the case may be, that the requirement to provide any of such documents or evidence has been waived by the Majority Banks.

8.2  Further Conditions Precedent

     The Agent shall give notice of the occurrence of the Restructuring Date under clause 8.1 unless, on the date on which it would otherwise have done so, the Agent has received actual knowledge (i) that any Default has occurred and is continuing unremedied and unwaived (other than the Default referred to in clause 9) or (ii) that any of the representations and warranties in clause 6 are untrue or incorrect as at the date they were made in which event the Agent shall only give such notice if expressly instructed in writing by the Majority Banks to do so.

8.3  Conditions Subsequent

     The Parent undertakes:

8.3.1 to deliver to the Common Security Trustee within 3 Banking Days after the Restructuring Date the constitution of Cordiant Communications Group Australia Pty Limited and to procure that Chafma B.V. delivers to the Common Security Trustee within 3 days after the Restructuring Date the constitution of Cordiant Communications (Australia) Pty Limited; and

8.3.2 to deliver to the Agent within 5 Banking Days after the Restructuring Date for distribution to the Banks (in sufficient copies for all the Banks) the Audited Financial Statements of the Group for the Financial Year ended 31 December 2001; and

8.3.3 to deliver to the Agent within 30 Banking Days after the Restructuring Date evidence satisfactory to the Agent that the Zenith SPV has acceded to the Facilities Group Joint Venture Agreement and that all of the Group's right, interest and title to shares in Facilities Group have been transferred to the Zenith SPV;

     and failure to comply with either of these undertakings will result in an Event of Default being deemed to have immediately occurred at the time of any such failure so that the Banks shall have the rights as set out in clause 14.2 of the Principal Agreement as amended and restated in Schedule 6 to this Deed.

9    Waivers

9.1 With effect from the Restructuring Date (but without prejudice to their rights prior to such date) the Banks waive the Events of Default arising by virtue of the breach of the financial covenants given by the Parent in clause 13.1 of the Principal Agreement in respect of 31 December 2001 and the relevant periods ending thereon.

9.2 With effect from the Restructuring Date the Banks waive the requirement at clause 4.1.1(a) of the Principal Agreement as amended and restated in
     Schedule 6 in respect of the Drawdown Notice for the first Advance after the Restructuring Date only to the extent that such Drawdown Notice may be provided at such time prior to the proposed Drawdown Date as agreed by the Agent.

10   Miscellaneous

10.1 Continuation of Principal Agreement and Security Trust Deed

     Save as amended by this Deed, the provisions of the Principal Agreement and the Security Trust Deed shall continue in full force and effect and the Principal Agreement and this Deed shall be read and construed as one instrument.

10.2 Guarantees

10.2.1 The Original Guarantors confirm that each of their respective obligations under the Original Guarantees continue in full force and effect notwithstanding the amendments effected by this Deed and the accession of the Additional Overdraft Borrowers to the Principal Agreement.

10.2.2 The Overdraft Guarantors also confirm that each of their respective obligations under any guarantees in favour of the Overdraft Bank that guarantee the obligations of any Group member or members to the Overdraft Bank continue in full force and effect notwithstanding the amendments effected by this Deed and notwithstanding the accession of the Additional Overdraft Borrowers to the Principal Agreement.

10.3 Counterparts

     This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

10.4 Third Party Rights

     No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

10.5 Effect as a Deed

     This Deed shall take effect as a deed notwithstanding that the Arrangers, the Banks, the Swingline Bank, the Overdraft Bank, the Agent and the Security Trustee may have executed it under hand only.

11   Governing Law and jurisdiction

11.1 Law

     This Deed shall be governed by English law.

11.2 Submission to jurisdiction

     The parties to this Deed agree for the benefit of the Bank Finance Parties that:

11.2.1 If any party has any claim against any other arising out of or in connection with this Deed such claim shall (subject to clause 11.2.3) be referred to the High Court of Justice in England. to the jurisdiction of which each of the parties irrevocably submits;

11.2.2 the jurisdiction of the High Court of Justice in England over any such claim against any Bank Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim;

11.2.3 nothing in this clause 11.2.3 shall limit the right of any Bank Finance Party to refer any such claim against any Borrower, Additional Overdraft Borrower, Original Guarantor or Overdraft Guarantor to any other court of competent jurisdiction outside England, to the jurisdiction of which each Borrower, Additional Overdraft Borrower, Original Guarantor and Overdraft Guarantor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Bank Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not; and

11.2.4 each Borrower, Additional Overdraft Borrower, Original Guarantor and Overdraft Guarantor irrevocably waives any objection to proceedings in the courts mentioned in this clause 11.2 and any claim on the grounds of forum non conveniens.

11.3 Parent for service of process

     Each Borrower, Additional Overdraft Borrower, Original Guarantor and Overdraft Guarantor not incorporated in England and Wales irrevocably designates, appoints and empowers the Parent at the address set out in
     Schedule I to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Deed and the Parent irrevocably and unconditionally accepts such appointment and each similar appointment of the Parent as an English process agent made by any Obligor under any other Bank Finance Document from time to time.

11.4 Waiver of jury trial

     EACH BORROWER, ADDITIONAL OVERDRAFT BORROWER, ORIGINAL GUARANTOR AND OVERDRAFT GUARANTOR HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ANYWHERE ARISING OUT OF OR RELATING TO THIS DEED OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS whereof the parties hereto have caused this Deed to be duly executed and delivered as a deed on the day and year first above written.

                                   Schedule 1

                                  The Borrowers

PART A - ORIGINAL BORROWERS
---------------------------

          Name of Borrower               Registered Number            Registered office/address
                                             (if any)
1    Cordiant Communications             1320869                      121-141 Westbourne Terrace
     Group plc                                                        London W2 6JR

2    Bates UK Limited                    913184                       121-141 Westbourne Terrace
                                                                      London W2 6JR

3    Cordiant US Holdings Inc.           13-3965951                   Corporation Trust Centre
                                                                      1209 Orange Street
                                                                      Wilmington
                                                                      Newcastle
                                                                      Delaware USA

4    Bates Deutschland Holding           HRB 8608                     Hanauer Landstrasse 287-289
     GmbH                                                             60314 Frankfurt am Main
                                                                      Germany

PART B - SWINGLINE BORROWERS
----------------------------

          Name of Borrower               Registered Number            Registered office/address
                                             (if any)
1    Cordiant U.S. Holdings Inc.         13-3965951                   Corporation Trust Centre
                                                                      1209 Orange Street
                                                                      Wilmington
                                                                      Newcastle
                                                                      Delaware USA

                                       6

PART C - OVERDRAFT BORROWERS
----------------------------

          Name of Overdraft              Registered Number            Registered office/address
              Borrower                        (if any)

1    Atlas Advertising Limited           964286                       121-141 Westbourne Terrace
                                                                      London W2 6JR

2    Bates Overseas Holdings             2217108                      121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

3    Bates UK Limited                    913184                       121-141 Westbourne Terrace
                                                                      London W2 6JR

4    Cordiant Communications             1320869                      121-141 Westbourne Terrace
     Group plc                                                        London W2 6JR

5    Cordiant Group Limited              63031                        121-141 Westbourne Terrace
                                                                      London W2 6JR

6    Cordiant Property Holdings          2263916                      121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

7    ICM International Limited           1802173                      121-141 Westbourne Terrace
                                                                      London W2 6JR

8    Swot Plus Limited                   1929347                      121-141 Westbourne Terrace
                                                                      London W2 6JR

9    The Decision Shop Limited           615225                       121-141 Westbourne Terrace
                                                                      London W2 6JR

10   XMSS Limited                        2463385                      121-141 Westbourne Terrace
                                                                      London W2 6JR

                                   Schedule 2

                                   Guarantors

PART A - ORIGINAL GUARANTORS
----------------------------

          Name of Guarantor              Registered Number            Registered office/address
                                              (if any)
1    Cordiant Communications             1320869                      121-141 Westbourne Terrace
     Group plc                                                        London W2 6JR

2    Bates Europe Limited                689584                       121-141 Westbourne Terrace
                                                                      London W2 6JR

3    Bates UK Limited                    913184                       121-141 Westbourne Terrace
                                                                      London W2 6JR

4    Atlas Advertising Limited           964286                       121-141 Westbourne Terrace
                                                                      London W2 6JR

5    The Decision Shop Limited           615225                       121-141 Westbourne Terrace
                                                                      London W2 6JR

6    ICM International Limited           1802173                      121-141 Westbourne Terrace
                                                                      London W2 6JR

7    Cordiant US Holdings Inc.           13-3965951                   Corporation Trust Centre
                                                                      1209 Orange Street
                                                                      Wilmington
                                                                      Delaware

8    Bates Advertising USA Inc.          132993871                    Gould & Wilkie LLP
                                                                      One Chase Manhattan
                                                                      Plaza, 58th Floor
                                                                      New York
                                                                      NY 10018

9    Bates Churchill Public              76-0234801                   CT Corporation System
     Relations, Inc.                                                  811 Dallas Avenue
                                                                      Houston
                                                                      Texas 77002

10   Bates Churchill Advertising         76-0542479                   CT Corporation System
     Inc.                                                             811 Dallas Avenue
                                                                      Houston
                                                                      Texas 77002

11   Bates Worldwide                     51 0306788                   Corporation Trust Center
     (Delaware), Inc.                                                 1209 Orange Street
                                                                      Wilmington
                                                                      Delaware

                                       8

          Name of Guarantor              Registered Number            Registered office/address
                                             (if any)

12   CCG.XM Inc                          13-4107916                   Corporation Trust Center
                                                                      1209 Orange Street
                                                                      Wilmington
                                                                      Delaware

13   Healthworld Corporation Inc         13-3922288                   Corporation Trust Center
                                                                      1209 Orange Street
                                                                      Wilmington
                                                                      Delaware

14   Bates Healthworld Inc               13-3343927                   c/o Michael J Kopcszk
                                                                      CCG Worldwide, Inc.
                                                                      New York
                                                                      NY 10018

15   Falk Healthworld Inc.               51-0316417                   Corporation Trust Center
                                                                      1209 Orange Street
                                                                      Wilmington
                                                                      Delaware

16   Lighthouse Global Network           36-4247757                   Corporation Trust Center
     Inc.                                                             1209 Orange Street
                                                                      Wilmington
                                                                      Delaware

17   Fitch Inc.                          31-4445408                   Ct Corporation System
                                                                      17 S. High Street
                                                                      Columbus
                                                                      OH 43215

18   Morgen Walke Associates             13 312 8710                  c/o Michael J Kopcszk
     Inc.                                                             CCG Worldwide, Inc.
                                                                      498 7th Avenue
                                                                      New York
                                                                      NY 10018

19   Bates Deutschland Holdings          HRB 8608                     Hanauer Landstrasse
     GmbH                                                             287-289
                                                                      60314 Frankfurt am Main
                                                                      Germany

20   Cordiant Communications             ACN: 003                     Level 15, 35 Clarence Street
     Group Australia Pty. Limited        203 450                      Sydney
                                                                      NSW 2000
                                                                      Australia

                                            9

PART B - OVERDRAFT GUARANTORS
-----------------------------

          Name of Overdraft             Registered Number            Registered office/address
             Guarantor                      (if any)

1    Atlas Advertising Limited           964286                       121-141 Westbourne Terrace
                                                                      London W2 6JR

2    Bates Overseas Holdings             2217108                      121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

3    Bates UK Limited                    913184                       121-141 Westbourne Terrace
                                                                      London W2 6JR

4    Cordiant Communications             1320869                      121-141 Westbourne Terrace
     Group plc                                                        London W2 6JR

5    Cordiant Group Limited              63031                        121-141 Westbourne Terrace
                                                                      London W2 6JR

6    Cordiant Property Holdings          2263916                      121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

7    ICM International Limited           1802173                      121-141 Westbourne Terrace
                                                                      London W2 6JR

8    Swot Plus Limited                   1929347                      121-141 Westbourne Terrace
                                                                      London W2 6JR

9    The Decision Shop Limited           615225                       121-141 Westbourne Terrace
                                                                      London W2 6JR

10   XMSS Limited                        2463385                      121-141 Westbourne Terrace
                                                                      London W2 6JR

11   Healthworld Holdings                3458882                      121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

12   Milton Marketing Group              3113109                      121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

13   Fitch Design Consultants            670130                       121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

14   Financial Dynamics Limited          1656428                      121-141 Westbourne Terrace
                                                                      London W2 6JR

                                       10


          Name of Overdraft               Registered Number           Registered office/address
             Guarantor                         (if any)
15   Connect Six Limited                     2191533                  121-141 Westbourne Terrace
                                                                      London W2 6JR

16   Connect Five Limited                    1928295                  121-141 Westbourne Terrace
                                                                      London W2 6JR

17   Clarion Communications                  2517824                  121-141 Westbourne Terrace
     (P.R.) Limited                                                   London W2 6JR

18   Corporate and Financial                 2693509                  121-141 Westbourne Terrace
     Design Limited                                                   London W2 6JR

19   Headcount Worldwide Field               1425412                  121-141 Westbourne Terrace
     Marketing Limited                                                London W2 6JR

20   Colwood Healthworld                     2213846                  121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

21   Bates Healthworld Limited               3961667                  121-141 Westbourne Terrace
                                                                      London W2 6JR

22   Milton Marketing Limited                1385429                  121-141 Westbourne Terrace
                                                                      London W2 6JR

23   Financial Dynamics Holdings             3345319                  121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

24   Lighthouse Holdings (UK)                3719632                  121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

25   PSD Associates Limited                  2431038                  121-141 Westbourne Terrace
                                                                      London W2 6JR

26   Scholz & Friends London                 3398022                  121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

27   N.A.S.A.2.0 London Limited             3942853                   121-141 Westbourne Terrace
                                                                      London W2 6JR

28   CCG.XM                                 4023322                   121-141 Westbourne Terrace
                                                                      London W2 6JR

                                       11

          Name of Overdraft               Registered Number           Registered office/address
             Guarantor                         (if any)
29   CCG.XM Holdings Limited                 3961670                  121-141 Westbourne Terrace
                                                                      London W2 6JR

30   Bamber Forsyth Limited                  2097924                  121-141 Westbourne Terrace
                                                                      London W2 6JR

31   Bulletin International Limited          2581681                  121-141 Westbourne Terrace
                                                                      London W2 6JR

32   Bulletin International UK               3778367                  121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

33   PCI Live Design Limited                 3053382                  121-141 Westbourne Terrace
                                                                      London W2 6JR

34   Ultimate Events Limited                 3730309                  121-141 Westbourne Terrace
                                                                      London W2 6JR

35   Business Communications                 4048310                  121-141 Westbourne Terrace
     International Group Limited                                      London W2 6JR

36   Fitch Worldwide Limited                 4135498                  121-141 Westbourne Terrace
                                                                      London W2 6JR

                                   Schedule 3

                         Additional Overdraft Borrowers

          Name of Additional                 Registered Number        Registered office/address
          Overdraft Borrower                     (if any)
1    Healthworld Holdings                         3458882             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

2    Milton Marketing Group                       3113109             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

3    Headcount Worldwide Field                    1425412             121-141 Westbourne Terrace
     Marketing Limited                                                London W2 6JR

4    Colwood Healthwood                           2213846             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

5    Bates Healthworld Limited                    3961667             121-141 Westbourne Terrace
                                                                      London W2 6JR

6    Bates Europe Limited                         689584              121-141 Westbourne Terrace
                                                                      London W2 6JR

7    Milton Marketing Limited                     1385429             121-141 Westbourne Terrace
                                                                      London W2 6JR

8    Financial Dynamics Holdings                  3345319             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

9    Lighthouse Holdings (UK)                     3719632             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

10   Fitch Design Consultants                     670130              121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

11   Financial Dynamics Limited                   1656428             121-141 Westbourne Terrace
                                                                      London W2 6JR

12   Connect Six Limited                          2191533             121-141 Westbourne Terrace
                                                                      London W2 6JR

13   Connect Five Limited                         1928295             121-141 Westbourne Terrace
                                                                      London W2 6JR
                                       13

          Name of Additional                 Registered Number        Registered office/address
          Overdraft Borrower                     (if any)
14   Clarion Communications PR                    2517824             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

15   PSD Associates Limited                       2431038             121-141 Westbourne Terrace
                                                                      London W2 6JR

16   Scholz & Friends London                      3398022             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

17   N.A.S.A.2.0 London Limited                   3942853             121-141 Westbourne Terrace
                                                                      London W2 6JR

18   CCG.XM                                       4023322             121-141 Westbourne Terrace
                                                                      London W2 6JR

19   CCG.XM Holdings Limited                      3961670             121-141 Westbourne Terrace
                                                                      London W2 6JR

20   Bamber Forsyth Limited                       2097924             121-141 Westbourne Terrace
                                                                      London W2 6JR

21   Corporate and Financial                      2693509             121-141 Westbourne Terrace
     Design Limited                                                   London W2 6JR

22   Bulletin International Limited               2581681             121-141 Westbourne Terrace
                                                                      London W2 6JR

23   Bulletin International (UK)                  3778367             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

24   PCI Live Design Limited                      3053382             121-141 Westbourne Terrace
                                                                      London W2 6JR

25   Business Communications                      4048310             121-141 Westbourne Terrace
     International Group Limited                                      London W2 6JR

26   Fitch Worldwide Limited                      4135498             121-141 Westbourne Terrace
                                                                      London W2 6JR

27   Cordiant (US) Holdings                       4242432             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR


                                       14

          Name of Additional                 Registered Number        Registered office/address
          Overdraft Borrower                     (if any)
28   Fitch International Limited                  2699605             121-141 Westbourne Terrace
                                                                      London W2 6JR

29   Fitch Limited                                1388429             121-141 Westbourne Terrace
                                                                      London W2 6JR

30   Healthworld UK Holdings                      3961678             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

31   Garrott Dorland Crawford                     1012296             121-141 Westbourne Terrace
     Holdings Limited                                                 London W2 6JR

32   Deckchair Studios Limited                    644752              121-141 Westbourne Terrace
                                                                      London W2 6JR

33   Ted Bates Holdings Limited                   553986              121-141 Westbourne Terrace
                                                                      London W2 6JR

34   C&FD (Holdings Limited)                      3560931             121-141 Westbourne Terrace
                                                                      London W2 6JR

35   Cordiant Overseas Holdings                   4135469             121-141 Westbourne Terrace
     Limited                                                          London W2 6JR

36   Propose Two Limited                          3649589             121-141 Westbourne Terrace
                                                                      London W2 6JR

37   Secure Two Limited                           3646997             121-141 Westbourne Terrace
                                                                      London W2 6JR

38   Connect One Limited                          1929925             121-141 Westbourne Terrace
                                                                      London W2 6JR

39   Sonic Sun Limited                            4350720             121-141 Westbourne Terrace
                                                                      London W2 6JR

40   CCG.XM (UK) Limited                          3942085             121-141 Westbourne Terrace
                                                                      London W2 6JR

                                       15

                                   Schedule 4

                                      Banks

     Name of Bank                                         Address

1    HSBC Bank plc                                Media/Telecoms Group
                                                  27-32 Poultry
                                                  London EC2P 2BX

2    The Bank of New York                         Level 48
                                                  One Canada Square
                                                  London E14 5AL

3    ABN AMRO Bank N.V., London Branch            250 Bishopsgate
                                                  London EC2M 4AA

4    Allied Irish Banks, plc                      Corporate Banking Britain
                                                  St Helen's
                                                  1 Undershafl
                                                  London EC3A 8AB

5    Bank of Scotland                             38 Threadneedle Street
                                                  London EC2P 2EH

6    Banque Worms                                 Tour Voltaire
                                                  1 Place des Degres
                                                  F--92059 Paris La Defense
                                                  FRANCE

7    Citibank, N.A.                               Media & Communications Group
                                                  388 Greenwich Street Street
                                                  21st Floor
                                                  New York 10013
                                                  UNITED STATES OF AMERICA

8    Fleet National Bank                          39 Victoria Street
                                                  Westminster
                                                  London SW1H OED

9    Mizuho Corporate Bank, Ltd                   River Plate House
                                                  7-11 Finsbury Circus
                                                  London EC2M 7DH

10   Lloyds TSB Bank plc                          Credit Services
                                                  4th Floor
                                                  11-15 Monument Street
                                                  London EC3R 8LR

11   The Royal Bank of Scotland plc               Corporate and Institutional
                                                  Banking
                                                  135 Bishopsgate
                                                  London EC2M 3UR

12   Scotiabank Europe plc                        Scotia House
                                                  33 Finsbury Square
                                                  London EC2A 1BB

13   Westdeutsche Landesbank Girozentrale         Woolgate Exchange
                                                  25 Basinghall Street
                                                  London EC2V 5HA

                                   Schedule 5

  Documents and evidence required as conditions precedent to the Restructuring

                                      Date

1         Corporate

1.1 A certificate from each Obligor incorporated in England and Wales substantially in the form of annexure A to this Schedule 5, together with all the documents referred to therein.

1.2 A certificate from each Obligor incorporated in the US substantially in the form of annexure B to this Schedule 5, together with all the documents referred to therein.

1.3 A certificate from each Obligor incorporated in Germany substantially in the form of annexure C to this Schedule 5, together with all the documents referred to therein.

1.4 A certificate from each Obligor incorporated in the Netherlands substantially in the form of annexure D to this Schedule 5, together with all the documents referred to therein.

1.5       A   certificate   from  each   Obligor   incorporated   in   Australia
          substantially in the form of annexure E to this Schedule 5, together with all the documents referred to therein.

2         Credit Documents

2.1       This Deed, duly executed by all parties to it.

2.2 A copy, certified as a true copy by an Authorised Officer of the Parent, of an agreement amending the Note Purchase Agreement in accordance with the Noteholders' term sheet attached to the Agreement in Principle together with confirmation that all conditions to such amendments becoming effective (other than in respect of the amendment of the Principal Agreement in accordance with the terms of this Deed) have been satisfied.

3         Security Documents

3.1       The Security Memorandum, duly executed.

3.2 All Security Documents and other documents required in accordance with the Security Memorandum in each case in accordance with the basis set out in the Security Memorandum.

3.3       The lntercreditor Agreement, duly executed by all the parties thereto.

3.4 The Common Security Trust Deed, duly executed by all the parties thereto.

3.5 The Pledge Agreement to be executed by Cordiant Communications Group plc, Cordiant Holdings GmbH, Bates Deutschland Holding GmbH and Bates Germany Werbeagentur GmbH over the shares in the relevant German Subsidiaries.

3.6 The Abstract Acknowledgement of Indebtedness to be executed by Cordiant Communications Group plc.

3.7 Notices to banks of an account charge in the form of Schedule 5 to the Composite Guarantee and Debenture to be entered into by Obligors incorporated in the UK in favour of the Common Security Trustee on or about the date of the Restructuring Deed as required by the Security Memorandum.

4         Opinions

4.1 An opinion of Norton Rose dated not more than 5 Banking Days prior to the Restructuring Date.

4.2 Local law legal opinions from legal advisers to the Agent, the Banks and the Common Security Trustee in each jurisdiction in which an Obligor is incorporated in respect of the Bank Finance Documents.

4.3 US law legal opinions from White & Case, legal advisers to the Parent, in respect of the Obligors incorporated in the US states of New York, Delaware and California.

4.4 US law legal opinions from legal advisers to the Agent, the Banks and the Common Security Trustee in respect of the Obligors incorporated in the US states of New Hampshire, Ohio, Texas and Washington.

4.5 An opinion of Freehill, Hollingdale & Page, Australian law legal advisers to the Parent, in respect of stamp duty payable on the Australian share pledges listed in paragraph 3.10 of The Security Memorandum.

5         Financial

5.1 The Accountants' Report addressed (among others) to the Bank Finance Parties and the Parent including confirmation that the Bank Finance Parties and the Parent may rely thereon.

5.2 A report from PricewaterhouseCoopers addressed (among others) to the Finance Parties including confirmation that the Finance Parties may rely thereon.

5.3 A letter from the Auditors confirming that they continue to be appointed as the auditors of the Parent, and confirming that they will provide the Auditors Report in accordance with the Principal Agreement as amended and restated in Schedule 6 to this Deed.

5.4       The Hedging Strategy Letter, duly executed.

5.5 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent, of the Group Structure Charts.

5.6 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent of the Financial Model.

5.7 Copies, certified as true, complete and up-to-date copies by an Authorised Officer of the Parent, of the unaudited financial statements of the Group for the Financial Year ended 31 December 2001.

5.8 Copies, certified as true, complete and up-to-date copies by an Authorised Officer of the Parent of the quarterly management accounts of the Group for the quarter ended 31 December 2001, and the monthly management accounts for the month ended 28 February 2002, (and which shall be deemed to have been delivered pursuant to clauses 12.1.6(b) and (c) of the Principal Agreement as amended and restated in Schedule 6 to this Deed).

6         Transaction Costs

6.1 The co-ordination, agency and transaction fee letter, the banks restructuring fee letter, the swingline bank fee letter and the common security trustee fee letter referred to in clause 7.1, together with payment of any fees referred to therein which are payable on or before the Restructuring Date.

6.2 Receipt by the Agent of the other fees, expenses and Taxes payable by the Parent in accordance with clause 7.

7         Miscellaneous

7.1       Either:

7.1.1 a copy, certified as a true copy by an Authorised Officer of the Parent of all consents, authorisations, licences and approvals required by the Parent and each Obligor to authorise, or required by the Parent and each Obligor in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Bank Finance Documents and the performance by the Parent and each Borrower of its respective obligations under the Bank Finance Documents, or

7.1.2 a certificate signed by an Authorised Officer of the Parent that no such consent, authonsation, licence or approval referred to in paragraph 7.1.1 above is required by the Parent or any Obligor.

7.2 A certificate from an Authorised Officer of the Parent confirming that utilisation in full of the Facilities (as amended pursuant to this Deed) would not render the Parent or any Borrower in breach of any restriction on borrowings applicable to the Parent or any Borrower in its respective constitutional documents or elsewhere.

7.3       Evidence of the repayment of the Korean debenture stock.

7.4 Evidence that the Zenith SPV has acceded to the Zenith Joint Venture Agreement and that all of the Group's right, interest and title to shares in Zenith have been transferred to the Zenith SPV.

7.5 A certificate of an Authorised Officer of the Parent confirming that, immediately following the Restructuring Date, the Group will have no Encumbrances other than Permitted Encumbrances (including, without limitation, duly certified copies of any release documentation in respect of any such Encumbrances that are not Permitted Encumbrances).

7.6 A certificate of an Authorised Officer of the Parent confirming that, immediately following the Restructuring Date, the Group will have no Borrowed Money other than as permitted by the Principal Agreement as amended and restated in Schedule 6 to this Deed.

7.7 A certificate of a director of each Additional Overdraft Borrower confirming that utilisation by it of the Overdraft Facility in full would not cause any borrowing limit binding on it to be exceeded.

7.8 Evidence that each Additional Overdraft Borrower has acceded to the Unlimited Multi-lateral Guarantee dated 14 December 2001 in favour of the Overdraft Bank.

7.9 A copy of the Drawdown Notice containing an irrevocable payment instruction to the Agent under the terms of Principal Agreement as amended and restated in Schedule 6 to this Deed to repay all amounts outstanding under the Loan Agreement dated 4 April 2002 between the Parent, the Arrangers, the Agent, the Banks and the Security Trustee for a (pound)20,000,000 bridge loan facility.

                                   Annexure A

                      DIRECTOR'S CERTIFICATE FOR COMPANIES
                        INCORPORATED IN ENGLAND AND WALES

I, [o], being a director of [o], a private company with limited liability incorporated and existing under the laws of England and Wales (the "Company") refer to:

1 the restructuring deed dated on or about the date of this certificate between, amongst others, Cordiant Communications Group plc as Parent (1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 1 thereto as Borrowers (2), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Original Guarantors
     (3). the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Overdraft Guarantors (4), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 3 thereto as Additional Overdraft Borrowers (5) The Bank of New York and HSBC Investment Bank plc as Arrangers (6), the banks and financial institutions whose respective names and addresses are set out in schedule 3 thereto as Banks
     (7), HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (8), The Bank of New York as Swingline Bank (9) and HSBC Bank plc as Overdraft Bank (10) (the "Restructuring Deed"),

2 an amended and re-stated note purchase agreement amending certain note purchase agreements dated as of 5 April 2001 made between the Cordiant
     Finance, Inc. (the "Issuer"), the Parent as Parent Guarantor and the purchasers identified therein, pursuant to which the Issuer issued and sold $175,000,000 in aggregate principle amount of its 7.61% Guaranteed Senior Notes due 2011 (as defined therein the "Notes") and currently being held by the holders of the Notes (the "Amended Note Purchase Agreement"); and

3 an intercreditor agreement (the "lntercreditor Agreement") entered into, between, among others, the Company and the Beneficiaries (as defined therein).

AND HEREBY CERTIFY:

1.   Constitutional Documents

     The constitutional documents of the Company, which were attached to the director's certificates dated 2 April 2002 in connection with the Bridge Facility Agreement between, amongst others, Cordiant Communications Group plc, The Bank of New York and HSBC Investment Bank plc, dated 4 April 2002, shall be deemed to be attached hereto as true, complete and up to date copies of such documents, and there are no other constitutional documents of the Company. [Note: except for CCG.XM (UK) Limited which must attach its constitutional documents as annexure "A" and realphabetise the other annexures accordingly.]

2.   Corporate Resolutions

     The documents annexed to this certificate as annexure "A" are true copies of the minutes of a meeting of the board of directors of the Company duly convened and held on 2002. The resolutions set out therein were duly passed, are binding and have not been amended or revoked. The adoption of such resolutions, the entry into the Documents (as defined in the board resolutions referred to above) and the consummation of the transactions contemplated thereby are for the purposes of the corporate benefit of the Company. No borrowing limits or other restrictions (or lack of power) in relation to the giving of guarantees or security or otherwise of the Company will be exceeded as a result of the Company entering into, or borrowing moneys under any Finance Document (as defined in the lntercreditor Agreement), or giving the guarantees and security thereunder or incurring or performing the obligations expressed to be assumed by it thereunder.

3.   Company Status

     No administration order has been made in respect of the Company, no order has been made or resolution passed for winding up the Company, no petition has been presented for an administration order in respect of the Company, and no administration receiver, receiver, or receiver and manager has been appointed in respect of the Company.

4.   Authorised Signatories

     Set out below are true signatures of those persons authorised by the resolutions of the board of directors of the Company referred to in paragraph 2 above to sign any of the Documents and to execute all such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the Documents and otherwise in relation to or ancillary to the same.

     [              ]
     [              ]

SIGNED [o]


----------------------
Director

                                   Annexure B

                            CERTIFICATE OF SECRETARY
                               OF [US SUBSIDIARY]

I, [o], being the Secretary] [Assistant Secretary] of [o], a corporation (the "Company") refer to the restructuring deed dated on or about the date of this certificate between, amongst others. Cordiant Communications Group plc as Parent
(1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule I thereto as Borrowers (2), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Original Guarantors (3), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Overdraft Guarantors (4), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 3 thereto as Additional Overdraft Borrowers (5) The Bank of New York and HSBC Investment Bank plc as Arrangers (6), the banks and financial institutions whose respective names and addresses are set out in schedule 3 thereto as Banks (7), HSBC Investment Bank plc as Agent; Security Trustee and Common Security Trustee (8), The Bank of New York as Swingline Bank
(9) and HSBC Bank plc as Overdraft Bank (10) (the "Restructuring Deed"; all capitalized terms not defined herein are used as such terms are defined in the Restructuring Deed),

AND HEREBY CERTIFY:

1.   Organizational Documents

     The documents annexed to this certificate as annexure "A" constitute a true, complete and up to date copy of the certificate or articles of incorporation and bylaws of the Company as in full force and effect on the date hereof. No amendment or other modification affecting the Company's certificate or articles of incorporation have been filed, recorded or executed, and no authorization for the filing, recording or execution of any such amendment or modification is outstanding. No amendment to the bylaws is contemplated and such bylaws continue in force on the date hereof.

2.   Corporate Resolutions

     The documents annexed to this certificate as annexure "B" are true copies of the minutes of a meeting of the board of directors of the Company duly convened and held on [.1 or, as appropriate, an action by the unanimous consents of the directors dated [o]. The resolutions set out therein were duly passed, are binding and have not been amended or revoked. (No borrowing limits or other restrictions (or lack of power) in relation to the giving of guarantees or security or otherwise of the Company will be exceeded as a result of the Company entering into the [Documents] (as defined in the minutes referred to above), [or borrowing moneys under any Bank Finance Document (as defined in the Restructuring Deed),] or giving the guarantees and security thereunder or incurring or performing the obligations expressed to be assumed by it thereunder.(1)

3.   Certificate of Good Standing

     The document attached as annexure "C" is a true, correct and complete copy of a Certificate of Good Standing of the Company from the Secretary of State of [State of Organisation]. No event has occurred since the date thereof which has affected the good standing of the Company under the laws of the State of [State of Organisation].

4.   Composition of the board of directors

     Set out below are the names of all of the directors of the Company, duly appointed or elected as such, and there are no other directors of the Company

----------------
1    To  be  inserted   for  those   subsidiaries   that  are  not  signing  the
     Restructuring Deed.

     [Name]                 [Title]
     [Name]                 [Title]

5.   Authorized Signatories

     Set out below are true signatures of those persons authorized (whether signing alone or jointly) by the resolutions of the board of directors of the Company referred to in paragraph 2 above or otherwise to sign the Restructuring Deed and any of the documents relating thereto and to execute all such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the Restructuring Deed and otherwise in relation to or ancillary to the same.

     [              ]

     [              ]

SIGNED [o]

----------------------
Director

                                   Annexure C

                      DIRECTOR'S CERTIFICATE FOR COMPANIES
                             INCORPORATED IN GERMANY

I, [o], being a managing director ("Geschaftsfuhrer"') of [o], a private company with limited liability incorporated and existing under the laws of Germany (the "Company") refer to the restructuring deed dated on or about the date of this certificate between, amongst others, Cordiant Communications Group plc as Parent
(1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule I thereto as Borrowers (2), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Original Guarantors (3), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Overdraft Guarantors (4). the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 3 thereto as Additional Overdraft Borrowers (5) The Bank of New York and HSBC Investment Bank pie as Arrangers (6), the banks and financial institutions whose respective names and addresses are set out in schedule 3 thereto as Banks (7), HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (8), The Bank of New York as Swingline Bank
(9) and HS8C Bank plc as Overdraft Bank (10) (the "Restructuring Deed"),

AND HEREBY CERTIFY:

1.   Constitutional Documents

     The documents annexed to this certificate as annexure "A" constitute a true, complete and up to date copy of the articles of incorporation ("Gruendungsurkunde") and articles of association ("Gesellschaftsvertrag") of the Company containing all modifications thereto, an up-to-date certified excerpt from the commercial register ("Handelsregisterauszug7) and there are no other constitutional documents (Geschattsordnungen, Beiratsordnungen etc.) of the Company.

2.   Resolutions

     The documents annexed to this certificate as annexure "B" are true copies of the resolutions of a meeting of the shareholder's of the Company dated [o]. The resolution(s) set out therein were duly passed, are binding and have not been amended or revoked. The Company does not act in excess of its internal limits or restrictions when executing the documents mentioned in the resolution (hereinafter "the Documents").

3.   Authorised Signatories

     Set out below are true signatures of those persons who, according to the commercial register (Handelsregister), are authorized (whether signing alone or jointly) to sign any of the (Documents] and to execute all such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the [Documents] and otherwise in relation to or ancillary to the same.

     [              ]
     [              ]

SIGNED [o]

-----------------
Director

                                   Annexure D

                      DIRECTOR'S CERTIFICATE FOR COMPANIES
                         INCORPORATED IN THE NETHERLANDS

I, [o], being a director of [o], a private company with limited liability incorporated and existing under the laws of the Netherlands (the "Company") refer to the restructuring deed dated on or about the date of this certificate between, amongst others, Cordiant Communications Group plc as Parent (1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule I thereto as Borrowers (2), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Original Guarantors (3), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Overdraft Guarantors (4). the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 3 thereto as Additional Overdraft Borrowers (5) The Bank of New York and HSBC Investment Bank plc as Arrangers (6), the banks and financial institutions whose respective names and addresses are set out in schedule 3 thereto as Banks (7). HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (8), The Bank of New York as Swingline Bank (9) and HSBC Bank pie as Overdraft Bank (10) (the "Restructuring Deed"),

AND HEREBY CERTIFY:

1.   Constitutional Documents

     The documents annexed to this certificate as annexure "A" constitute a true and up to date copy of the current articles of association of the Company containing all modifications thereto and there are no bylaws (directiereglement), resolutions of the general meeting of shareholders, or any other corporate body, which contain rules or regulations with a view to the management or the organization of the Company, or any other constitutional documents of the Company.

2.   Corporate Resolutions

     The documents annexed to this certificate as annexure `B" are true copies of the written resolutions of (i) the board of managing directors of the Company and (ii) the general meeting of shareholders of the Company. The resolutions set out therein were duly passed, are binding and have not been amended or revoked. The adoption of such resolutions, the entry into the Documents (as defined in the board resolutions referred to above) and the consummation of the transactions contemplated thereby are for the purposes of the corporate benefit of the Company and do not transgress the purpose of the Company. No restrictions (or lack of power) in relation to the giving of guarantees or security or otherwise of the Company will be exceeded as a result of the Company entering into the Documents, giving the guarantees and security thereunder or incurring or performing the obligations expressed to be assumed by it thereunder.

3.   Authorised Signatories

     Set out below are true signatures of those persons authorized by the resolutions of the board of managing directors of the Company referred to in paragraph 2 above to sign any of the Documents, and to execute alt such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the Documents and otherwise in relation to or ancillary to the same.

     [              ]
     [              ]


SIGNED [o]

-----------------
Director

                                   Annexure E

                      DIRECTOR'S CERTIFICATE FOR COMPANIES
                            INCORPORATED IN AUSTRALIA

I, [o], being a director of [o], a private company with limited liability incorporated and existing under the laws of Australia (the "Company") refer to the restructuring deed dated on or about the date of this certificate between, amongst others. Cordiant Communications Group plc as Parent (1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule I thereto as Borrowers (2), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Original Guarantors (3), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Overdraft Guarantors (4), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 3 thereto as Additional Overdraft Borrowers (5) The Bank of New York and HSBC Investment Bank plc as Arrangers (6), the banks and financial institutions whose respective names and addresses are set out in schedule 3 thereto as Banks (7), HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (8). The Bank of New York as Swingline Bank (9) and HSBC Bank plc as Overdraft Bank (10) (the "Restructuring Deed"),

AND HEREBY CERTIFY:

1.   Constitutional Documents

     The documents annexed to this certificate as annexure "A" constitute a true and up to date copy of the certificate of incorporation, each certificate of change of name of the Company, and the constitution of the Company containing all modifications thereto and there are no other constitutional documents of the Company.

2.   Corporate Resolutions

     The documents annexed to this certificate as annexure "B" are certified extracts of the minutes of a meeting of the board of directors of the Company duly convened and held on [o]. The resolutions set out therein were duly passed, are binding and have not been amended or revoked. The adoption of such resolutions, the entry into the [Documents] (as defined in the board resolutions referred to above) and the consummation of the transactions contemplated thereby are for the purposes of the corporate benefit of the Company. No borrowing limits or other restrictions (or lack of power) in relation to the giving of guarantees or security or otherwise of the Company will be exceeded as a result of the Company entering into the Documents, or giving the guarantees and security thereunder or incurring or performing the obligations expressed to be assumed by it thereunder.

3.   Authorised Signatories

     Set out below are true signatures of those persons authorized by the resolutions of the board of directors of the Company referred to in paragraph 2 above to sign any of the (Documents] and to execute all such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the [Documents] and otherwise in relation to or ancillary to the same.

     [              ]

     [              ]

4.   Solvency

     The Company is solvent. The Company is not prevented by Chapter 2E, Chapter 2J or any other provision of the Corporations Act 2001 (Cth) from entering into and performing any of the [Documents] or giving the guarantees or securities thereunder.

SIGNED [o]

--------------------
Director

                                   Schedule 6

                     The Amended and Restated Loan Agreement



                                 (See next page]

                                 LOAN AGREEMENT
                                       For
                    Facilities of up to(pound)155,871,146.52


                                       to
                       CORDIANT COMMUNICATIONS GROUP PLC
                                   and others


                                   Arranged by
                              THE BANK OF NEW YORK
                                       And
                            HSBC INVESTMENT BANK PLC


                                      Agent
                            HSBC INVESTMENT BANK PLC



                                   Norton Rose

                                    Contents

Clause                                                                      Page

1   Purpose and definitions...................................................1
2   The Facilities...........................................................23
3   Conditions...............................................................24
4   The Facilities; Currencies...............................................25
5   Interest; alternative interest rates.....................................28
6   The Overdraft Facility and the Swingline Facility........................30
7   Indemnity of Overdraft Bank and Swingline Bank...........................34
8   Repayment, prepayment and cancellation...................................36
9   Fees and expenses........................................................40
10  Payments and Taxes; accounts and calculations............................43
11  Representations and warranties...........................................48
12  Undertakings.............................................................52
13  Financial Covenants......................................................66
14  Events of Default........................................................68
15  Indemnities..............................................................72
16  Unlawfulness and increased costs; mitigation.............................73
17  Set-off and pro rata payments............................................76
18  Assignment, substitution, lending offices, Additional Borrowers and Affiliates of Banks..................................................77
19  Arranger, Agent, Security Trustee, Common Security Trustee and
    Reference Banks..........................................................81
20  Notices and other matters................................................87
21  Governing law and jurisdiction...........................................89

Schedule 1...................................................................90

    Part A - Original Borrowers..............................................90

Schedule 2 The Banks and their Commitments...................................97

Schedule 3 Part A - Form of Drawdown Notice..................................99

Schedule 4..................................................................102

     Part A - Documents and evidence required as conditions
     precedent to the delivery of the first Drawdown Notice
     in respect of the Facilities...........................................102

     Part B - To be delivered prior to the delivery of the
     first Drawdown Notice in respect of an Advance to be
     used to refinance the Existing Lighthouse Facilities
     or to pay costs and expenses incurred in connection
     with the Lighthouse Acquisition........................................103

     Part C - Documents and evidence to be delivered by
     each additional Guarantor..............................................104

     Part D - Documents and evidence to be delivered by an
     Additional Borrower or Additional Overdraft Borrower...................105

     Part E - Form of Director's Certificate regarding
     financial assistance...................................................107

Schedule 5 Calculation of Additional Cost...................................108

Schedule 6 Form of Substitution Certificate Part A (single
 transfers).................................................................111

Schedule 7 Permitted Encumbrances...........................................119

Schedule 8..................................................................120

    Part A Borrower Accession Agreement.....................................120

Schedule 9 Permitted Guarantees.............................................124

Schedule 10 Borrower's Compliance Certificate...............................127

Schedule 11 Form of Guarantee to be given by new Guarantors.................128

Schedule 12 Permitted Acquisitions..........................................129

Schedule 13 Preference shares issued by (or to be issued)
by Lighthouse and its Subsidiaries as deferred consideration................131

Schedule 14 Non-Bank Cash Pooling Arrangements..............................133

THIS AGREEMENT is dated 4 July 2000 (as amended and restated pursuant to a restructuring deed dated 19 April 2002 and made BETWEEN:

(1)  CORDIANT COMMUNICATIONS GROUP PLC as the Parent;

(2) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in part A of Schedule 1 as Original Borrowers and the companies whose names, registered numbers (if any) and registered offices are set out in part C of Schedule I as Original Overdraft Borrowers;

(3)  THE BANK OF NEW YORK and HSBC INVESTMENT BANK PLC as Arrangers;

(4) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in Schedule 2;

(5) HSBC INVESTMENT BANK PLC as Agent, Security Trustee and Common Security Trustee;

(6)  THE BANK OF NEW YORK as Swingline Bank; and

(7)  HSBC BANK PLC as Overdraft Bank.

IT IS AGREED as follows:

1         Purpose and definitions

1.1       Purpose

          This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers a revolving credit facility of up to (pound)155,871,146.52 or its equivalent in Optional Currencies, the Swingline Bank agrees to make available to the Swingline Borrower a swingline facility (including a letter of credit facility) of up to (pound)12,469,692 and the Overdraft Bank agrees to make available to the Overdraft Borrowers an overdraft facility of up to (pound)6,000,000, subject to an overall limit on all such facilities of (pound)155,871,146.52, to be used to repay the Bridge Loan Agreement and for general corporate purposes.

1.2       Definitions

          In this Agreement, unless the context otherwise requires:

          "Accountant's Report" means the agreed form financial report prepared by KPMG dated 21 January 2002 for the purposes of the Restructuring which is addressed to (among others) the Parent and the Bank Finance Parties;

          "Additional Borrower" means any wholly owned Subsidiary of the Parent which becomes a Borrower in accordance with clause 18.11;

          "Additional Cost" means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with Schedule 5;

          "Additional Overdraft Borrower" means any wholly owned Subsidiary of the Parent which becomes an Overdraft Borrower in accordance with clause 18.11;

          "Advance" means each Revolving Credit Advance and each Swingline Advance;

          "Affiliate" means, in relation to any person, a Subsidiary or a Holding Company of that person and any other Subsidiary of a Holding Company of that person;

          "Agent" means HSBC Investment Bank plc or such other person as may be appointed agent for the Banks pursuant to clause 19.13;

          "Agreement in Principle" means the agreement dated 28 March 2002 made between the Parent, the Arrangers, the Agent, the Security Trustee, the Banks, the Swingline Bank, the Overdraft Bank, Cordiant Finance Inc. as Issuer of the Notes and the Noteholders for the purpose (inter alia) of agreeing the principle terms of the Restructuring;

          "Amended and Restated Note Purchase Agreement" means the note purchase agreements dated as of 5 April 2001 for $175,000,000 Guaranteed Senior Notes due 2011 issued by the Parent (as parent guarantor) and Cordiant Finance Inc. (as issuer) each as amended and restated into a single agreement on or about the Restructuring Date;

          "Annual Budget" means in respect of each Financial Year of the Group, a budget for such Financial Year (broken down on a monthly basis) the form (but riot the content) of which is in the agreed form each as updated on a quarterly basis during each relevant Financial Year as set out in clause 12.1.6(f);

          "Appropriate Accounting Principles" means (a) the generally accepted accounting principles, standards, practices and bases in the United Kingdom as adopted in the Group's audited consolidated financial statements for the Financial Year ended on 31 December 1998 and in the Financial Model or (b) where any change in (a) has been agreed under clause 12.2.14, such accounting principles, standards, practices and bases as have been so agreed;

          "Arranger" means each of The Bank of New York of One Canada Square, London E14 SAL and HSBC investment Bank plc of Thames Exchange, 10 Queen Street Place, London, EC4R 1BL and their respective successors in title;

          "Associated  Person" means, in relation to any person, a person who is
          (i) acting in concert (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a connected person (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person;

          "Audited Financial Statements" means the audited financial statements of the Group delivered, or as the case may be, to be delivered to the Agent pursuant to clause 12.1.6(a) and the related reconciliation (if any) delivered pursuant to clause 12.2.14 in respect of such financial statements;

          "Auditors" means KPMG Audit Plc or such other auditing firm of international standing as may be approved by the board of directors of the Parent (after prior consultation with the Agent) and which has agreed to provide the Auditor's Reports;

          "Auditors Report" means, in respect of any Financial Year, the report from the Auditors delivered, or as the case may be, to be delivered under clause 12.1.6(e);

          "Authorised Officer" means that officer or officers of the Parent or the Swingline Borrower authorised to sign Drawdown Notices, IJC Applications and any other notices, requests or confirmations referred to in this Agreement or relating to the facilities granted pursuant to this Agreement;

          "Availability Period" means, in respect of a Facility, the period from the date of this Agreement and ending on 8 November 2004 or on such earlier date (if any) on which the Commitments in respect of that Facility are all reduced to zero under or pursuant to this Agreement;

          "Bank Finance Documents" means the Credit Documents, the Security Documents and any other documents which the Agent and the Parent agree shall be Bank Finance Documents;

          "Bank Finance Parties" means the Agent, the Arrangers, the Banks, the Swingline Bank, the Overdraft Bank, the Security Trustee and the Common Security Trustee;

          "Banking Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York City, and:

          (a) in relation to any date for payment or purchase of euro, which is also a TARGET Day; and

          (b) in relation to any date for payment or purchase of an Optional Currency other than euro, the principal financial centre in the jurisdiction of the Optional Currency concerned;

          "Banks" means the banks and financial institutions listed in Schedule 2 and includes their successors in title and Substitutes;

          "Bid Bond" means a bid, performance or advance payment bond or guarantee issued by a financial institution to a client or prospective client of a member of the Group in connection with a contract for which that member of the Group is bidding or which has been awarded to that member of the Group;

          "Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, (iii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, (iv) acceptance or documentary credit facilities, (v) receivables sold or discounted (otherwise than on a non-recourse basis), (vi) deferred payments for assets or services acquired where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired (excluding credit granted in the ordinary course of trading for a period not exceeding 120 days (or in the case of Greece, Spain and Italy, not exceeding 180 days) and deferred consideration payments in respect of acquisitions or investments permitted in accordance with clause 12.2.6 and the deferred consideration obligations set out in Schedule 13), (vii) the capital element of Finance Leases and hire purchase contracts, (viii) (except for the purposes of the definition of "Consolidated Gross Borrowings" and clause 14.1.5) Derivatives Contracts, (ix) any preference or other shares which are mandatorily redeemable or redeemable at the option of the holder Thereof (other than the preference shares listed in Schedule 13), (x) any other transaction (including without limitation forward sale or purchase agreements where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired) having the commercial effect of a borrowing or raising of money or of any of (ii) to (ix) above and (x) guarantees in respect of Indebtedness of any person falling within any of (i) to (x) above.

          "Borrowers" means the Parent, the Original  Borrowers,  the Additional
          Borrowers   and/or  the  Swingline   Borrower   and/or  the  Overdraft
          Borrowers, as the context requires;

          "Borrower Accession Agreement" means a borrower accession agreement in the form of part A of Schedule 8;

          "Bridge   Loan   Agreement"   means   the   loan   agreement   for   a
          (pound)20,000,000 term loan bridge facility dated 4 April 2002 and made between the Parent, the Arrangers, the Agent, the Security Trustee and the Banks;

          "Capital Expenditure" means any expenditure which should be treated as capital expenditure in the audited consolidated financial statements of the Group in accordance with the Appropriate Accounting Principles;

          "Capitalised Lease Obligations" means, with respect to any person, any rental obligation (including, without limitation, any hire purchase or payment obligation) which, under Appropriate Accounting Principles, would be required to be treated as a Finance Lease or otherwise capitalised on the books of such person, in accordance with such principles;

          "Cash Collateral Account" has the meaning given to it in the Common Security Trust Deed;

          "Cash Pooling Arrangements" means arrangements for the pooling of the balances of any two or more Group members' bank accounts pursuant to which arrangements any such member of the Group grants a guarantee, rights of set-off or any other Encumbrance or transfers cash between the relevant bank accounts pursuant to an intra-Group loan;

          "Code" means the United States Internal Revenue Code of 1986 as amended from time to time, and the regulations promulgated and rulings issued thereunder;

          "Change of Control" occurs where a person (whether alone or together with any Associated Person or Associated Persons) becomes the beneficial owner of shares in the issued share capital of the Parent carrying the right to exercise more than 50% of the votes exercisable at a general meeting of the Parent or more than one half in nominal value of the equity share capital of the Parent;

          "Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for any Indebtedness or liabilities of any Borrower or any other person liable and includes Encumbrances;

          "Commitment" means, in relation to a Bank and in respect of the Revolving Credit Facility, at any relevant time the amount set opposite its name in relation to the Revolving Credit Facility in
          Schedule 2 and/or, in the case of a Substitute, the amount novated in relation to the Revolving Credit Facility as specified in the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Bank's Commitment shall be construed as a reference to that Bank's Commitment immediately prior to such reduction to zero and, in relation to the Swingline Bank and the Overdraft Bank, their obligations to make available the Swingline Facility or the Overdraft Facility respectively;

          "Common Security Trust Deed" means the common security trust deed to be entered into on or about the date of the Restructuring Deed between (inter alia) the Common Security Trustee, the Parent, the Obligors, the Noteholders and the Bank Finance Parties;

          "Common Security Trustee" means HSBC Investment Bank plc and its successors in title in its capacity as security trustee under the Common Security Trust Deed and the lntercreditor Agreement or such other person as is, from time to time, appointed as security trustee pursuant to the Common Security Trust Deed;

          "Compliance Certificate" means a certificate substantially in the form set out in Schedule 10 as to the compliance or otherwise with the Financial Covenants set out in clause 13.1;

          "Consolidated   EBITDA"   means,   in  respect  of  any  period,   the
          consolidated trading profits, but before:

          (a) exceptional items and extraordinary items (each as separately identified in the relevant profit and loss account);

          (b)  profits and losses on disposals of capital assets;

          (c)  amortisation of goodwill and other intangible assets;

          (d)  depreciation and impairment;

          (e) Consolidated Gross Interest Expenditure and interest received or receivable; and

          (f)  Taxes;

          of the Group for such period and after taking into account the applicable share of any profit or loss of any joint venture or other person which is not a Subsidiary of the Parent and after deducting (to the extent otherwise included) profits (or adding back losses) attributable to minority interests in members of the Group and after deducting (to the extent not otherwise deducted) Property Payments;

          "Consolidated Excess Cash Flow" means, in respect of any Financial Year, the Consolidated EBITDA of the Group for such period:

          after the addition of (if not already added):

          (a) cash dividends received from investments in joint ventures and other persons which are not Subsidiaries of the Parent (after Taxes);

          (b) Tax rebates received in cash which the Group is entitled to retain; and

          (c) any other non-cash items expensed in arriving at Consolidated EBITDA,

          after the deduction of (if not already deducted):

          (i)  payments in respect of Capital Expenditure;

         (ii)  payments of cash exceptional and extraordinary items;

        (iii)  Group Taxes paid;

         (iv) any other non-cash items credited in arriving at Consolidated EBITDA,

          (v)  Consolidated Net Interest Expenditure;

         (vi) all cash dividends paid by the Parent and all cash dividends paid in respect of minority interests in other members of the Group;

         (vii) all repayments and prepayments of the Notes and all amounts applied in repayment and cancellation of the Facilities (where crediting cash to a Cash Collateral Account pending such application is deemed to be such an actual prepayment) except for mandatory repayments or prepayments of the Notes and the
               Facilities under, and in accordance with, clause 8.6 to the extent that the proceeds from the relevant transaction which give rise to such repayments or prepayments are excluded in determining Consolidated EBITDA for the period;

        (viii) the principal amount of rental payments of Capitalised Lease Obligations;

          (ix) all   cash   consideration   paid  for   Permitted   Acquisitions
               (including, without limitation, by way of earnouts or deferred consideration); and

          (x) all amounts paid in connection with employee share option schemes,

          and excluding the applicable share of any loss or profit of any joint venture or other person which is not a Subsidiary of the Parent included in arriving at Consolidated EBITDA,

          in each case for, or paid during, such Financial Year and all calculated on a consolidated basis;

          "Consolidated Gross Borrowings" means the aggregate principal or capital amount of all Borrowed Money incurred by the Group (including any fixed or minimum premium payable on final repayment) plus the aggregate principal element of Borrowed Money secured by any Encumbrance over all or any part of the undertaking, property, assets, rights or revenues of any member of the Group except that:

          (a) moneys owing by one member of the Group to another member of the Group shall not be taken into account;

          (b) to avoid double counting, no guarantee of a liability which is already taken into account shall itself be taken into account;

          (c) no liability shall be taken into account more than once in any computation;

          (d) Consolidated Gross Borrowings expressed in or calculated by reference to a currency other than Sterling shall be converted into Sterling by reference to the rate of exchange used by the Parent for the conversion of such currency in accordance with the management policy of converting such amounts on a daily basis or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the Agent may determine or approve;

          (e) the principal amount of Consolidated Gross Borrowings deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement;

          (f) Indebtedness in respect of cash collateralised guarantees issued by a Bank or any of its associates on behalf of the Group to media authorities shall not be taken into account;

          (g) Indebtedness of the Group in respect of the guarantees issued by banks on behalf of the Group to media authorities in Korea and the United Kingdom shall not be taken into account; and

          (h) debit balances at any bank or financial institution under the cash management arrangements of the Group shall be taken into account net of the credit balances of the Group at such bank or financial institution to the extent that such credit balances are subject to contractual set-off against such debit balances (both before and after insolvency) under such cash management arrangements;

          "Consolidated Gross lnterest Expenditure" means, in respect of a period, the aggregate amount (calculated on a consolidated basis) of all continuing, regular or periodic costs, charges and expenses accrued during that period in respect of Consolidated Gross Borrowings, including:

          (a) any acceptance commission paid or payable in respect of any bills of exchange or other negotiable instruments;

          (b) any initial issue discount allowed on the issue of debentures (to the extent relating to that period when amortised over the term of such debentures); and

          (c)  the  interest  component of rentals  under  Finance  Leases,

          but excluding:

          (i) arrangement and other one-off fees (including the fees (and interest thereon) referred to in clauses 9.1.8 and 9.1.9 and the PIK Management Fee (as defined in the Amended and Restated Note Purchase Agreement) in respect of the Notes pursuant to the terms of the Amended and Restated Note Purchase Agreement), to the extent relating to that period when amortised over the term of the relevant Consolidated Gross Borrowings; and

          (ii) amounts discounted for FRS12 or SSAP24 purposes to the extent they are non-cash items;

          "Consolidated Net Interest Expenditure" means, in respect of a period, the Consolidated Gross Interest Expenditure accrued for that period net of credit interest accrued by the Group during such period;

          "Consolidated Net Worth" means, as at the date of any determination thereof, the consolidated total capital and reserves of the Group shown in the latest consolidated balance sheet of the Group as determined in accordance with the Appropriate Accounting Principles and as adjusted by adding back any write off or amortisation of acquisition goodwill and any acquisition goodwill debited to a reserve;

          "Contribution" means, in relation to a Bank, (i) the principal amount of the Revolving Credit Advances owing to such Bank at any relevant time (or, if the context requires, the Sterling Amount of such Revolving Credit Advances) and (ii) the principal amount paid by such Bank under the indemnities contained in clauses 6 and 7 for which it has not been reimbursed at any relevant time by the relevant Borrower;

          "Control Event" means (A) the announcement, by or on behalf of any person Associated Person or Persons, in accordance with Rule 25 of the City Code on Takeovers and Mergers, of a firm intention to make an offer to the holders of the ordinary shares of the Parent or of a proposal for a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control or (B) the making of an offer to the holders of the ordinary shares of the Parent or the proposing of a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control (but, for the avoidance of doubt, "Control Event" shall not include any preliminary approach or negotiations by any person or group of person to or with the Parent in respect of any such offer);

          "Credit Documents" means this Agreement, the Restructuring Deed, the letters entered into from time to time by the Parent setting out the terms of any fees to be paid by the Parent to a Bank Finance Party in connection with the Facilities, the Substitution Certificates, the Borrower Accession Agreements, the Overdraft Borrower Accession Agreements and any other documentation from time to time entered into between the Overdraft Borrowers and the Overdraft Bank relating to the Overdraft Facility;

          "D" means Diamond Ad Ltd;

          "D Acquisition" means the acquisition of D, a company incorporated in the Republic of Korea;

          "D Group" means D and its Subsidiaries as at the date of this Agreement;

          "Dangerous Substance" means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste;

          "Default" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 14.1), constitute an Event of Default;

          "Derivatives Contract" means a contract, agreement or transaction which is:

          (a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

          (b)  any combination of such transactions,

          in each case, whether on-exchange or otherwise;

          "Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars mean funds which are for same day settlement in the New York Clearing House lnterbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of International banking transactions denominated in U.S. dollars);

          "Drawdown Date" means the date, being a Banking Day falling within the Availability Period of the relevant Facility, on which an Advance is or is to be drawn down;

          "Drawdown Notice" means a notice in the form or substantially in the form of part A of Schedule 3, duly completed with particulars of the relevant Advance;

          "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of set-off and includes any agreement to create any of the foregoing;

          "Environment" means all, or any of, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, buildings, surface and sub-surface soil);

          "Environmental Claim" means any claim by any person:

          (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

          (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings;

          "Environmental Contamination" means each of the following and their consequences:

          (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

          (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

          (c) any other pollution of the Environment at or from any site owned, occupied or used by any member of the Group;

          "Environmental Law" means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances and in the case of codes of practice, circulars, guidance notices and the like with which it is customary for persons carrying on a similar business to the Group to comply with;

          "Environmental Licence" means any authorisation required by any Environmental Law;

          "equity share capital" has the meaning given to it in Section 744 of the Companies Act 1985;

          "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

          "ERISA Affiliate" means any corporation or trade or business which for purposes of Title IV of ERISA is a member of the same controlled group as any member of the Group, or is under common control with any member of the Group, within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder;

          "ERISA Event" means (i)(A) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
          Section 302 of ERISA shall be a reportable event for the purposes of this paragraph regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); or (B) the requirements of subsection (1) of Section 4001(a)(13) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(aXl3) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the filing of a notice of intent to terminate any plan under Section 4041(a)(2) of ERISA in a distress termination under Section 4041(c) of ERISA; (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; and (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any plan, which upon the occurrence of any of the events described in paragraphs (i) to (iv) (inclusive) above would reasonably be expected to result in a material liability of any member of the Group or any ERISA Affiliate;

          "EURIBOR" means in relation to a particular period:

          (a) the percentage rate per annum which is sponsored by the European Banking Federation and which appears on Telerate page 248 (or such other page as may replace such page 248 on such system or on any other system of the information vendor for the time being designated by the Federation de l'Union Europeene to be the official collector, calculator and distributor of the Euro Interbank Offered Rate); or

          (b) if no such rate appears on that Telerate Screen, the arithmetic mean (founded upward, if necessary, to five decimal places) of the rates as supplied to the Agent at its request, quoted by the EURIBOR Reference Banks to leading banks in the interbank market for euro of any participating member state(s), at or about 11:00 am Central European Time on the Quotation Date of such period for the offering of deposits in euro in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period;

          "EURIBOR Reference Banks" means the principal London offices of HSBC Bank plc and The Bank of New York and/or any other Banks appointed as such pursuant to clause 19.15 and their respective successors in title;

          "euro" means the single currency of Participating Member States of the
          European   Union;

          "Euro-Zone" means each country which is a Participating Member State;

          "Event of Default" means any of the events or circumstances described in clause 14.1;

          "Expiry Date" means, in relation to a Swingline Letter of Credit, the date expressed by the terms of such Swingline Letter of Credit to be the date upon which such Swingline Letter of Credit expires;

          "External Refinancing" means the borrowing or raising of Borrowed Money (including, without limitation, any public or private issue of debt securities) by any member of the Group with a view, inter alia, to the repayment and cancellation of any amount of any of the Facilities;

          "Facilities" means the Revolving Credit Facility, the Swingline Facility and the Overdraft Facility and (as the context requires) "Facility" means any of them;

          "Facilities   Group"  means  Facilities   Group  Limited,   a  company
          incorporated in England and Wales with registered no. 00294029;

          "Facilities Group Joint Venture Agreement" means the Joint Venture Agreement dated 11 December 1997 between the Parent and Publicis Group S.A. relating to Facilities Group;

          "Federal Funds Rate" means, in relation to a Swingline Advance and a day in a Swingline Term relating thereto or in relation to an unpaid sum in respect of a Swingline Advance and a day on which any sum remains outstanding, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for that day (or if such a day is not a New York Banking Day, for the immediately preceding New York Banking Day) by the Federal Reserve Bank of New York or, if such a rate is not so published for any day which is a New York Banking Day, the average of the quotations for that day for such transactions received by the Swingline Bank from three Federal funds brokers of recognised standing selected by the Swingline Bank in consultation with the Borrowers;

          "Finance Documents" means the Bank Finance Documents and the Notes Finance Documents;

          "Finance Lease" means a lease treated as a finance lease pursuant to the Appropriate Accounting Principles (including SSAP 21);

          "Finance  Parties" means the Bank Finance Parties and the Noteholders;

          "Financial Covenants" means the financial undertakings in clause 13.1;

          "Financial Covenants test date" means any date upon which the Financial Covenants are, or are to be tested, pursuant to clause 13;

          "Financial Definitions" means the definitions of Borrowed Money, Capital Expenditure, Capitalised Lease Obligations, Consolidated
          EBITDA, Consolidated Gross Borrowings, Consolidated Gross Interest Expenditure, Consolidated Net Interest Expenditure, Consolidated Net Worth, Finance Leases, Property Payments and Taxes;

          "Financial Model" means the agreed form financial model for the Group prepared by the Parent to be used by the Finance Parties for the purposes of the Restructuring;

          "Financial Year" means each fiscal period for the Group beginning on 1st January and ending on 31 December in that year;

          "Flotation" means the inclusion of any part of the share capital of any member of the Group (other than the Parent) or Zenith (or any of its Subsidiaries) in the Official List of the UK Listing Authority or the grant of permission to deal in the same in the Alternative Investment Market or the European Association of Dealers Automated Quotation or on any other recognised investment exchange (as that term is used in the Financial Services Act 1986) or in or on any other exchange or recognised market replacing any of the same or on any other exchange or recognised market in any country;

          "Funders" means the Banks, the Swingline Bank and the Overdraft Bank;

          "Funding Cost" means (i) in respect of Revolving Credit Advances made, or to be made, in euro, EURIBOR or (ii) in respect of Revolving Credit Advances made, or to be made, in Sterling or any Optional Currency (other than euro), LIBOR;

          "Group" means the Parent and its Subsidiaries from time to time and "member of the Group" means any one of them;

          "Group Structure Charts" means the charts, in the agreed form, which set out the structure of the Group;

          "Guarantee" means an Original Guarantee, a New Guarantee or any other guarantee which may be entered into from time to time in favour of the Common Security Trustee in the agreed form or in a form acceptable to the Agent (acting reasonably) including those guarantees to be entered into under clause 12.1.19 (and "Guarantees" shall be construed accordingly);

          "Guarantor   Group"  means  those  members  of  the  Group  which  are
          Guarantors and "member of the Guarantor Group" means any of them;

          "Guarantors" means the (a) Original Guarantors, (b) the New Guarantors and (c) any other member of the Group which may from time to time enter into a Guarantee but only if (i) it has issued a guarantee in respect of the amounts from time to time expressed to be outstanding under the Finance Documents and, if it is incorporated or formed in England and Wales, it has given a fixed and floating charge over all or substantially all of its assets and undertakings, in each case in accordance with this Agreement and the principles in the Security Memorandum, and (ii) an Encumbrance over the shares or other ownership interests in such person has been granted in favour of the Common Security Trustee for the benefit of the Finance Parties in accordance with this Agreement and the Security Memorandum;

          "Hedging Strategy" means the strategy for interest rate protection arrangements and foreign exchange protection arrangements set out in the Hedging Strategy Letter;

          "Hedging Strategy Letter" means the letter from the Parent to the Agent relating to hedging dated 14 February 2001;

          "Holding Company" means, in relation to a person, an entity of which that person is a Subsidiary;

          "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

          "Index of Management Discussion and Analysis" means the agreed form index setting out the type of discussion and analysis of the financial statements that will be provided with the Monthly Management Accounts and Quarterly Management Accounts;

          "Information Disclosure for Lenders" means the bundle of papers entitled the lnformation Disclosure for Lenders dated 14 December 2001 distributed on behalf of the Parent to the Banks in relation to the Restructuring;

          "Information   Memorandum"  means  each  version  of  the  Information
          Memorandum distributed by the Arrangers at the request of the Parent in connection with this Agreement;

          "Information Package" means the Information Disclosure for Lenders, the Accountant's Report, the Financial Model, the Group Structure Charts, the Guarantor Group Revenue & EBITDA Analysis (as at 31 January 2002) dated 1 February 2002, the Earnout Projections - 2002 to 2004 (as at 31 December 2001) dated 4 February 2002, the Customer Memorandum dated 31 January 2002 and the presentation documentation provided by the Parent with its presentation on or about 19 March 2002;

          "Intellectual Property Rights" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of any member of the Group;

          "Intercreditor Agreement" means the intercreditor agreement entered into on or about the date of the Restructuring Deed between, among others, the Obligors and the Finance Parties;

          "L/C Application" means a request from the Swingline Borrower to open a Swingline Letter of Credit, such notice to be in the form or substantially in the form of part B of Schedule 3;

          "L/C Issue Date" means the date, being a Banking Day falling within the Availability Period, when a Swingline Letter of Credit is or is to be issued;

          "LIBOR" means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11 a.m. (London time) on the Quotation Date for such period as displayed on Telerate page 3750 (or, as the case may be, 3740) (British Banker's Association Interest Settlement Rates) (or such other page as may replace such page 3750 (or, as the case may be, 3740) on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five decimal places) of the rates as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London Interbank Market for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period at or about 11 a.m. on the Quotation Date for such period;

          "LIBOR Reference Banks" means the principal London offices of HSBC Bank plc and The Bank of New York and/or any other Banks appointed as such pursuant to clause 19.15 and their respective successors in title;

          "Lighthouse"   means   Lighthouse   Global  Network  Inc.,  a  company
          incorporated under the laws of the State of Delaware;

          "Lighthouse Acquisition" means the acquisition by the Parent of Lighthouse by means of a merger involving a share-for-share exchange upon substantially the terms described in the Press Announcement;

          "Majority Banks" means, at any relevant time, Banks (a) the aggregate of whose Contributions in respect of the Revolving Credit Facility exceeds 66 2/3 per cent of the Revolving Credit Advances or (b) (if no Revolving Credit Advances are outstanding under this Agreement) the aggregate of whose Commitments exceeds 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, 66 2/3 per cent. of the Total Commitments immediately prior to such reduction);

          "Margin" means 3.25% per annum;

          "Material Adverse Effect" is a reference to any effect, event or circumstance (on its own or in combination with other effect, events or circumstances):

          (a)  which is, or is reasonably  likely to be,  materially  adverse to
               (i) the ability of any Obligor to perform any of its obligations under any of the Bank Finance Documents or (ii) the business, assets or financial condition of the Group taken as a whole; or

          (b) which results in, or is reasonably likely to result in, any of the Bank Finance Documents not being legal, valid and binding on, and, enforceable substantially in accordance with their terms against, any party thereto;

          "Material Subsidiary" means any member of the Group which is party to any Bank Finance Documents or is a party to the Amended and Restated Note Purchase Agreement or a "Subsidiary Guarantor" (as defined in the Amended and Restated Note Purchase Agreement) or any other Subsidiary of the Parent:

          (a) whose EBITDA, together with that of its Subsidiaries, is equal to or exceeds 3 per cent. of the Consolidated EBITDA of the Group (where EBITDA shall be construed appropriately in respect of such member of the Group (and its Subsidiaries) by reference to the definition of Consolidated EBITDA); or

          (b) whose gross revenues, together with those of its Subsidiaries, is equal to or exceeds 3 per cent. of the consolidated gross revenues of the Group; or

          (c) to which has been transferred (whether by one transaction or a series of transactions, related or not) all or substantially all of the assets of another member of the Group which, immediately prior to that transaction or any of the transactions in that series, was a Material Subsidiary as determined under paragraphs
               (a) or (b) above; or

          (d) which is a holding company of a Material Subsidiary determined under paragraphs (a) to (c) above,

          as determined by reference to the then latest Quarterly Management Accounts delivered under clause 12.1.6(b), the latest Audited Financial Statements delivered under clause 12.1.6(a) and such other financial statements of the relevant members of the Group (prepared on the same basis as the financial statements delivered in accordance with clause 12.1.6 in respect of the same period to which such other financial statements relate) as are necessary for the relevant Compliance Certificate or Auditors' Report to be duly completed and delivered in accordance with clauses 12.1.6(d) and 12.1.6(e), provided that (i) in the case of a member of the Group acquired after the end of the period to which the then latest financial statements of the Group delivered under clause 12.1.6(a) or (b) relate, the reference to such then latest financial statements shall (until financial statements have been delivered under such clauses for the period in which such acquisition is made) be deemed to be a reference to a consolidation (in accordance with the Appropriate Accounting Principles) of such then latest financial statements and the latest financial statements of such acquired member of the Group for such period and (ii) a report of the Auditors to the Bank Finance Parties that a Subsidiary of the Parent is or is not a Material Subsidiary (in accordance with this definition) when delivered (as part of the Auditors' Report or otherwise) shall be conclusive and binding on the parties hereto;

          "month" or "months" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and
          (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

          "Monthly Management Accounts" means the monthly management accounts of the Group delivered or to be delivered, to the Agent pursuant to clause 12.1.6(c);

          "M.O.U."  means  the  Memorandum  of  Understanding   between  Hyundai
          Merchant Marine Co. Limited and Mr. Mong Hun Chang, as sellers, and the Parent relating to the D Acquisition;

          "Multiemployer Plan" shall have the meaning set out in section 4001(a)(3) of ERISA;

          "Net Derivatives Liability" means, at any time, the net liability (if any) at such time of the members of the Group taken as a whole in respect of Derivatives Contracts determined by reference to the amounts (as determined by the Agent) which would be payable or receivable by the members of the Group pursuant to the terms of such Derivatives Contracts if such Derivatives Contracts were terminated at such time;

          "Net Proceeds" means, in respect of a disposal of an asset or any of the matters referred to in clause 8.6.3, the full amount of proceeds received by a member of the Group in respect thereof less the reasonable costs incurred by the relevant member of the Group in relation thereto for which purpose (a) such proceeds shall be taken to include, in addition to consideration directly attributable to the disposal of such asset or such matter, any amount owing to and set-off by the relevant purchaser or other relevant third party, (b) any proceeds received otherwise than in cash will be treated as Net
          Proceeds only upon the subsequent realisation of cash from such proceeds and (c) "reasonable costs of disposal incurred by the relevant member of the Group" includes reasonable legal fees, agents' commissions, auditors' fees, registration fees and Taxes paid or properly provided for in accordance with the Appropriate Accounting Principles (where such Tax is likely to become payable within the following 18 months), or, in the case of any of the matters referred to in clause 8.6.3(a) or (d) only, where the Parent demonstrates to the reasonable satisfaction of the Agent that such Tax will become payable after such period;

          "New Guarantees" means the various guarantees entered into by members of the Group in satisfaction of the relevant conditions precedent to the Restructuring Deed;

          "New Guarantors" means those members of the Group who have entered into New Guarantees;

          "New York Banking Day" means a day (other than Saturday or Sunday) on which banks are open for business in New York City;

          "Non-Guarantor Group" means those members of the Group which are not members of the Guarantor Group and "member of the Non-Guarantor Group" means any one of them;

          "Noteholders" means, at any time, the persons entitled to the benefit of the Notes;

          "Notes" means the 7.61% Guarantee Senior Notes due 2011 issued from time to time pursuant to the terms of the Amended and Restated Note Purchase Agreement;

          "Notes Finance  Documents"  means the Notes,  the Amended and Restated
          Note Purchase Agreement, the Parent Guarantee (as defined in the Amended and Restated Note Purchase Agreement), the Subsidiary Guarantees (as defined in the Amended and Restated Note Purchase Agreement) and the Security Documents to the extent that they secure the obligations owing to the Noteholders under the Note Finance Documents;

          "Obligors" means the Borrowers, the Guarantors and any other party (other than any Bank Finance Party or any of the Noteholders) to a Bank Finance Document and "Obligor" means any one of them;

          "Optional Currency" means any currency, other than Sterling, which is freely transferable, freely convertible into Sterling and dealt in on the London Interbank Market or the London foreign exchange market;

          "Original Borrowers" means those companies listed as such in part A of
          Schedule 1;

          "Original Guarantees" means the guarantees entered into by the Original Guarantors prior to the date of the Restructuring Deed in respect of the amounts from time to time expressed to be outstanding under this Agreement;

          "Original Guarantors" means those companies listed as such in part B of Schedule 1;

          "Original Overdraft Borrowers" means those companies listed as such in part C of Schedule 1;

          "Outstanding L/C Liability" means, in relation to a Swingline Letter of Credit issued or to be issued at any time, the maximum aggregate amount of the liability of the Swingline Bank under such Swingline Letter of Credit at such time;

          "Overdraft Bank" means HSBC Bank plc of 27-32 Poultry, London EC2P 2BX and its successors in title;

          "Overdraft Borrower Accession Agreement" means an accession agreement in the form of part B of Schedule 8;

          "Overdraft Borrowers" means the Original Overdraft Borrowers and the Additional Overdraft Borrowers;

          "Overdraft   Facility"   means  an   overdraft   facility   of  up  to
          (pound)6,000,000 made available to the Overdraft Borrowers by the Overdraft Bank pursuant to clause 2.1.3;

          "Overdraft Facility Amount" means, at any time,(pound)6,000,000 as reduced by any relevant provision of this Agreement;

          "Parent" means Cordiant Communications Group plc (Company number 1320869), whose registered office is at 121-141 Westbourne Terrace, London W2 6JR;

          "Participating Member State" means a member state of the European Union that has adopted or adopts the single currency in accordance with the Treaty;

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA;

          "Permitted Acquisitions" means those acquisitions set out in Schedule 12;

          "Permitted Encumbrances" means:

          (a) any Encumbrance created pursuant to the terms of the Bank Finance Documents;

          (b) any right of set-off arising by operation of law in the ordinary course of trading;

          (c) any Encumbrance created in favour of a bank over the relevant bank accounts in connection with any bona fide cash management and/or netting arrangements for the Group, provided that such Encumbrance is granted in accordance with clauses 12.2.6(b), 12.1.23, 12.2.2 and 12.2.16;

          (d)  any lien arising with respect to Taxes of the Group;

          (e) any Encumbrance which the Agent (acting on the instructions of the Majority Banks) has at any time in writing agreed shall be a Permitted Encumbrance;

          (f) the Encumbrances listed in Schedule 7 securing the amount set opposite the relevant Encumbrance in Schedule 7 but not any increase in such amount;

          (g) any Encumbrance given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media (and give such Encumbrances) only in accordance with normal industry practice;

          (h) any Encumbrance on assets acquired after the date of this Agreement or on assets of a company which becomes a Subsidiary after the date of this Agreement (which Encumbrances were in existence at the date of acquisition or such company becoming a Subsidiary, but were not created in contemplation thereof) but in each case only if the maximum amount thereby permitted from time to time to be secured has not been increased on account of, or since the date of, the acquisition of such asset or the date on which such company becomes a Subsidiary and provided that the same is discharged in full within 30 days of the date of the relevant acquisition or such company becoming a Subsidiary;

          (i) any Encumbrance (a "New Encumbrance") created by any member of the Group in substitution for any Encumbrance referred to in paragraph (f) above (an "Existing Encumbrance") granted by such member of the Group provided that (i) such Existing Encumbrance is irrevocably and unconditionally discharged no later than the time of creation of the New Encumbrance, (ii) the New Encumbrance relates only to the same assets as the Existing Encumbrance and
               (iii) the Indebtedness secured by the New Encumbrance does not exceed the Indebtedness secured by the Existing Encumbrance;

          (j) any Encumbrance created in favour of a plaintiff or a defendant in any action, or the court or tribunal before which such action is brought, as security for costs for expenses where any member of the Group is prosecuting or defending such action in the bona fide interest of such member and/or any other member of the Group provided that the total amount secured does not exceed (pound)500,000;

          (k) the trust established in accordance with the terms of the letters dated 21st August 1997 to beneficiaries of the support agreement dated 1st October 1987 and made between the Parent and Ted Bates Worldwide Inc.;

          (l) liens arising by operation of law or by way of contract in the ordinary course of business to the extent that the same would otherwise arise by operation of law and are not incurred in connection with the raising of finance;

          (m) any Encumbrance constituted by a Finance Lease permitted under clause 12.2.2;

          (n) any pledge of documents of title relevant to the asset as security for the liabilities of a member of the Group in respect of a documentary credit facility taken out in the ordinary course of business;

          (o) any retention of title to goods supplied to any member of the Group where that retention is required by the supplier in the ordinary course of its trading activities and on customary terms;

          (p) any Encumbrance granted by a member of the Group over any rent deposits as security for rental payments to be made by such member of the Group under or pursuant to any lease of premises used for its business; and

          (q)  any  Encumbrance not otherwise  permitted  pursuant to paragraphs
               (a) to (p) above (inclusive) and securing Indebtedness in aggregate not exceeding(pound)2,000,000;

          "Permitted Guarantees" means:

          (a) any guarantee created pursuant to the terms of the Bank Finance Documents;

          (b) any guarantee which the Agent (acting on the instructions of the Majority Banks) has at any time in writing agreed shall be a Permitted Guarantee;

          (c) any guarantee given by a member of the Group of the obligations of any member of the Guarantor Group, any guarantee given by a member of the Non-Guarantor Group of the obligations of another member of the Non-Guarantor Group and any guarantee permitted under clause 12.2.6(b);

          (d) any guarantee given by any member of the Group listed in Schedule 9 guaranteeing the amount set opposite the relevant guarantee in
               Schedule 9 but not any increase in such amount;

          (e) any guarantee given by a company which becomes a Subsidiary after the date of this Agreement (which guarantee was in existence at the date such company becomes a Subsidiary and was not created in contemplation thereof) but only if the maximum amount guaranteed has not been increased on account of or since the date on which such company becomes a Subsidiary and provided that the same is discharged within 30 days of the relevant company becoming a Subsidiary;

          (f) any guarantee given by a company in the Group in favour of a bank in connection with any bona fide cash management and/or netting arrangements for the Group, provided that such guarantee is granted in accordance with clauses 12.2.6(b), 12.1.23, 12.2.2 and 12.2.16;

          (g) any guarantee given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media (and give such guarantees) only in accordance with normal industry practice;

          (h) any indemnity given by a member of the Group required by a bank as part of its normal terms and conditions for transacting business indemnifying such bank against costs and losses it may sustain as a consequence of accepting telephone or facsimile instructions from such member of the Group;

          (i) any counter indemnity given by any member of the Group in connection with a Bid Bond; and

          (j)  any guarantee in addition to that  permitted by paragraphs (a) to
               (i) that is permitted pursuant to clause 12.2.2(l);

          "Plan" means an employee pension benefit plan as defined in section 3(2) of ERISA established or maintained by any member of the Group or any ERISA Affiliate or with respect to which any member of the Group has any liability (including any contingent, potential or secondary liability under Title IV of ERISA or otherwise) and which is covered by Title IV of ERISA other than a Muliemployer Plan;

          "Press Announcement" means a press announcement in the agreed form relating to the Lighthouse Acquisition;

          "Property Payments" means the aggregate amount of (i) the payments made by any member of the Group pursuant to leases of unoccupied land or buildings of which such member of the Group is a lessor and (ii) the amount by which payments under a lease of land or buildings of which a member of the Group is a lessee exceeds the amount of rental received by such member of the Group in respect of such land or buildings from any other person;

          "Qualifying Bank" means a person which on any date on which interest is payable under this Facility is beneficially entitled to the interest payable to it under this Facility and is;

          (a) in relation to any advance to a person resident in the United Kingdom, a UK Lender or a Treaty Lender; or

          (b) in relation to any advance to a person resident in the United States, a US Lender or a Treaty Lender; or

          (c)  in relation to an advance to any other person, any person;

          "Quarter" means, in respect of each Financial Year, each of the periods (each comprising three successive accounting periods) ending on or about 31 March, 30 June, 30 September and 31 December in such Financial Year;

          "Quarterly   Management   Accounts"  means  the  quarterly  management
          accounts of the Group delivered, or as the case may be, to be delivered to the Agent pursuant to clause 12.1.6(b) and the related reconciliation (if any) delivered pursuant to clause 12.2.14 in respect of such financial statements;

          "Quotation Date" means, in relation to a Revolving Credit Term or other period for which LIBOR or EURIBOR is to be determined, the date on which quotations are customarily provided by leading banks in the London lnterbank Market for deposits in the relevant currency for delivery on the first day of that Revolving Credit Term or other period provided that, if for any such period quotations would customarily be given on more than one date, the Quotation Date for such period shall be the last of those dates;

          "Reference Banks" means the EURIBOR Reference Banks and/or the LIBOR Reference Banks as the context may require;

          "Regulation D Costs" means, in relation to its participation in an Advance made to a US Borrower (or deposits maintained by a Bank to fund that participation), the amount (if any) certified by a Bank to be the cost to it of complying with Regulation D of the Board of Governors of the Federal Reserve System, or any successor (or any similar reserve requirements in respect of its participation or those deposits);

          "Repayment Date" means, in relation to an Advance, the last day of its Term;

          "Responsible Officer" means any Senior Financial Officer and any other officer of a Borrower with responsibility for the administration of the relevant portion of this Agreement;

          "Restructuring" means the amendment of the terms and conditions of this Agreement and the Notes pursuant to the Restructuring Deed and the Amended and Restated Note Purchase Agreement;

          "Restructuring Date" has the meaning given to it in the Restructuring Deed;

          "Restructuring Deed" means the restructuring deed dated 19 April 2002 made between the Parent, the Borrowers, the Original Guarantors, the Arrangers, the Banks, the Agent, the Security Trustee, the Common Security Trustee, the Swingline Bank and the Overdraft Bank pursuant to which this Agreement was amended and restated;

          "Revolving Credit Advance" means (i) each borrowing of a portion of the Commitments under the Revolving Credit Facility by a Borrower or
          (ii) (as the context may require) the principal amount of such borrowing for the time being outstanding;

          "Revolving Credit Facility" means the revolving credit facility granted by the Banks in accordance with clause 2.1.1;

          "Revolving Credit Facility Amount" means (pound)155,871,146.52 reduced by (i) the Swingline Minimum, (ii) the Revolving Credit Facility Decrease, (iii) the Overdraft Facility Amount, as further reduced by any relevant provision of this Agreement;

          "Revolving Credit Facility Availability Period" means the period from the date of this Agreement and ending on 8 November 2004 or on such earlier date (if any) on which the Swingline Facility, the Overdraft Facility, and the Total Commitments are all reduced to zero under or pursuant to this Agreement;

          "Revolving Credit Facility Decrease" means the amount by which the total of the Sterling Amount of all Swingline Advances outstanding or to be made on a particular day together with the Sterling Amount of the Outstanding L/C Liability in respect of all Swingline Letters of Credit outstanding or to be issued on a particular day exceeds the Swingline Minimum;

          "Revolving Credit Term" means, in relation to a Revolving Credit Advance, the period for which that Revolving Credit Advance is, or is to be, borrowed, as specified in the Drawdown Notice for such Revolving Credit Advance;

          "Security Documents" means (a) the Guarantees, (b) the Security Trust Deed, (c) the Common Security Trust Deed (and any accession documents entered into in relation thereto), (d) the Existing Parent Guarantee (as defined in the Amended and Restated Note Purchase Agreement), (e) the Existing Subsidiary Guarantees (as defined in the Amended and Restated Note Purchase Agreement), (f) the various security documents entered into by members of the Group in satisfaction of the relevant conditions precedent to the Restructuring Deed, (g) any other guarantee or Encumbrance provided from time to time to guarantee and/or to secure the obligations owing to the Finance Parties under any Finance Document (whether or not also in respect of any other Indebtedness), (h) the Intercreditor Agreement (and any accession documents entered into in relation thereto) and (i) (in so far as it relates to the Security Trustee and the Common Security Trustee) this Agreement;

          "Security Memorandum" means the security principles memorandum in the agreed form entered into on or about the Restructuring Date between the Parent, the Agent, the Noteholders and the Common Security Trustee;

          "Security Trust Deed" means a security trust deed in the agreed form originally dated 30 August 2000 between the Parent, the Original Borrowers, the Original Overdraft Borrowers, the Original Guarantors, the Arrangers, the Banks, the Swingline Bank, the Overdraft Bank, the Agent and the Security Trustee;

          "Security Trustee" means HSBC Investment Bank plc and its successors in title in its capacity as security trustee for the purposes of the Original Guarantees or such other person as is appointed as security trustee pursuant to the Security Trust Deed;

          "Senior  Financial   Officer"  means  the  chief  financial   officer,
          principal accounting officer, treasurer or controller of a Borrower;

          "Settlement Amount" means the amount payable by the Swingline Bank to the beneficiary under a Swingline Letter of Credit;

          "Settlement Date" means the date on which payment is due to the beneficiary in respect of a Swingline Letter of Credit;

          "Sterling" and "(pouind)" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

          "Sterling Amount" means (a) in relation to an Advance made, or to be made, in Sterling, the amount in Sterling so drawn down, or to be so drawn down, (b) in relation to a Revolving Credit Advance to be drawn down in an Optional Currency, the amount in Sterling which was or would be required to purchase the principal amount of that Advance in the Optional Currency as determined in accordance with clause 4.2, (c) in relation to a Swingline Advance or a Swingline Letter of Credit the amount in Sterling which was or would be required to purchase the principal amount of such Swingline Advance or, as the case may be, the stated maximum limit of the liability of the Swingline Bank under such Swingline Letter of Credit, at the spot rate of exchange for the purchase of Dollars with Sterling at or about the time of receipt by the Swingline Bank of the relevant Drawdown Notice or L/C Application, as determined by the Swingline Bank and the Agent, and (d) at any relevant time, in relation to other amounts, such amount of Sterling or, if such amount is denominated in an Optional Currency, the equivalent in Sterling at such time of such amount, in each case as reduced by any repayment or prepayment under this Agreement;

          "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person or any entity (whether or not so controlled) treated as a subsidiary in the financial statements of that person from time to time, for which purpose `control" means either ownership of more than 50 per cent of the voting share capital (or equivalent right of ownership) of such company or entity or the right to control its policies and management whether by contract or otherwise (and "controlled" shall be construed accordingly) and, for the purposes of clauses 11.1.9, 12.1 and 13.1 only includes a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985;

          "Substitute" has the meaning given to it in clause 18.3;

          "Substitution Certificate" means a certificate substantially in the terms of Schedule 6;

          "Swingline Advance" means (i) each borrowing of a portion of the Commitments under the Swingline Facility by the Swingline Borrower or
          (ii) (as the context may require) the principal amount of such borrowing for the time being outstanding;

          "Swingline Bank" means The Bank of New York and its successors in title c/o BNY Capital Markets Inc., One Wall Street - 18 North, New York, NY 10286;

          "Swingline Borrower" means Cordiant US Holdings Inc.;

          "Swingline Facility" means a Dollar swingline facility (including a letter of credit facility) of up to the equivalent of
          (pound)12,469,692 made available to the Swingline Borrower by the Swingline Bank pursuant to clause 2.1.2;

          "Swingline Facility Amount" means(pound)12,469,692 as reduced by any relevant provision of this Agreement;

          "Swingline Letter of Credit" means a standby letter of credit denominated in Dollars and issued in a form agreed between the Swingline Borrower and the Swingline Bank pursuant to clause 6.6;

          "Swingline Letter of Credit Commission" means the rate per annum calculated in accordance with clause 6.9;

          "Swingline Letter of Credit Facility Amount" means (pound)2,771,043 as reduced by any relevant provision of this Agreement;

          "Swingline Minimum" means(pound)3,463,803 as reduced by any relevant term of this Agreement;

          "Swingline Term" means, in relation to any Swingline Advance, the period for which that Swingline Advance is, or is to be, borrowed, as specified in the Drawdown Notice for such Swingline Advance;

          "TARGET  Day"  means  a day  on  which  the  Trans-European  Automated
          Real-time  Gross  Settlement   Express  Transfer  system  (TARGET)  is
          operating;

          "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

          "Term" means a Revolving Credit Term or a Swingline Term, as the context requires;

          "Termination Date" means the last day of the Revolving Credit Facility Availability Period;

          "Total Commitments" means in respect of a Facility or (as the context requires) the Facilities at any relevant time the total of the Commitments of all the Banks in respect of such Facility or Facilities at such time;

          "Treaty" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

          "Treaty Lender" means a person which, by virtue of the provisions of a double taxation agreement between the jurisdiction in which the Borrower is resident and the country of residence of that person is subject only to a prior direction given to the Borrower by the appropriate tax authority pursuant to an application by that person, eligible to have payments made to it by the Borrower under this Agreement (i) in the case of a Bank party to this Agreement on the date of this Agreement, without any deduction or withholding in respect of Taxes, or (ii) in the case of a Substitute, subject to a withholding or deduction in respect of Taxes to an extent no greater than that which applied at the time of substitution to the Existing Bank from which the Substitute acquired its Commitment and/or Contribution;

          "UK Borrower" means a Borrower which is a company which is resident for Taxation purposes in the United Kingdom;

          "UK Lender" means

          (a)  a company which is resident in the UK for tax purposes; or

          (b)  a partnership each of whose members is a company so resident; or

          (c) a company which is not resident in the UK for tax purposes, but which carries on a trade in the UK through a branch or agency and is subject to corporation tax on interest paid to it under this Agreement under section 11(2) of the Income and Corporation Taxes Act 1988;

          "UK Listing Authority" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

          "US Borrower" means a Borrower incorporated or organised under the laws of any of the United States of America or the District of Columbia;

          "US Lender" means a person to which payments shall be payable under this Agreement by a US Borrower, and which:

          (a) is created or organised under the laws of the United States of America or of any state thereof or the District of Columbia and, if such bank or financial institution is not a corporation, has delivered to the Agent and each relevant US Borrower within 30 days from the date on which it becomes a party to this Agreement, two accurate and complete original copies of Internal Revenue Service Form W-9 (or any applicable successor or additional form) duly executed, to establish that such bank or financial institution is entitled to receive payment of principal, interest, fees or other amounts under this Agreement free of backup withholding; or

          (b) is not created or organised under the laws of the United States of America or any state thereof or the District of Columbia and has delivered to the Agent and each relevant US Borrower within 30 days from the date on which it becomes a party to this Agreement, two accurate and complete original copies of Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or W-8EC1, or any applicable successor or additional forms, duly executed by such bank or financial institution, together with any other certificate or statement of exemption required under the Code or the regulations or pronouncements issued thereunder to establish that such bank or financial institution is entitled to receive payment of principal, interest, fees or other amounts under this Agreement without any deduction or withholding of United States of America federal income tax;

          "Utilisation" means (i) each borrowing under the Overdraft Facility by the Overdraft Borrowers or (ii) (as the context may require) the principal amount of all such borrowings for the time being outstanding;

          "VAT" or "value added tax" means value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental to that act and any other similar tax;

          "Zenith" means Zenith Optimedia Group Limited, a company incorporated in England and Wales with registered no. 3423055;

          "Zenith Joint Venture Agreement" means the Joint Venture Agreement dated 27 September 2001 between the Parent and Publicis Group S.A. relating to Zenith; and

          "Zenith SPV" means Sonic Sun Limited, a company newly incorporated in England and Wales with registered no 4350720, whose registered office is at 121-141 Westbourne Terrace, London W2 6JR.

1.3       Headings

          Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4       Construction of certain terms

          In this Agreement, unless the context otherwise requires:

1.4.1 references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2 references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the relevant parties;

1.4.3 reference to a document or other papers "in the agreed form" means in the form of such document initialled by way of identification by the Agent and the Parent or in the form included in a Schedule to this Agreement or in a form otherwise agreed between the Agent and the Parent;

1.4.4 references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law and to the extent applicable to any Bank, with which banks customarily comply) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.5     words importing the plural shall include the singular and vice versa;

1.4.6     references to a time of day are to London time;

1.4.7 references to a "person" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

1.4.8 references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

1.4.9 references to a "guarantee" include references to an indemnity (in the nature of a guarantee) or other assurance against financial loss
          (including, without limitation, an obligation to purchase assets or services) in each case as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

1.4.10 references to the "equivalent" of an amount specified in a particular currency (the "specified currency amount") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about the relevant time on the day on which the calculation falls to be made, for delivery on the relevant day, as determined by the Agent; and

1.4.11 references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5       Majority Banks

          Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between each Borrower and the Banks) each Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6       Agent's opinion

1.6.1 Where this Agreement provides for the Agent's opinion to determine whether any matter would or is reasonably likely to have a Material Adverse Effect or a material adverse effect, as the case may be, the Agent shall act in accordance with the instructions of the Majority Banks in making such determination.

1.6.2 The Borrowers shall be entitled to assume that any such determination by the Agent has been made in accordance with the provisions of clause 1.6.1.

2         The Facilities

2.1       Amount

          Upon and subject to the terms of this Agreement and in reliance on each of the representations and warranties in clause 11, for the purposes set out in clause 1.1:

2.1.1 the Banks agree to lend to the Borrowers, the Revolving Credit Facility in the principal sum of up to the Revolving Credit Facility Amount or its equivalent in Optional Currencies;

2.1.2 the Swingline Bank agrees to lend to, and issue Swingline Letters of Credit at the request of, the Swingline Borrower under the Swingline Facility in Dollars in the aggregate principal sum equivalent to up to (pound)12,469,692 (subject to the restriction, in the case of Swingline Letters of Credit, of the Swingline Letter of Credit Facility Amount); and

2.1.3 the Overdraft Bank agrees to make available to the Overdraft Borrowers the Overdraft Facility in the principal sum of up to(pound)6,000,000.

          The obligation of each Bank under this Agreement shall be to contribute that proportion of each Revolving Credit Advance which, as at the Drawdown Date of such Revolving Credit Advance, its Commitment in respect of the relevant Revolving Credit Facility bears to the Total Commitments in respect of the Revolving Credit Facility and, in the case of the Swingline Facility and the Overdraft Facility, to assume its obligations under clause 6 and clause 7 respectively.

2.2       Obligations several

          The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any Bank Finance Party or any Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent, the Security Trustee, the Common Security Trustee, the Swingline Bank, the Overdraft Bank or any Arranger be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3       Interests several

          Without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks, the interests of the Bank Finance Parties are several and the amount due to the Agent, to the Security Trustee (for its own account), to the Common Security Trustee (for its own account), to the Swingline Bank, to the Overdraft Bank, to each Arranger and to each Bank is a separate and independent debt. Each Bank Finance Party shall have the right to protect and enforce its rights arising out of this Agreement (but subject always to the terms of this Agreement) and it shall not be necessary for any other Bank Finance Party to be joined as an additional party in any proceedings for this purpose.

2.4       Maximum outstandings

          The aggregate of the Sterling Amounts of all Revolving Credit Advances, Swingline Advances, Swingline Letters of Credit and Utilisations shall at no time exceed the Total Commitments in respect of the Revolving Credit Facility.

3         Conditions

3.1       Documents and evidence required

          [deleted]

3.2       General conditions precedent

3.2.1 Subject to clause 3.2.2, the obligation of each Bank to contribute to any Advance, of the Swingline Bank to make available any Swingline Advance or Swingline Letter of Credit or of the Overdraft Bank to make available any Utilisation is subject to the condition that at the date of each Drawdown Notice or L/C Application and on each Drawdown Date, Utilisation or L/C Issue Date:

          (a) the representations and warranties set out in clause 11, other than the excluded representations and warranties set out in clause 11.2.2 (and so that the representation and warranty in clause 11.1.9 and 11.1.22 shall for this purpose refer to the most recent financial statements delivered to the Agent under clauses 12.1.6(a), 12.1.6(b) and 12.1.6(c)) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

          (b) no Default shall have occurred and be continuing unremedied and unwaived or would result from the making of such Advance, Utilisation or Swingline Letter of Credit.

3.2.2 In the case of the drawing of a Revolving Credit Advance which would not, if drawn, cause the aggregate Sterling Amount of the Revolving Credit Advances outstanding after such drawing to exceed the aggregate Sterling Amount of the Revolving Credit Advances outstanding under the Revolving Credit Facility concerned, prior to that drawing (after taking account of any repayment made on or prior to the date of such drawing) then, in either case:

          (a) clause 3.2.1(a) shall apply only if the incorrectness would be reasonably likely to have a Material Adverse Effect; and

          (b) clause 3.2.1(b) shall not apply provided that the Term of the relevant Revolving Credit Advance which is to be drawn shall be one month or less.

3.2.3 The obligation of each Bank to contribute to a Revolving Credit Advance which would, if drawn, cause the aggregate Sterling Amount of the Revolving Credit Advances outstanding after such drawing to exceed the aggregate Sterling Amount of the Revolving Credit Advances outstanding under the Revolving Credit Facility prior to that drawing (after taking account of any repayment made on or prior to the date of such drawing) is subject to the further condition that the Parent and the relevant Borrower are not aware (after due enquiry) of any matter or event which is reasonably likely to result in a breach of clause
          13.1 (Financial Covenants) or an Event of Default under any of clauses
          14.1.1 (Non payment) or 14.1.5 to 14.1.15 inclusive (Cross-default and insolvency events) either immediately on the date of the Drawdown Notice or within the period ending 12 months after the date of the drawing.

3.2.4 Nothing in this clause 3.2 shall be construed as constituting a waiver of any right of the Banks (including, without limitation, their rights under clause 14.2) arising from any Event of Default which shall have occurred and be outstanding at the time of the drawing of the relevant Revolving Credit Advance.

3.3       Waiver of conditions precedent

          The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Banks (together with, in the case of the Swingline Facility or the Overdraft Facility, the instructions of the Swingline Bank and the Overdraft Bank respectively) in respect of any Advance, Swingline Letter of Credit or Utilisation without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance, Swingline Letter of Credit or Utilisation.

3.4       Notification

          [deleted].

4         The Facilities; Currencies

4.1       Drawdown of Advances

4.1.1 Subject to the terms and conditions of this Agreement an Advance shall be made available to the relevant Borrower:

          (a) in the case of Revolving Credit Advances following receipt by the Agent (with a copy to the Swingline Bank) from that Borrower of a Drawdown Notice:

               (i) in the case of an Advance to be drawn in an Optional Currency other than Dollars, not later than 10 a.m. on the third Banking Day before the proposed Drawdown Date;

              (ii) in the case of an Advance to be drawn in Dollars not later than 2 p.m. on the third Banking Day before the proposed Drawdown Date; and

             (iii) in the case of an Advance to be drawn in Sterling, not later than 1 p.m. on the second Banking Day before the proposed Drawdown Date; and

          (b) in the case of Swingline Advances, following receipt by the Swingline Bank (with a copy to the Agent) from the Swingline Borrower of a Drawdown Notice, not later than 11 a.m. (New York City time) on the relevant Drawdown Date.

4.1.2 A Drawdown Notice shall be effective on actual receipt by the Agent or, as the case may be, the Swingline Bank and, once given, shall, subject as provided in clause 5.8.1, be irrevocable.

4.2       Notification to Banks of Revolving Credit Advances

          As soon as practicable after receipt of a Drawdown Notice in respect of a Revolving Credit Advance complying with the terms of this Agreement the Agent shall notify each Bank and, subject to clause 3, each of the Banks shall on the Drawdown Date make available to the Agent its portion of the Advance in accordance with clause 10.2. If an Advance is to be drawn down in an Optional Currency the Banks shall advance to the relevant Borrower on the drawdown of such Advance the amount of the Optional Currency specified in the Drawdown Notice for that Advance. The Agent shall determine the Sterling Amount of such Advance at the spot rate of exchange quoted to it for the purchase of such Optional Currency with Sterling at or about the time of receipt of the Drawdown Notice for such Advance.

4.3       Amount and Term of Revolving Credit Advances

          Each Revolving Credit Advance shall be:

4.3.1 of a Sterling Amount which is a minimum of(pound)5,000,000 and shall be used for the purposes described in clause 1.1;

4.3.2     denominated in one currency only;

4.3.3 borrowed for a Revolving Credit Term of one, two, three or six months or seven days or fourteen days, in each case ending on or before the Termination Date, or such other periods as the relevant Borrower and the Banks may agree.

4.4       Amount and Term of Swingline Advances

4.4.1     Each Swingline Advance shall be:

          (a)  of a Dollar amount which is a minimum of $100,000; and

          (b)  borrowed  for a  Swingline  Term of one to five New York  Banking
               Days.

4.4.2 The Swingline Borrower may not borrow Swingline Advances and Swingline Letters of Credit with an aggregate Sterling Amount at any time which exceeds the Swingline Minimum, unless the Sterling Amount of such excess, when aggregated with the Sterling Amount of any amount which is the subject of a Drawdown Notice for a Revolving Credit Advance or is outstanding under the Revolving Credit Facility, would not result in the Total Commitments being exceeded.

4.5       Selection of currencies

          Subject to the provisions of clause 4.6, if a Borrower so requests in the Drawdown Notice for a Revolving Credit Advance, such Revolving Credit Advance may be drawn down in an Optional Currency.

4.6       Limit on currencies; non-availability

          A Revolving Credit Advance may not be drawn down in an Optional Currency if (a) in consequence thereof there would be Revolving Credit Advances outstanding in more than 4 different currencies or (b) any Bank notifies the Agent not later than 3 p.m. on the third Banking Day before the proposed Drawdown Date (or in the case of Dollars not later than 5 p.m. on such date) that deposits of such Optional Currency are not readily available to such Bank in an amount comparable with such Bank's portion of the relevant Revolving Credit Advance or (c) the Agent determines (acting reasonably) after consultation with the Reference Banks at any time prior to 10 a.m. (local time in the place of payment) on the Drawdown Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Revolving Credit Advance to be drawn down in that Optional Currency. Accordingly, in any such event, the relevant Revolving Credit Advance shall be drawn down in Sterling.

4.7       Facility B conversion option

          [deleted].

4.8       The Termination Date

          Without prejudice to any other provision of this Agreement, the Commitments in respect of the Revolving Credit Facility shall in any event be reduced to zero on the Termination Date and no Revolving Credit Advances under the Revolving Credit Facility (and no Swingline Advance, Swingline Letters of Credit or Utilisations) shall be made or issued or allowed to the Borrowers under this Agreement thereafter.

4.9       Application of proceeds

          Without prejudice to any Borrower's obligations under clause 12.1.3, none of the Bank Finance Parties shall have any responsibility for the application of the proceeds of any Advance, Swingline Letter of Credit or Utilisation by any Borrower.

4.10      Information

4.10.1 At close of business in London on each Banking Day on which a Revolving Credit Advance is made, repaid or prepaid or a Drawdown Notice in respect of a Revolving Credit Advance is received, the Agent will confirm to the Swingline Bank the amount outstanding at that time under the Revolving Credit Facility or which is the subject of a Drawdown Notice in respect of a Revolving Credit Advance and of any part of the Revolving Credit Facility or Swingline Facility which has been cancelled on such day.

4.10.2 At close of business in New York on each New York Banking Day on which a Swingline Advance is made, repaid or prepaid, a Swingline Letter of Credit is issued or reduced in accordance with the terms of this Agreement or a Drawdown Notice or L/C Application is received, the Swingline Bank will confirm to the Agent the amount outstanding at that time under the Swingline Facility in respect of Swingline Advances and the aggregate outstanding L/C Liability in respect of all Swingline Letters of Credit or which is the subject of an L/C Application or a Drawdown Notice for a Swingline Advance.

4.10.3 The Swingline Bank and the Overdraft Bank will, following a request by the Agent, promptly inform the Agent of the amount outstanding under the Swingline Facility or the Overdraft Facility (as the case may be).

4.10.4 Neither the Agent nor the Swingline Bank shall have any liability to any other party to this Agreement in respect of any matter arising directly or indirectly as a result of its failure to comply with its obligations under this clause 4.10 or for any Advance or Swingline Letter of Credit being made or issued in breach of the limits set out in this Agreement. In the event that any Advance is made or Swingline Letter of Credit is issued in breach of any such limit the Parent will, on demand by the Agent, forthwith procure that Advances are prepaid in accordance with the terms of this Agreement and/or Swingline Letters of Credit irrevocably cancelled so that any such limit is no longer breached.

4.11 Refinancing of the Existing Group Facilities following a Relevant Acceleration Notice and the refinancing of the Existing Lighthouse Facilities

          [deleted].

4.12      Refinancing  of  the  Existing  Group   Facilities  and  the  Existing
          Lighthouse Facilities following a No Consent Notice or a Unanimous Consent Notice

          [deleted].

4.13      Refinancing of the Existing Lighthouse  Facilities following a Consent
          Notice

          (deleted].

4.14      Operation  of  the  Facilities  and  the  Existing  Group   Facilities
          following a Consent Notice

          [deleted].

5         interest; alternative interest rates

5.1       Calculation of Margin

          [deleted]

5.2       Interest rate for Revolving Credit Advances

          The relevant Borrower shall pay to the Agent interest on each Revolving Credit Advance drawn by it on its Repayment Date (or, in the case of a Revolving Credit Advance having a Revolving Credit Term of more than six months, by instalments, every six months from the Drawdown Date of such Revolving Credit Advance and on the relevant Repayment Date), at the rate per annum being the aggregate of (a) the Margin (b) the Additional Cost and (c) the Funding Cost.

5.3       Interest rate for Swingline Advances

          The Swingline Borrower shall pay to the Swingline Bank interest on each Swingline Advance drawn by it at the rate being the aggregate of
          (i) the Margin which portion shall be paid to the Agent upon receipt by the Swingline Bank for the account of each Bank, pro rata to its Commitment in respect of the Revolving Credit Facility and (ii) the Federal Funds Rate (which portion shall be for the account of the Swingline Bank). Such interest will be paid in arrears on the Swingline Interest Payment Date falling on or immediately after the Repayment Date of such Swingline Advance. For the purposes of this clause 5.3 "Swingline Interest Payment Date" shall mean each of the dates falling at three monthly intervals beginning three months after the date of this Agreement and the Termination Date in respect of the Revolving Credit Facility.

5.4       Interest rate and Interest Periods for the Conversion Advance

          [deleted].

5.5         Interest for late payment

5.5.1 If the relevant Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.5) on its due date for payment under this Agreement that Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgement) at a rate determined pursuant to this clause 5.5. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent, the Swingline Bank or the Overdraft Bank (as the case may be) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.

5.5.2     The rate of interest applicable to each such period shall be:

          (a) in the case of overdue amounts in relation to Revolving Credit Advances, the aggregate of (A) one per cent. per annum, (B) the Margin (C) the Additional Cost and (D) the Funding Cost;

          (b) in the case of overdue amounts in relation to Swingline Advances and Swingline Letters of Credit, the aggregate of (A) one per cent. per annum, (B) the Margin and (C) the Federal Funds Rate;

          (c) in the case of overdue amounts in relation to Utilisations, the aggregate of (A) one per cent. per annum, (B) the Margin and (C) the Overdraft Bank's base rate in effect from time to time; and

          (d)  in any other case,  the aggregate of (A) one per cent. per annum,
               (B) the Margin, (C) the Additional Cost and (D) the Funding Cost.

5.5.3 If such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause
          14.2.2 or a prepayment pursuant to clauses 8.4 or 16.1, prior to the Repayment Date relating thereto, the first such period selected by the Agent shall end on such Repayment Date and interest shall be payable on such unpaid sum during such period at a rate one per cent above the rate applicable thereto immediately before it shall have become so due and payable.

5.5.4 Interest under this clause 5.5 shall be due and payable on the last day of each period determined by the Agent, the Overdraft Bank or the Swingline Bank (as the case may be) pursuant to this clause 5.5 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 5.8.1(a) or 5.8.1(b) it is not possible to determine a rate in accordance with the foregoing provisions of this clause 5.5, then;

          (a) in the case of amounts due other than in relation to Swingline Advances, Swingline Letters of Credit or the Overdraft Facility then each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be one per cent. per annum above the aggregate of the Margin and the cost of funds (including, in the case of amounts in Sterling, Additional Cost) to such Bank; and

          (b) in the case of amounts due in relation to Swingline Advances or Swingline Letters of Credit, interest shall be calculated at a rate determined by the Swingline Bank to be one per cent. per annum above the aggregate of the Margin and the cost of funds to the Swingline Bank.

5.6       Notification of interest rate

          The Agent shall notify the Borrowers and the Banks promptly of each rate of interest determined under this clause 5.

5.7       Reference Bank quotations

          If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR or EURIBOR (where such a quotation is required having regard to the definition of "LIBOR" or "EURIBOR" in clause 12) the interest rate for the relevant Revolving Credit Term or other period shall be determined, subject to clause
          5.8, on the basis of the quotations furnished by the remaining Reference 8anks.

5.8       Market disruption; non-availability

5.8.1     If and whenever, at any time prior to the making of a Revolving Credit
          Advance:

          (a) (at a time when Reference Bank quotations are required having regard to the definition of "LIBOR" or "EURIBOR" in clause 1.2) the Agent shall have determined, after consultation with the Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR or EURIBOR during such Revolving Credit Term; or

          (b) none or only one of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR or EURIBOR (where such a quotation is required having regard to the definition of "LIBOR" or "EURIBOR" in clause 1.2); or

          (c) the Agent shall have received notification from Banks with Contributions aggregating not less than one-third of the total of the relevant Revolving Credit Advance that deposits in Sterling or the relevant Optional Currency (as applicable) are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions to such Revolving Credit Advance or that LIBOR or, as relevant, EURIBOR does not accurately reflect the cost to such Banks of obtaining such deposits;

          the Agent shall forthwith give notice (a "Determination Notice") to the Parent and each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

5.8.2 During the period of 10 days after any Determination Notice has been given by the Agent under clause 5.8.1, each Bank shall certify an alternative basis (the "Substitute Basis") for making available or, as the case may be, maintaining its Contribution. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank (including
          Additional Cost, if any) equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the relevant Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrower that none of the circumstances specified in clause 5.8.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

5.8.3 If, and whenever at any time prior to the making of a Swingline Advance, the Swingline Bank gives notice to the Swingline Borrower and the Agent that deposits in Dollars are not available in the ordinary course of businesses in sufficient amounts to fund such Swingline Advance, Swingline Advances shall not be made until the Swingline Bank gives notice to the contrary to the Parent and the Agent.

6         The Overdraft Facility and the Swingline Facility

6.1       The Overdraft Facility

6.1.1 Utilisations of the Overdraft Facility by the Overdraft Borrowers may be made subject to the limitation that the amount outstanding under the Overdraft Facility (calculated on a net basis and taking account of non-Sterling currency balances) shall not exceed (pound)6,000,000 at any time.

6.1.2 No principal amount in respect of the Overdraft Facility may be demanded by the Overdraft Bank unless a notice has been given under clause 14.2 but thereafter the monies owing in respect of the Overdraft Facility are repayable on demand.

6.1.3 The Overdraft Bank shall be at liberty at any time to refuse to allow any Utilisation if the result would be that the limit in clause 6.1.1 above would be exceeded.

6.2       Terms and conditions

          The Overdraft Facility is made available on the terms and conditions set out in this Agreement and the Overdraft Bank's normal overdraft terms and conditions to the extent that the same are not inconsistent with this Agreement.

6.3       Utilisation, interest and repayment

6.3.1 Any borrowing made available under the Overdraft Facility may be drawn only in Sterling.

6.3.2 The Overdraft Borrowers shall pay to the Overdraft Bank interest on Utilisations under the Overdraft Facility at the rate being the aggregate of (i) the Margin, which portion shall be paid to the Agent upon receipt by the Overdraft Bank for the account of each Bank pro rata to its Commitment and (ii) the Overdraft Bank's base rate from time to time (which portion shall be for the account of the Overdraft
          Bank). Such interest shall accrue from day to day on the basis of actual days elapsed and a year of 365 days, and shall be debited to the relevant Overdraft Borrower's account on the Overdraft Bank's normal quarterly charging dates.

6.3.3 The Overdraft Borrowers shall repay or discharge the Overdraft Facility in full on the Termination Date.

6.4       Set off under Overdraft Facility

          Each Overdraft Borrower by way of security for all its obligations and liabilities from time to time under the Overdraft Facility hereby irrevocably agrees that the Overdraft Bank may at any time, without notice or demand and notwithstanding any settlement of any obligation under the Overdraft Facility or other matter whatsoever, combine or consolidate all or any of the accounts of the Overdraft Borrower held with the Overdraft Bank and/or set-off or transfer all and any moneys standing to the credit of any one or more accounts of it with the Overdraft Bank or otherwise owing by the Overdraft Bank to it in or towards satisfaction of its obligations under the Overdraft Facility and authorises the Overdraft Bank to purchase with such moneys such other currencies as may be necessary to effect such set-off or transfer at the relevant equivalent rate.

6.5       Set off under Swingline Facility

          The Swingline Borrower by way of security for all its obligations and liabilities from time to time under the Swingline Facility hereby irrevocably agrees that the Swingline Bank may at any time, without notice or demand and notwithstanding any settlement of any obligation under the Swingline Facility or other matter whatsoever, combine or consolidate all or any of the accounts of the Swingline Borrower held with the Swingline Bank and/or set-off or transfer all and any moneys standing to the credit of any one or more accounts of it with the Swingline Bank or otherwise owing by the Swingline Bank to it in or towards satisfaction of its obligations under the Swingline Facility and authorises the Swingline Bank to purchase with such moneys such other currencies as may be necessary to effect such set-off or transfer at the relevant equivalent rate.

6.6       Swingline Letter of Credit Applications

6.6.1 Subject to the terms and conditions of this Agreement, Swingline Letters of Credit shall be made available to the Swingline Borrower following receipt by the Swingline Bank (with a copy to the Agent) of an L/C Application from the Swingline Borrower not later than 10 a.m. (New York City time) on the second Banking Day before the proposed L/C Issue Date.

6.6.2 Each such L/C Application shall be effective on actual receipt by the Swingline Bank and once given shall be irrevocable.

6.6.3 The obligations of the Swingline Bank and the other Banks to participate in a Swingline Letter of Credit are subject to the further condition precedent that, prior to an L/C Application for a Swingline Letter of Credit being made, the Swingline Bank or any Bank may require a legal opinion from lawyers acceptable to it to the effect that the terms of that Swingline Letter of Credit would be upheld by the courts of the jurisdiction of the beneficiary but only if the beneficiary is incorporated, or its principal place of business is situate, in a jurisdiction where the Swingline Bank or the Bank reasonably believes that any of the terms of the Swingline Letter of Credit would not necessarily be upheld.

6.6.4 The terms of the relevant Swingline Letter of Credit must contain a clear procedure for the making of claims under that Swingline Letter of Credit satisfactory to the Swingline Bank which shall include a requirement that the beneficiary gives at least 5 Banking Days' notice of settlement under the relevant Swingline Letter of Credit.

6.7       L/C Application

          An L/C Application will not be regarded as having been duly completed unless:

6.7.1 the proposed L/C Issue Date is a Banking Day falling within the Revolving Credit Facility Availability Period;

6.7.2     the Swingline Letter of Credit is denominated in Dollars;

6.7.3 it is accompanied by a copy of the terms of the proposed Swingline Letter of Credit and the name of the beneficiary is specified;

6.7.4 the Expiry Date is a Banking Day falling no later than 12 months after the L/C Issue Date and in any event falling on or before the Termination Date; and

6.7.5 there is a maximum limit to the stated liability of the Swingline Bank under the Swingline Letter of Credit.

6.8       Amount of Swingline Letters of Credit

          No Swingline Letter of Credit may be issued on any day for an amount, the Sterling Amount of which, when aggregated with the Sterling Amount of all other Swingline Letters of Credit outstanding or to be issued on such day, would exceed the Swingline Letter of Credit Facility Amount.

6.9       Swingline Letter of Credit Commission

6.9.1 The rate of Swingline Letter of Credit Commission applicable to each Swingline Letter of Credit will be the same as the rate of the Margin.

6.9.2 Swingline Letter of Credit Commission on the daily Outstanding L/C Liability of each Swingline Letter of Credit (as determined by the Swingline Bank) is payable by the Swingline Borrower in accordance with clause 6.9.3 below to the Swingline Bank and shall be paid to the Agent upon receipt by the Swingline Bank for the account of each Bank pro rata to its Commitment.

6.9.3 Swingline Letter of Credit Commission is payable in arrears on the last day of each Quarter and on the Termination Date on the Outstanding L/C Liability of each outstanding Swingline Letter of Credit in respect of the period commencing on the day immediately following the date on which an installment of Swingline Letter of Credit Commission was last payable in respect of the relevant Swingline Letter of Credit or, if none, the date of issue of such Swingline Letter of Credit and ending on the relevant payment date.

6.10      Notification of demand under a Swingline Letter of Credit

          The Swingline Bank, forthwith after being notified by the beneficiary under a Swingline Letter of Credit that it is required to make payment under that Swingline Letter of Credit, shall notify the Agent and the Swingline Borrower that such payment is due and of the Settlement Amount and Settlement Date in respect of such Swingline Letter of Credit.

6.11      Conversion of Swingline Letter of Credit to Swingline Advance

6.11.1 On receipt of a notice from the Swingline Bank under clause 6.10 the Swingline Borrower shall either:

          (a)  Convert to Swingline Advance

               subject to the terms and conditions of this Agreement, convert the relevant Settlement Amount into a Swingline Advance by delivering to the Swingline Bank, no later than close of business on the first Banking Day following the date of receipt of the said notice (the "Conversion Date"), a Drawdown Notice, copied to the Agent (which shall be irrevocable) requesting a Swingline Advance to the Swingline Borrower of such amount; or

          (b)  Pay under indemnity

               (if the Swingline Borrower does not wish to request a Swingline Advance or the conditions precedent to such Swingline Advance being made available set out in clause 3 are not fulfilled or the Swingline Borrower fails to respond to such notice by close of business on the Conversion Date) treat such notice as a demand under the indemnity in clause 7.4, and pay to the Swingline Bank, no later than close of business on the Conversion Date, the relevant Settlement Amount.

6.11.2 Each Swingline Advance pursuant to clause 6.11.1(a) above shall be paid, not later than 11.00 a.m. on the day which is three New York Banking Days preceding the Settlement Date, to the Swingline Bank and shall be held in an account bearing interest at the Swingline Bank's overnight deposit rate until the Settlement Date, which interest shall be for the account of the Swingline Borrower.

6.12      Payment by the Banks to Swingline Bank

6.12.1 If the Swingline Bank has not received the Settlement Amount from the Swingline Borrower by 11.00 a.m. three Banking Days before the Settlement Date, it shall notify the Agent by not later than 2 p.m. three Banking Days before the Settlement Date.

6.12.2 If the Agent has been notified under clause 6.12.1 above, it shall notify each Bank by not later than 5 p.m. three Banking Days before the Settlement Date.

6.12.3 Each Bank notified under clause 6.12.2 above shall pay to the Swingline Bank on the Settlement Date the amount of that Bank's proportionate liability in respect of the unpaid Settlement Amount.

6.13      Default by Banks in payment to Swingline Bank

6.13.1 If any Bank (an "L/C Defaulting Bank") fails to make any payment due from it for the account of the Swingline Bank under clause 6.12 then until the Swingline Bank has been reimbursed in respect thereof in full (but without prejudice to the obligations of that L/C Defaulting Bank to make such payment):

          (a) the L/C Defaulting Bank shall hold on trust for the Swingline Bank the benefit of any security now or hereafter created to secure the obligations of the Swingline Borrower under this Agreement and to which that L/C Defaulting Bank would have been entitled had it made such payment; and

          (b)  for the purposes of determining the  constitution of the Majority
               Banks:

               (i) the Swingline Bank shall be treated as having a Contribution or Commitment (as the case may be) equal to the amount of such non-payment of the L/C Defaulting Bank (in addition to the Commitment or Contribution (if any) which the Swingline Bank already had in its capacity as a Bank); and

               (ii) the Commitment or  Contribution  (as the case may be) of the
                    L/C Defaulting Bank shall be treated as having been reduced to the same extent.

6.13.2 The rights conferred upon the Swingline Bank in this clause 6.13 are in addition to any other rights which it may have against an L/C Defaulting Bank.

6.14      Reduction of Swingline Letter of Credit Facility

          The Outstanding L/C Liability of any Swingline Letter of Credit shall be treated as reduced for the purposes of this Agreement only when and to the extent that (a) the Swingline Bank has made a payment under a Swingline Letter of Credit or (b) the liability of the Swingline Bank under a Swingline Letter of Credit has been reduced in accordance with the terms of the relevant Swingline Letter of Credit.


7         Indemnity of Overdraft Bank and Swingline Bank

7.1       Shortfall   notification   in  relation  to  Swingline   Advances  and
          Utilisations

          If the Overdraft Borrowers or the Swingline Borrower fail to pay to the Overdraft Bank or the Swingline Bank any amount under the Overdraft Facility or any Swingline Advance, as relevant, when due and payable (the difference between the amount due and the amount paid being the "Shortfall") then, without limitation to all other rights and remedies in respect thereof, the Overdraft Bank or the Swingline Bank, as relevant, shall inform the Agent of such failure, specifying the amount and currency of the Shortfall whereupon the Agent shall issue a notification (a "Shortfall Notification") to the Banks stating the amount of the Shortfall.

7.2       Payment by Banks

          Following the issue of a Shortfall Notification each Bank shall pay to the Agent for the account of the Overdraft Bank or the Swingline Bank, as relevant, an amount equal to the proportion of the shortfall which that Bank's Commitment bears to the Total Commitments in respect of the Revolving Credit Facility at that time. Such payments shall be made on the next Banking Day following the issuance of the Shortfall Notification and shall, subject to clause 7.3, satisfy the amount due from the relevant Borrower in respect of which such Shortfall arose to the extent of such payments.

7.3 Indemnity from Borrowers in relation to Swingline Advances and Utilisations

          The Overdraft Borrowers or the Swingline Borrower (as the case may be) shall indemnify the Banks on demand against any amount payable by them under clause 7.2. The indemnity in this clause 7.3 shall be a continuing indemnity notwithstanding any intermediate payment, partial settlement or other matter whatsoever and shall be in addition to any security or other right the Banks may have against the Overdraft Borrowers, the Swingline Borrower or any other Obligor and shall not be wholly or partly discharged, varied or affected by any time or indulgence granted to or by the Banks or any other party or by any combination of accounts, set-off or other agreement between the Banks and the Overdraft Bank or the Swingline Bank, as relevant in respect of any amount due under clause 7.2 or by anything done or omitted which would but for this provision operate to exonerate the Overdraft Borrowers, the Swingline Borrower or any other Obligor. The Banks shall not be obliged to make any claim or demand on any other person liable or to resort to any other Collateral Instrument or other document or other means of payment before enforcing this indemnity against the Overdraft Borrowers or the Swingline Borrower (as the case may be) and no other such action which the Banks do take in connection with any such Collateral Instrument, other document or other means of payment shall discharge reduce or otherwise affect the liability of the Overdraft Borrowers or the Swingline Borrower (as the case may be) under this clause 7.3.

7.4       Counter-indemnity for Swingline Letters of Credit

7.4.1     The Swingline Borrower:

          (a) agrees to pay to the Agent for the account of the Swingline Bank, for the account of all Banks, to the extent that they have complied with their obligations under clause 6.12, on demand from the Agent an amount equal to and in the same currency as each amount demanded in accordance with clause 7.4.1(b) below in respect of a Swingline Letter of Credit; and

          (b)  undertakes  to  indemnify  and  hold  harmless  the  Agent,   the
               Swingline Bank and each Bank from and against all liabilities, costs, losses, damages and expenses which they incur or sustain by reason of or arising in any way whatsoever in connection with or by reference to the issue of a Swingline Letter of Credit or the performance thereof.

7.4.2     The Swingline Borrower and each Bank unconditionally and irrevocably:

          (a) authorises and directs the Swingline Bank to pay any prima facie valid demand under and in accordance with a Swingline Letter of Credit (which the Swingline Bank believes, in its sole discretion, to be valid) without requiring proof of the agreement of the Swingline Borrower or any Bank that the amounts so demanded or paid are or were due and notwithstanding that the Swingline Borrower or any Bank may dispute the validity of any such request, demand or payment;

          (b) confirms that the Swingline Bank deals in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set-off, counterclaim or defence as between the Swingline Borrower and any beneficiary of a Swingline Letter of Credit;

          (c) agrees that neither the Swingline Bank nor any other Bank need have regard to the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection therewith or any incapacity of or limitation upon the powers of any person signing or issuing such demand, certificate or statement which appears on its face to be in order and agrees that neither the Swingline Bank nor any Bank shall be obliged to enquire as to any such matters and may assume, unless notified to the contrary, that any such demand, certificate or statement which appears on its face to be in order is correct and properly made; and

          (d) without prejudice to the preceding sub-clauses, agrees that if the Swingline Bank pays any such demand in accordance with the terms of the relevant Swingline Letter of Credit which is not legally payable that amount shall nevertheless be regarded as having been property paid for the purposes of this Agreement.

7.5       Rights of contribution and subrogation of Swingline Borrower

          Until all amounts due under this Agreement have been fully and irrevocably discharged and all amounts which are or may become payable by the Borrowers under or in connection with the Security Documents have been irrevocably paid in full, the Swingline Borrower shall not, by virtue of any payment made by it under or in connection with or referable to this clause 7 or otherwise, be subrogated to any rights, security or moneys held or received by any Bank Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against any Bank Finance Party. All rights of contribution or similar rights arising in respect of any amount due under this Agreement or in connection with the Security Documents against any Bank Finance Party are hereby waived by the Swingline Borrower.

7.6       Waiver of defenses of Swingline Borrower

          The Swingline Borrower agrees that its obligations under this clause 7 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate it from its obligations under this Agreement in whole or in part, including without limitation and Whether or not known to it:

7.6.1 any time or waiver granted to or composition with any Finance Party, any beneficiary of a Swingline Letter of Credit or any other person;

7.6.2 any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party, or other person or arising under a Swingline Letter of Credit; or

7.6.3 any variation or extension of or increase in liabilities under a Swingline Letter of Credit, so that references in this Agreement to Swingline Letters of Credit shall include each such extension and variation.

7.7       Continuing Indemnity of Swingline Borrower

          This shall be a continuing indemnity, shall extend to the ultimate balance of the obligations and liabilities of the Swingline Borrower under this clause 7 and shall continue in force notwithstanding any intermediate payment in whole or in part of such obligations or liabilities.

7.8       Additional security

          The obligations of the Swingline Borrower under this clause 7 shall be in addition to and shall not be in any way prejudiced by any collateral or other security now or hereafter held by any Finance Party as security or any lien to which such Finance Party may be entitled.

7.9       Preservation of rights

          No invalidity or unenforceability of all or any part of this clause 7 shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this clause 7.

8         Repayment, prepayment and cancellation

8.1       Repayment of Revolving Credit Advances

          The relevant Borrower shall repay to the Agent each Revolving Credit Advance on its Repayment Date in the currency in which it is denominated. If a Revolving Credit Advance (the "new Revolving Credit Advance") is to be made on a day on which another Revolving Credit
          Advance made to the same Borrower (the "maturing Revolving Credit Advance") denominated in the same currency as the new Revolving Credit Advance is due to be repaid then, subject to the terms of this Agreement and so long as the conditions referred to in clause 3.2 shall have been satisfied in relation to the new Revolving Credit Advance, (a) the maturing Revolving Credit Advance shall be deemed to have been repaid on its Repayment Date either in whole (if the new Revolving Credit Advance is equal to or greater than the maturing
          Revolving Credit Advance) or in part (if the new Revolving Credit Advance is less than the maturing Advance) and (b) to the extent that the maturing Revolving Credit Advance is so deemed to have been repaid, the principal amount of the new Revolving Credit Advance to be made on such date shall be deemed to have been credited to the account of such Borrower by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to such Borrower a principal amount equal to the amount by which the new Revolving Credit Advance exceeds the maturing Revolving Credit Advance. On the Termination Date, all outstanding Revolving Credit Advances under the Revolving Credit Facility and other sums (if any) then owing under this Agreement in connection with the Revolving Credit Facility shall in any event be repaid or paid in full.

8.2       Repayment of Swingline Advances

          The Swingline Borrower shall repay to the Swingline Bank each Swingline Advance on its Repayment Date and shall repay or discharge in full all outstanding Swingline Advances on the Termination Date.

8.3       Repayment of the Conversion Advance

          [deleted].

8.4       Voluntary prepayment and cancellation of Commitments

          Subject to the provisions of this clause 8, the Borrowers may without premium or penalty prepay any Revolving Credit Advance together with the immediate cancellation of an equivalent amount of the Commitments in respect of the Revolving Credit Facility (pro rata to the relevant Banks' respective Commitments in respect of that Facility).

8.5       Additional voluntary prepayment

          The Borrowers may (in whole but not in part only), without premium or penalty, but without prejudice to their obligations under clauses 5.8,
          10.5 and 16.2 if they have become obliged to pay additional amounts under clause 10.5 or 16.2 to any Bank or a Substitute Basis applies by virtue of clause 5.8:

8.5.1 prepay the Contribution to Advances of such Bank or, in the case of the application of a Substitute Basis, prepay any Bank's Contribution to which such Substitute Basis applies; and

8.5.2 pay an amount equal to the maximum possible liability of such Bank under clause 7.1 in respect of the Overdraft Facility and the Swingline Facility to the Agent to be held on a blocked account as cash collateral for that Bank's liabilities on terms satisfactory to the Agent (acting reasonably).

          Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero in respect of the Revolving Credit Facility, but such Bank's obligations under clauses 6 and 7 shall remain in full force and effect until the Agent notifies such Bank that it is satisfied that cash collateral has been received under clause 8.5.2 representing the full amount of that Bank's liabilities.

8.6       Mandatory prepayment/reduction

8.6.1 Full prepayment events: The Parent shall (or shall procure that it and the other Borrowers shall) prepay all the Facilities in whole immediately upon the occurrence of an External Refinancing or the sale or other disposal of all or substantially all of the assets and undertakings of the Group or a Change of Control whereupon the Total Commitments in respect of all the Facilities shall be reduced to zero.

8.6.2 Equity raising: The Parent shall apply the proceeds (net of the reasonable related costs incurred by the Parent as part of such exercise) of any issue of shares, rights issue or other equity raising by the Parent including, for the avoidance of doubt, the exercise of any option to call on the Parent to issue shares permitted under clause 12.2.11(b) (other than shares issued as consideration for any Permitted Acquisition and the issue of shares permitted under clause 12.2.6(c) (Acquisitions)) in or towards immediate prepayment and cancellation of the Facilities in accordance with clauses 8.6.5, 8.6.6, 8.7 and 8.8.

8.6.3 Zenith Joint Venture Agreement: The Parent shall (or shall procure that it and the other Borrowers shall) be obliged to apply in or towards immediate prepayment and cancellation of the Facilities in accordance with clauses 8.6.5, 8.6.6, 8.7 and 8.8 the Net Proceeds received by any member of the Group from:

          (a) any exercise of any of the put or call options under the Zenith Joint Venture Agreement or any other disposal of shares (or other interests) in Zenith;

          (b) any claims for damages or other remedies in respect of any breach of any of the put and call options in the Zenith Joint Venture Agreement;

          (c) any claim in respect of all warranties, indemnities and representations contained in the Zenith Joint Venture Agreement to the extent connected to any of the put and call options contained therein; and

          (d)  any  Flotation   of,  or  sale  or  other   disposal  of  all  or
               substantially all of its assets and undertakings by, Zenith or any of its Subsidiaries.

8.6.4     Disposal of assets:

          (a)  Subject  to clause  8.6.4(b),  but  without  prejudice  to clause
               12.2.4 (Disposals), if any member of the Group disposes of any assets (including shares and fixed assets) to any person which is not a member of the Group, of Which:

               (i) the aggregate Net Proceeds are at least (pound)500,000 (or its equivalent at the date of the relevant disposal) (each a relevant disposal"); and

               (ii) the  aggregate  Net  Proceeds of relevant  disposals  by the
                    Group in any Financial Year are in excess of (pound)5,000,000 (or its equivalent at the date of the relevant disposal),

               the Parent shall (or shall procure that it and other Borrowers shall), apply an amount equal to the aggregate Net Proceeds of such relevant disposals which are in excess of (pound)5,000,000 (or its equivalent) in mandatory prepayment and cancellation of the Facilities in accordance with clauses 8.6.5. 8.6.6, 8.7 and 8.8.

          (b) The provisions of clause 8.6.4(a) will not apply in relation to the disposals referred to in clauses 12.2.4(a), 12.2.4(c), (d),
               (e), (f) and (g).

8.6.5 Application of mandatory prepayment: All amounts to be prepaid under clause 8.6 shall be applied:

          (a) firstly, in prepayment of the Revolving Credit Facility by such amount being applied in prepayment of the Revolving Credit Facility Advances and the immediate cancellation of an equivalent amount of the Commitments in respect of the Revolving Credit Facility (pro rata to the relevant Banks' respective Commitments in respect of that Facility); and

          (b) once all the Revolving Credit Facility Advances have been prepaid or repaid in full and the equivalent amount of the Commitments have been cancelled, pro rata in prepayment of the Swingline Facility and the Overdraft Facility (pro rata the amounts outstanding to the Overdraft Bank and the Swingline Bank (including any Outstanding L/C Liability)) and such relevant pro rata amounts being applied, in the case of the Swingline Facility first in prepayment of the outstanding Swingline Advances and secondly as cash cover in respect of the outstanding Swingline Letters of Credit and, in the case of the Overdraft Facility, in prepayment of all Utilisations thereunder, and the immediate cancellation of an equivalent amount of the Commitments in respect of such Facilities (pro rata to the Swingline Bank's and the Overdraft Bank's Commitments in respect of those Facilities) and the Commitments in respect of the Revolving Credit Facility, and for the avoidance of doubt, to the extent that the Commitments in respect of the Revolving Credit Facility are less than the aggregate of the Commitments in respect of the Swingline Facility and the Overdraft Facility then the Commitments in respect of the Swingline Facility and the Overdraft Facility will be reduced pro rata so that their aggregate does not exceed the Revolving Credit Facility Commitments.

8.6.6 Cash Collateral: If this clause 8.6 would require the Borrowers to procure prepayment of any Advance otherwise than on its Repayment Date, the Borrowers can elect (by written notice made to the Agent to be received not later than 10 a.m. on the date of receipt of the relevant amounts to be prepaid) to credit the amount to be repaid to a Cash Collateral Account in the name of the relevant Borrower on the date on which such prepayment would, but for this clause, be due to be made and to prepay the relevant Advance at the Repayment Date of such Advance. Following any such election, and provided the required payment is made to such Cash Collateral Account, the obligation to prepay the relevant Advance will not arise until the Repayment Date of such Advance. The Borrowers irrevocably authorise the Agent and Common Security Trustee to withdraw monies from such Cash Collateral Account and apply such monies against prepayments which are due to be made under this Agreement (and amounts due under clause 8.8) or, upon the occurrence of an Event of Default in respect of which notice has been given pursuant to clause 14.2, against any amounts due and payable under the Finance Documents.

8.7       Revolving Credit Advances

          Any prepayment of Revolving Credit Advances under this Agreement shall be applied firstly in prepayment of Revolving Credit Advances outstanding prior to the Restructuring Date (or any rollover of such Advances) and then in prepayment of all other outstanding Revolving Credit Advances.

8.8       Amounts payable on prepayment

          Any prepayment under this Agreement shall be made in the currency in which the relevant Advance or Utilisation is then denominated together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under clauses 10.5, 16.2 or 16.5; (c) all other sums payable by the Borrowers to the relevant Bank Finance Parties under this Agreement including, without limitation, any accrued commitment commission payable under clause 9.1.3 and any amounts payable under clause 15.1; and (d) where the Facilities are prepaid and cancelled in full, the fees in clause 9.1.8 and 9.1.9 together with the interest accrued thereon.

8.9       Notice of prepayment

          No prepayment may be effected under clause 8.4 or 8.5 unless the relevant Borrower shall have given the Agent at least 5 Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the relevant Borrower to make such prepayment on the date specified.

8.10      Cancellation of Commitments

          The Parent may at any time during the Availability Period in respect of the Revolving Credit Facility by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (being (pound)5,000,000 or any larger sum which is an integral multiple of (pound)1,000,000) of the Total Commitments without penalty. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately.

8.11      Allocation of reduction of commitments

          If the Total Commitments are to be reduced or cancelled in part (but not in whole) pursuant to any provision of this Agreement (except for cancellation of Commitments under clause 8.6) such reduction shall be allocated against the Revolving Credit Facility, the Swingline Facility and the Overdraft Facility as the Parent shall specify and the Commitment of each Bank shall be reduced proportionately.

8.12      Prepayments to be subject to the terms of the Intercreditor Agreement

          For so long as the lntercreditor Agreement remains valid and binding, the amount of all prepayments made pursuant to clauses 8.4, 8.5, and
          8.6 must first be paid over to the Common Security Trustee for application in accordance with the terms of the Intercreditor Agreement, and the amount of such prepayments paid for the benefit of the Bank Finance Parties from such application by the Common Security Trustee shall then be applied in prepayment and cancellation of the Facilities in accordance with the terms of clause 8.

9         Fees and expenses

9.1       Fees

          The Parent shall pay to the Agent whether or not any Advance is drawn or any Utilisation made:

9.1.1     Arrangement fee: [deleted];

9.1.2 Agency fee: for the account of the Agent, an agency fee of an amount and on the basis agreed between the Parent and the Agent in a letter dated on or around the date of the Restructuring Deed;

9.1.3     Commitment Commission:

          (a) on the dates falling at three month intervals after the date of this Agreement and on the last day of the Availability Period in respect of the Revolving Credit Facility, for the account of each Bank, commitment commission computed at 1.25% per annum on the daily undrawn and uncancelled amount of such Bank's Commitment in respect of the Revolving Credit Facility; and

          (b) if a Revolving Credit Advance is outstanding in an Optional Currency, the amount of the Commitments treated as drawn for the purpose of calculating commitment commission shall be the Sterling Amount of such Revolving Credit Advance;

9.1.4     Conversion fee: [deleted]

9.1.5 Swingline Bank fee: on the dates falling at quarterly intervals after the date of the Restructuring Deed and on the Termination Date in respect of the Revolving Credit Facility, for the account of the Swingline Bank, a Swingline Bank fee and Swingline Letter of Credit fee of amounts agreed between the Parent and the Swingline Bank in a letter dated on or around the date of the Restructuring Deed;

9.1.6 Overdraft Bank fee: on the dates falling at quarterly intervals after the date of this Agreement and on the Termination Date in respect of the Revolving Credit Facility, for the account of the Overdraft Bank, an Overdraft Bank fee of an amount agreed between the Parent and the Overdraft Bank in a letter dated 4 July 2000 (and on and from the Restructuring Date the reference in such letter to clause 9.1.8 of this Agreement shall be deemed to refer to clause 9.1.6 of this Agreement);

9.1.7 Common Security Trustee Fee: for the account of the Common Security Trustee, a trustee fee of an amount and on the basis agreed between the Parent and the Common Security Trustee in a letter dated on or around the date of the Restructuring Deed;

9.1.8 Deferred fee: on 8 November 2004 or on such earlier date (if any) on which (i) an Event of Default occurs or (ii) the Total Commitments are reduced to zero under or pursuant to this Agreement, for the account of the Banks (pro-rata to their Commitments in respect of the Revolving Credit Facility), a deferred fee in Sterling which shall accrue quarterly in arrears from the date of the execution of the Agreement in Principle and shall be calculated at 1.00% of the Sterling Amount of the average daily principal outstanding amount (including any Outstanding L/C Liability) under the Facilities during the two most recent quarters, together with interest on such deferred fee which shall accrue at 9.25% per annum on the amount of each quarterly accrual of the deferred fee; and

9.1.9 PIK Management fee: for the account of the Banks (pro rata to their Commitments) a management fee ("P1K Management Fee") paid in Sterling as follows:

          (a) the P1K Management Fee shall be calculated at the end of each Quarter as a percentage rate (the "Rate") of the average daily principal outstandings under the Facilities (including the amount of any Outstanding L/C Liability) during the two most recent Quarters;

          (b)  the  Rate  to be  applied  at the end of each  Quarter  shall  be
               determined   according  to  the  ratio  of   Consolidated   Gross
               Borrowings to Consolidated EBITDA as set out in the table below:

Quarter Ending                  Consolidated Gross Borrowings : Consolidated EBITDA

March 2002           less than      greater than      greater than      greater than      greater than
                     or equal to        4.60             4.84              5.08              5.32
                       4.60         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        4.84             5.08              5.32

June 2002            less than      greater than      greater than      greater than      greater than
                     or equal to        6.25             6.81              7.38              7.94
                       6.25         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        6.81             7.38              7.94

September 2002       less than      greater than      greater than      greater than      greater than
                     or equal to        3.56             3.84              4.13              4.41
                       3.56         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.84             4.13              4.41

December 2002        less than      greater than      greater than      greater than      greater than
                     or equal to        3.37             3.71              4.06              4.40
                       3.37         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.71             4.06              4.40

March 2003           less than      greater than      greater than      greater than      greater than
                     or equal to        3.40             3.59              3.77              3.96
                       3.40         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.59             3.77              3.96

June 2003            less than      greater than      greater than      greater than      greater than
                     or equal to        3.28             3.40              3.52              3.63
                       3.28         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.40             3.52              3.63

September 2003       less than      greater than      greater than      greater than      greater than
                     or equal to        3.22             3.35              3.49              3.62
                       3.22         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.35             3.49              3.62

December 2003        less than      greater than      greater than      greater than      greater than
                     or equal to        2.89             3.02              3.15              3.27
                       2.89         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.02             3.15              3.27

March 2004           less than      greater than           -                 -                 -
                     or equal to        2.89
                       2.89         but less than
                                     or equal to
                                        3.00

June 2004            less than      greater than            -                -                 -
                     or equal to        2.70
                       2.70         but less than
                                     or equal to
                                        3.00

September 2004       less than      greater than            -                -                 -
                     or equal to        2.70
                       2.70         but less than
                                     or equal to
                                        2.75

Rate                   0.00%            0.50%            1.00%             1.50%             2.00%

          (c) for the purposes of paragraph (b) Consolidated Gross Borrowings and Consolidated EBITDA shall be calculated in accordance with clause 13 and the ratio of Consolidated Gross Borrowings to Consolidated EBITDA shall be tested by reference to the Quarterly Management Accounts and the related Compliance Certificate in respect of the relevant Quarter delivered to the Agent pursuant to clauses 12.1.6(a) and (d), provided that if the Audited Financial Statements and the related Auditor's Report for any Financial Year delivered in accordance with clauses 12.1.6(a) and
               (e) show different determinations for those Financial Definitions than those shown in the Quarterly Management Accounts for the last Quarter in that Financial Year, such Audited Financial Statements shall prevail in respect of such determinations;

          (d) the PIK Management Fee shall accrue at the end of each Quarter in accordance with paragraphs (a) to (c) above (subject to paragraph
               (e) below), but shall not be payable until the earliest of (the "PIK Management Fee Payment Date"):

               (i) the reduction to zero of the Total Commitments in accordance with the terms of this Agreement;

              (ii)  the prepayment in full of the Notes;

             (iii)  any enforcement of any of the Security Documents;

              (iv)  the occurrence of any Event of Default  specified in clauses
                    14.1.9  (Insolvency)  to  14.1.15  (Analogous   proceedings)
                    (inclusive);

               (v)  any  of  the  Notes   becoming  due  and  payable,   whether
                    automatically or by declaration; and

              (vi)  8 November 2004;

          (e) to the extent that the "New Money Commitments" (as defined in the lntercreditor Agreement) are repaid and cancelled in full at any time or all of the Bank Finance Parties agree to terminate the priority treatment of such New Money Commitments under the terms of the lntercreditor Agreement at any time, any future accretion of the PIK Management Fee shall cease at the later of any of those times and 1 January 2003, provided that any PIK Management Fee that has been calculated for any Quarter prior to such time shall continue to payable on the PIK Management Fee Payment Date and will continue to accrue interest in accordance with paragraph
               (f) below; and

          (f) Interest shall accrue on the amount of each quarterly accrual of the PIK Management Fee at a rate of 9.25% per annum and shall be payable on the PIK Management Fee Payment Date.

9.2       Expenses

          The Parent shall pay to the Agent on demand:

9.2.1 all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank Finance Parties in connection with the negotiation, preparation and execution of the Bank Finance Documents, the preparation and distribution of the Information Package and any Information Memorandum and of any amendment or extension of, or the granting of any waiver or consent under, the Bank Finance Documents; and

9.2.2 all expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties or any of them in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, any Bank Finance Document (including, without limitation, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of the Group provided that if a Default has not occurred and no notification has been made under clause 12.1.8 such fees shall not be payable by the Parent) or otherwise in respect of the moneys owing under any Bank Finance Document, together with interest at the rate referred to in clause 5.5 from the date on which such expenses were notified to the Parent to the date of payment (as well after as before judgment).

9.3       Value Added Tax (VAT)

          All fees and expenses payable pursuant to this clause 9 shall be paid together with an amount equal to any value added tax payable by the Bank Finance Parties in respect of such fees and expenses to the extent that the Bank Finance Parties are not able to recover such Value Added Tax. Any value added tax chargeable in respect of any services supplied by the Bank Finance Parties under this Agreement shall, on delivery of a value added tax invoice, be paid in addition to any sum agreed to be paid under this Agreement.

9.4       Stamp and other duties

          The Parent shall pay all stamp, documentary, registration or other similar duties or Taxes (including any duties or Taxes (other than Taxes on overall net income of the Bank Finance Parties) payable by, or assessed on, the Bank Finance Parties) imposed on or in connection with the Bank Finance Documents or the Facilities and shall indemnify the Bank Finance Parties against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or Taxes save for any stamp duty payable as a result of any transfer pursuant to clause 18.

10        Payments and Taxes; accounts and calculations

10.1      No set-off or counterclaim; distribution to the Banks

          Subject to clauses 10.5 and 10.6, all payments to be made by the Borrowers under the Bank Finance Documents shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings, in Sterling or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date in immediately available cleared funds to the account of the Agent, the Swingline Bank or the Overdraft Bank (as relevant) at such bank as the Agent, the Swingline Bank or the Overdraft Bank (as relevant) may from time to time specify for this purpose. Save where the Bank Finance Documents provide for a payment to be made for the account of a particular Bank (including, without limitation, clauses 8.5, 10.5, 15.1, 15.2, 16.1 and 16.2 in which case the Agent shall distribute the relevant payment to the Bank concerned, or for the account of the Swingline Bank or the Overdraft Bank), payments to be made by the Borrowers under the Bank Finance Documents shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

10.2      Payments by the Banks

          All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Sterling or the relevant Optional Currency in immediately available cleared funds on the relevant Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Borrower specified in the relevant Drawdown Notice.

10.3      Non-Banking Days

          When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

10.4      Agent may assume receipt

          Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume, unless it has been notified to the contrary in writing, that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

10.5      Grossing-up for Taxes

          If at any time any Borrower is required to make any deduction or withholding in respect of Taxes (excluding Taxes or Taxation on the overall net income, profits or gains of a Bank Finance Party imposed in the jurisdiction in which its principal or lending office under the Agreement is located) from any payment due under this Agreement and/or the Security Documents for the account of any Bank Finance Party (or if the Agent is required to make any such deduction or withholding from a payment to any Arranger or a Bank), the sum due from the relevant Borrower in respect of such payment shall, subject to clause 10.6, be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and that Borrower shall indemnify (on an after-tax basis) each Bank Finance Party against any losses or costs incurred by any of them by reason of any failure of that Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment, save only to the extent that such failure by that Borrower is attributable to a breach by a Bank Finance Party of the warranty in clause 10.7 or of its obligation promptly to notify that Borrower of a change in its status pursuant to clause 10.7. Such Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding (other than a deduction or withholding made by the Agent).

10.6      Exceptions to gross-up

10.6.1 If any Bank is not or ceases to be a Qualifying Bank then (save in circumstances where such Bank ceases to be a Qualifying Bank by reason of any change in law or regulation or double taxation treaty or in its application or interpretation, in each case taking effect after the date of this Agreement) the Borrowers shall not be liable to pay to that Bank under clause 10.5 any sum in excess of the sum they would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank.

10.6.2 Subject to clause 10.8.3, no US Borrower shall be required to pay any additional amount on account of any taxes of, or imposed by, the United States pursuant to clause 10.5 to any Bank if such Bank is not entitled on the date on which it becomes a party to this Agreement to submit Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor thereto) or Internal Revenue Service Form W-8ECI (or any successor thereto) so as to meet its obligations to submit such a form or other certificate pursuant to clause 10.8 or if such Bank otherwise fails to submit such a form or certificate that it is required to submit pursuant to clause 10.8.

10.6.3 Any Bank which is a Qualifying Bank by virtue of being a Treaty Lender shall, as soon as reasonably practicable and permissible after it becomes a party to this Agreement submit to the relevant tax authorities in the country of residence of such Bank the relevant form required for the purpose of obtaining a direction from the Inland Revenue or any equivalent tax authority, that payment may be made by each relevant Borrower or (as the case may require) the Agent to such Lender (i) in the case of an Existing Bank, without any deduction or withholding in respect of tax or (ii) in the case of a Substitute, subject to a withholding or deduction in respect of tax to an extent no greater than that which applied at the time of the substitution to the Existing Bank from which the Substitute acquired its Commitment and/or Contribution and if any Bank fails to comply with such obligation the Borrower shall not be obliged to pay to such Bank under clause 10.5 any sum in excess of the sum which it would have been required to pay to such Bank had it complied with the obligation in this clause 10.6.3.

10.6.4    No Bank is obliged  to deliver  any form or  declaration  under  dause
          10.6.3 if the Bank is unable to complete the form or declaration in a manner which will enable the Borrower to make payment to that Bank without deduction or withholding in respect of Taxes in the relevant jurisdiction as a result of the introduction of or any change in or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice, position or concession of the relevant tax authority after the date of this Agreement.

10.6.5    If any forms previously delivered under clause 10.8.2 or sub-paragraph
          (i) or (ii) of the definition of US Lender shall have expired, become obsolete, invalid or inaccurate in any respect which has resulted in the loss of any applicable exemption from withholding and, (except where the reason for such obsolescence, invalidity or inaccuracy is a change in, or in the interpretation or application of, or the introduction of any law or regulation in each case after the date of this Agreement) following not less than thirty days' prior written notice from each relevant US Borrower to the Agent (as to such bank or financial institution), such bank or financial institution shall not have delivered to the Agent and such Borrower one or more then currently effective forms described under such sub-paragraph (i) or
          (ii), the relevant US Borrower shall not be obliged to pay such Bank under clause 10.5 any sum in excess of the sum which it would have been required to pay to such Bank had such forms not become obsolete, invalid or inaccurate in which case this clause 10.6.5 shall not apply to such US Lender.

10.7      Qualifying Banks

          Each Bank agrees promptly to notify the Agent and the Borrowers if it ceases, or intends to cease, to be a Qualifying Bank, or, if it derives its status, or intends to derive its status, as a Qualifying Bank from a different paragraph or sub paragraph of the definition of Qualifying Bank.

10.8      US Tax forms

10.8.1 Except as otherwise agreed by the Parent, each Bank (other than a Bank organised under the federal laws of, or the laws of any of, the United States of America or the District of Columbia) shall, subject to paragraph (c) below, deliver to each US Borrower and the Agent within 30 days from the date it becomes a party to this Agreement (and prior to the expiry of any such form previously provided by that Bank), two accurate and complete original signed copies of US Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or W-8ECI, whichever is applicable or any successor or additional form allowing the US Borrower to make payments to that Bank without deduction or withholding in respect of federal income tax in the United States of America provided that W-8BEN or W-8ECI (or successor forms) shall be delivered no later than the first Repayment Date after the relevant Bank becomes a party to this Agreement.

10.8.2 Except as otherwise agreed by the Parent, each Bank that is organised under the federal laws of, or the laws of any of, the United States of America or the District of Columbia shall, subject to paragraph (c) below, deliver to each US Borrower and the Agent within 30 days from the date it becomes a party to this Agreement (and prior to the expiry of any such form previously provided by the Bank) two accurate and complete original copies of duly executed US Internal Revenue Service Forms W-9 or any successor to such form.

10.8.3 No Bank is obliged to deliver any form(s) under clause 10.6.2 or clauses 10.8.1 or 10.8.2 above if the Bank is unable to complete the form(s) in a manner which will enable the US Borrower to make payments to that Bank without deduction or withholding in respect of Taxes in the United States of America as a result of the introduction of or any change in, or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice, position or concession of the US Internal Revenue Service after the date of this Agreement.

10.8.4 The Agent agrees that it will furnish on the date of this Agreement (and prior to the expiry of any such form previously provided by the Agent) to each US Borrower, with respect to fees payable to it, two accurate and complete original signed copies of either (i) Internal Revenue Service Forms W-8ECI (or successor form) (if the services are performed by a US branch), or (ii) a statement that the services will be performed entirely outside the US, or, if appropriate, Internal Revenue Service Form W-8BEN (establishing a complete exemption under an income tax treaty) with respect to those services.

10.9      Claw-back of tax benefit

          If following any such deduction or withholding as is referred to in clause 10.5 any Bank shall receive or be granted a credit against or remission for any Taxes payable by it, such Bank shall, where it is able to utilise such credit or remission, subject to the relevant Borrower having made any increased payment in accordance with clause
          10.5 and to the extent that such Bank can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Bank to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the Bank shall in its absolute discretion (acting in good faith) certify to be the proportion of such credit or remission as will leave that Bank (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower. Such reimbursement shall be made forthwith upon such Bank certifying that the amount of the credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Bank to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, no Borrower shall, by virtue of this clause 10.9, be entitled to enquire about any Bank's tax affairs.

10.10     Bank accounts

          Each Bank, the Swingline Bank and the Overdraft Bank, shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Revolving Credit Advance and other sums owing by the Borrowers under this Agreement and all payments in respect thereof made by the Borrowers from time to time. The control account for the Overdraft Facility shall be maintained by the Overdraft Bank and the control account for the Swingline Facility shall be maintained by the Swingline Bank. The control accounts shall, in the absence of manifest error, be prima facie evidence of the amount from time to time owing by the Borrowers under this Agreement.

10.11     Partial payments

          If, on any date on which a payment is due to be made by the Borrowers under the Bank Finance Documents, the amount received by the Agent from the Borrowers or the Common Security Trustee (after application in accordance with the Intercreditor Agreement) falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any nghts or remedies available to the Agent and the Banks under the Bank Finance Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

10.11.1 firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent and/or the Security Trustee and/or the Common Security Trustee under the Bank Finance Documents;

10.11.2 secondly, in or towards payment to the Arrangers of any portion of the arrangement fee payable under clause 9.1.1 remains unpaid;

10.11.3 thirdly, in or towards payment to the Swingline Bank and the Overdraft Bank, on a pro rata basis, of any Swingline Bank Fee and Overdraft Bank Fee payable under clauses 9.1.5 and 9.1.6 which remains unpaid;

10.11.4 fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 9.1.3 which shall have become due and payable but remains unpaid;

10.11.5 fifthly, in or towards payment to the Banks, the Swingline Bank and the Overdraft Bank, on a pro rata basis, of any accrued interest or Swingline Letter of Credit Commission which shall have become due and payable but remains unpaid;

10.11.6 sixthly, in or towards payment to the Banks, the Swingline Bank and the Overdraft Bank, on a pro rata basis, of any principal which shall have become due and payable but remains unpaid; and

10.11.7 seventhly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

          The order of application set out in this clause 10.11.4 - 10.11.7 shall be varied by the Agent if the Banks so direct, without any reference to, or consent or approval from, the Borrowers.

10.12     Calculations

          All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of Sterling) a 365 day year and (in the case of currencies other than Sterling) a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

10.13     Certificates

          Any certificate or determination of any Bank Finance Party as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest error, be prima facie evidence of the rate of interest or amount payable.

10.14     Effect of monetary union

          If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in Economic and Monetary Union in accordance with Article 109j of the Treaty, then:

10.14.1 any amount expressed to be payable under this Agreement in that national currency shall be made in that national currency or in euro, as designated by the Agent after consultation with the Parent and the Banks;

10.14.2 any amount so required to be paid in euro shall be converted from that national currency at the rate stipulated pursuant to Article 109l(4) of the Treaty and payment of the amount in euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109l(4) of the Treaty;

10.14.3 after consultation with the Parent and the Banks the Agent shall be entitled to make such amendments to this Agreement as necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever) provided that such amendments will not create obligations for the Borrowers which have an overall financial impact that is materially more onerous than the obligations created by this Agreement.

          Any amendment so made to this Agreement by the Agent shall be promptly notified to the Banks and the Parent by the Agent and shall be binding on all the Bank Finance Parties and all the Borrowers.

10.15     Continuation of the Conversion Advance in Sterling or euros

          [deleted]

11        Representations and warranties

11.1      Representations and warranties

          Each Borrower makes the following representations and warranties to each of the Bank Finance Parties:

11.1.1 Due incorporation: the Obligors and the Material Subsidiaries are duly established or incorporated (and in the case of a corporation incorporated in the United States, validly existing and in good standing) under the laws of the respective countries and/or (where relevant) states of their incorporation as limited liability companies (except for CCG.XM) and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

11.1.2 Corporate Power: each Obligor has power to execute, deliver and perform its obligations under each of the Bank Finance Documents to which it is a party and (in the case of the Borrowers) to borrow the Commitments; all necessary corporate, shareholder and other action has been taken (or, in the case of the Security Documents, will be taken prior to their execution) to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrowers to borrow will be exceeded as a result of borrowings under this Agreement or on the powers of the Guarantors to give guarantees will be exceeded as a result of the Guarantees;

11.1.3 Binding obligations: this Agreement constitutes and the other Bank Finance Documents, when executed and delivered will constitute, valid and legally binding obligations of each Obligor which is a party thereto enforceable in accordance with their respective terms, save as disclosed in the qualifications to the relevant legal opinions provided under part A of Schedule 4 (as stated prior to the Restructuring Date) and under Schedule 5 of the Restructuring Deed;

11.1.4 No conflict with other obligations: the execution and delivery of, the borrowing of the Commitments and the performance of their obligations under, and compliance with the provisions of, the Bank Finance Documents by the Obligors will not (i) contravene, to any material extent, any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of them are subject, (ii) conflict with, to any material extent, or result in any breach of any of the material terms of, or constitute a material default under, any agreement or other instrument to which any of them are a party or is subject or by which any of their property is bound, (iii) contravene or conflict with any provision of their respective Memorandum and Articles of Association, Articles of Incorporation, Bye-laws, Statutes or other constitutional documents or (iv) result in the creation or imposition of or oblige any of them to create any Encumbrance (other than a Permitted Encumbrance) on any of their undertakings, assets, rights or revenues;

11.1.5 Consents obtained: (subject, in the case of the Security Documents, to the registration and filing requirements (if any) disclosed in the qualifications to the legal opinions provided under Schedule 5 of the Restructuring Deed) every material consent from, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Obligor to authorise, or required by any Obligor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of the Bank Finance Documents to which it is a party or the performance by any Obligor of its obligations under any of the Bank Finance Documents to which it is a party has been obtained or made (or, in the case of the Security Documents, will be obtained or made, as the case may be, prior to their execution) and is (or will
          be) in full force and effect in all material respects and there has been no default in the observance of the material conditions or restrictions (if any) imposed in, or in connection with, any of the same;

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

11.1.6 No filings required: (subject, in the case of the Security Documents, to the registration and filing requirements (if any) disclosed in the qualifications to the legal opinions provided under Schedule 5 of the Restructuring Deed) any notarisation, filing, recording, registration or enrolment in any court, public office or elsewhere and any stamp, registration or similar tax or charge payable on or in relation to any of the Bank Finance Documents necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Bank Finance Documents has been made or paid, as the case may be (or, in the case of the Security Documents, will be made or paid, as the case may be, prior to their execution), and the Bank Finance Documents are in proper form for their enforcement in the courts of England or of any jurisdiction whose laws are expressed to govern the relevant Security Document;

11.1.7 No litigation: no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the directors of any Obligor or Material Subsidiary, threatened against any member of the Group which would or is reasonably likely, in the opinion of the Agent (acting reasonably), if adversely determined to have a Material Adverse Effect;

11.1.8 No defaults: no member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound (unless the aggregate principal amount of the Borrowed Money pursuant to the agreements which have been breached is less than or equal to (pound)1,000,000 or the equivalent in the currencies in which the sums are payable) and no other Default has occurred and is continuing;

11.1.9 Financial statements correct and complete: the then latest audited consolidated financial statements of the Group in respect of the relevant Financial Year as delivered to the Agent under clause 12.1.6 have been prepared in accordance with the Appropriate Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the date to which such financial statements were made up and the consolidated results of the operations of the Group for the relevant Financial Year ended on such date and, as at such date, no member of the Group had any significant liabilities (contingent or otherwise) or any losses which are required to be and which are not disclosed by, or reserved against or provided for in, such financial statements;

11.1.10 Choice of law: the choice by the relevant Obligors of English law to govern the Bank Finance Documents to which they are a party (to the extent that the same are expressed to be governed by English law) and the submission by the relevant Obligors to the non-exclusive jurisdiction of the High Court of Justice in England (to the extent that the relevant Obligors so submit) are valid and binding;

11.1.11 No withholding Taxes: (on the basis that all Banks are Qualifying Banks at the Restructuring Date and that any Bank required to do so and the Agent has provided the requisite tax forms pursuant to clauses
          10.6 and 10.8) no Taxes are imposed by withholding or otherwise on any payment to be made by any Obligor under the Bank Finance Documents or are imposed on or by virtue of the execution or delivery by any Obligor of the Bank Finance Documents to which it is a party or any document or instrument to be executed or delivered under the Bank Finance Documents to which it is a party;

11.1.12 Compliance with consents and licences: every material consent, authorisation, licence or approval required by any Obligor or Material Subsidiary in connection with the conduct of its business and the ownership, use, exploitation or occupation of their respective property and assets has been obtained and is in full force and effect in all material respects and there has been no default in the observance of any of the material conditions and restrictions (if any) imposed in, or in connection with, any of the same and, to the knowledge of the directors of each Obligor or Material Subsidiary, no circumstances have arisen whereby any material remedial action is likely to be required to be taken by, or at the expense of, any Obligor or Material Subsidiary under or pursuant to any law or regulation applicable to the business, property or assets of any Obligor or Material Subsidiary;

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

11.1.13 Ownership of assets: all assets which are necessary for the business of the Group are beneficially owned, licensed or leased by the relevant members of the Group free and clear of any Encumbrance other than a Permitted Encumbrance;

11.1.14 Group Structure Charts: set forth in the Group Structure Charts is a substantially complete and accurate representation of the structure and members of the Group as at the date of the Restructuring Deed and the Restructuring Date;

11.1.15 Margin stock: no member of the Group is engaged principally or as one of its major activities in the business of extending credit for the purpose of purchasing or carrying margin stock and none of the proceeds of any drawing under any of the Facilities will be or has been used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock;

11.1.16 Not an investment company: (in the case of each US Borrower) it is not an "investment company" as defined in the United States Investment Company Act of 1940 nor is it subject to any United States federal or state statute or regulation limiting its ability to incur Borrowed Money;

11.1.17 ERISA: none of the Parent or the ERISA Affiliates are making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the date of this Agreement made or accrued an obligation to make contributions to any Multiemployer Plan; each Plan is in compliance in all material respects with ERISA and the Code; each of the Parent and the ERISA Affiliates has made all contributions except as would not result in a material liability to or under each such Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan, or any contract or agreement requiring contributions to a Plan, no ERISA Event has occurred, and neither the Parent nor any of the ERISA Affiliates has incurred or reasonably expects to incur any material liability to PBGC other than for premiums;

11.1.18   Intellectual Property Rights

          (a) the Intellectual Property Rights owned by any member of the Group which are material in the context of the Group as a whole are free from any Encumbrance other than Permitted Encumbrances and any other rights or interests in favour of third parties (save for those permitted by this Agreement) and any other Intellectual Property Rights owned by any member of the Group are free from any Encumbrance and any other rights or interests in favour of third parties other than Permitted Encumbrances, save as permitted either in the ordinary course of business or which would not or are not reasonably likely to otherwise have a Material Adverse Effect and save for those created or to be created by or pursuant to the Security Documents or permitted by this Agreement;

          (b) the Intellectual Property Rights owned by or licensed to each member of the Group are all the Intellectual Property Rights required by them to carry on their respective businesses, other than Intellectual Property Rights the absence of rights to which would have no Material Adverse Effect and no member of the Group in carrying on its business (so far as the directors of the Parent are aware) infringes any Intellectual Property Rights of any third party in any respect where such infringement would have, or is reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Banks, acting reasonably) to have, a Material Adverse Effect;

          (c) no Intellectual Property Rights which are material in the context of the Group as a Whole owned by any member of the Group are, to the knowledge of the directors of the Parent, being infringed, which infringement would have, or is reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Banks, acting reasonably) to have, a Material Adverse Effect; and

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

          (d) no member of the Group has any knowledge, nor is it aware of any claim, that it is or is reasonably likely to be liable to any person for any material copyright infringement of any nature whatsoever as a result of the operation of its business, which infringement would have, or is reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Banks, acting reasonably) to have, a Material Adverse Effect;

11.1.19 Material Adverse Effect: since the date of Accountant's Report there has been no development or event which has had or, in the opinion of the Agent (acting on the instructions of the Majority Banks, acting reasonably) is reasonably likely to have a Material Adverse Effect;

11.1.20   Lighthouse Due Diligence: [deleted]

11.1.21   Environmental matters:

          (a) the Parent is in compliance with the undertakings set out in clause 12.1.21, in each case in respect of all members of the Group;

          (b) no member of the Group has received notice of any Environmental Claim and no member of the Group is in breach of any Environmental Law or any Environmental Licence to the extent that the same would be reasonably likely in the opinion of the Agent (acting reasonably) to have a Material Adverse Effect; and

          (c) there is no Environmental Claim pending or to the knowledge of the directors of any Obligor or a Material Subsidiary threatened against any member of the Group which, if adversely to its knowledge determined, would be reasonably likely in the opinion of the Agent (acting reasonably) to have a Material Adverse Effect;

11.1.22 Unaudited financial statements: the latest unaudited Quarterly Management Accounts and Monthly Management Accounts delivered to the Agent under clauses 12.1.6(b) and 12.1.6(c) have been prepared in accordance with the Appropriate Accounting Principles which have been consistently applied and present accurately in all material respects the results of the operations of, and the consolidated (or unconsolidated as applicable) financial position of the Group for and as at the end of, the period to which they relate;

11.1.23 Charged Assets: the assets listed in relevant schedules to the Security Documents are beneficially owned by the relevant Guarantors as indicated in the relevant schedule, are not subject to any Encumbrance (other than a Permitted Encumbrance) and such lists are true and accurate in all material respects and will represent a complete list in all material respects of such categories of assets owned by the Obligors as at the date of the relevant Security Document (except as agreed with the Agent prior to the Restructuring Date);

11.1.24 No Borrowed Money or Encumbrances: on the Restructuring Date, (i) none of the Borrowers and the other members of the Group have any liabilities in respect of Borrowed Money other than as permitted under clause 12.2 (Negative Undertakings) and (ii) no Encumbrances (other than Permitted Encumbrances) exist over the assets and undertaking of the Borrowers or any other member of the Group;

11.1.25   Information Package:

          (a) all factual statements contained in the Information Package (excluding any financial projections contained therein) were, as at their respective dates, true and accurate in all material respects and did not contain any untrue statement of a material fact or (to the best of the knowledge of the directors of the Parent) omit to state a fact necessary in order to make not misleading in any material respect the statements contained therein; and

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

          (b) all financial projections which have been prepared by the Parent (or on its behalf) and contained in the Information Package have been prepared in good faith and based upon assumptions which were or are reasonable at the time prepared and at the time made available to any Bank Finance Party;

11.1.26 Copies of documents to be true and accurate: the copies of the Zenith Joint Venture Agreement and the other relevant incorporation and constitutional documents or by-laws of the Obligors delivered to the Arrangers in accordance with Schedule 5 of the Restructuring Deed are true, complete and accurate in all material respects and, save as otherwise referred to therein and so far as it is aware, no other agreements, arrangements or understandings exist between all or any of the parties to those agreements and instruments which would materially affect the transactions or arrangements contemplated by the Bank Finance Documents; and

11.1.27 Clean company: (other than as may result from the transfer to it of the Zenith Joint Venture Agreement and the entry into of the Security Documents to which it is a party and the documents ancillary thereto and the transactions and matters contemplated thereby) prior to the Restructuring Date the Zenith SPV has not undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent.

11.2      Repetition

11.2.1 The representations and warranties in clause 11.1 shall be deemed to be repeated by each Borrower on and as of the date of the Restructuring Deed and the Restructuring Date as if made with reference to the facts and circumstances existing on each such day.

11.2.2    The  representations and warranties in clause 11.1 (other than clauses
          11.1.5 11.1.7, 11.1.8, 11.1.11,  11.1.12,  11.1.13,  11.1.14, 11.1.18,
          11.1.19, 11.1.21, 11.1.23, 11.1.24, 11.1.25, 11.1.26, and 11.1.27 (the
          "excluded  representations  and  warranties")  shall be  deemed  to be repeated by each Borrower on and as of each Drawdown Date and each Repayment Date as if made with reference to the facts and circumstances existing on each such day.

12        Undertakings

12.1      Positive undertakings

          Each Borrower undertakes with each of the Bank Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers, it will (save where permitted to do otherwise by the prior written consent of the Agent, acting upon the instructions of the Majority Banks):

12.1.1    Notice of Default:

          (a) (in the case of the Parent) promptly, and in any event within five Banking Days after a Responsible Officer of any Obligor becomes aware of the same, inform the Agent of any occurrence which would or is reasonably likely in its opinion to have a Material Adverse Effect; and

          (b) (in the case of each Borrower) promptly, and in any event within five Banking Days after a Responsible Officer of any Obligor becomes aware of the same, inform the Agent of any Default,

               and in the case of each of paragraphs (a) and (b) at the time of giving such information, provide a written notice specifying the nature and period of the existence of the relevant occurrence having a Material Adverse Effect or Default (as the case may be) and what action the Group is taking or proposes to take with respect thereto;

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

12.1.2 Consents and licences: without prejudice to clauses 3 and 11.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every material consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all its obligations under this Agreement, and its obligations and the obligations of its Subsidiaries under any other Bank Finance Documents to which it or any of its Subsidiaries is a party, and in the case of any such Security Documents, prior to the execution of such Security Documents;

12.1.3 Use of proceeds: use the proceeds of drawings under this Agreement exclusively for the respective purposes specified in clause 1.1;

12.1.4 Pari passu: except as preferences and priorities are created in favour of, and allocated among the Banks and the Noteholders pursuant to the Intercreditor Agreement, the Common Security Trust Deed and the Security Documents, ensure that (a) its obligations under this Agreement shall, without prejudice to the provisions of clause 12.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract, and (b) the Security Documents will have at all time first ranking priority, and will not be subject at any time to any prior ranking or pari passu ranking Encumbrances other than Permitted Encumbrances (except as specifically stated in the Security Memorandum);

12.1.5 Preparation of financial statements: it will (in the case of the Parent):

          (a) Audited Financial Statements: prepare consolidated financial statements in respect of the Group in accordance with the Appropriate Accounting Principles consistently applied in respect of each Financial Year and cause each of the same to be reported on by the Auditors;

          (b)  Quarterly  Management Accounts:  prepare  consolidated  quarterly management accounts for the Group in accordance with the Appropriate Accounting Principles (consistently applied) in respect of each Quarter in the agreed form and including:

               (i) a cashflow statement and a consolidated profit and loss account in respect of the relevant Quarter, the Financial Year to that date, and whatever periods or rolling 12 month periods are relevant to the calculations of the Financial Definitions for the Financial Covenants;

              (ii) a comparison of all relevant results with the relevant Annual Budget;

             (iii) a comparison of actual performance for that Quarter with the performance during the equivalent Quarter during the immediately preceding Financial Year;

              (iv)  a consolidated  balance sheet as at the end of that Quarter;
                    and

               (v) a management discussion and analysis consistent with the Index of Management Discussion and Analysis;

              (vi) (for the purposes relevant for clause 8.64 (Disposal of assets)) a statement of the aggregate Net Proceeds of relevant disposals made during such period other than disposals to which clause 8.6.4(a) does not apply;

             (vii) (for the purposes relevant for clause 13.1.3 (Maximum Capital Expenditure) a statement of the Capital Expenditure during such period;

            (viii) an analysis of the profit and loss account by profit centres; and

              (ix) a statement of the consideration paid by the Group (and broken down by Group members) in respect of Permitted Acquisitions during such period;

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

          (c) Monthly Management Accounts: prepare consolidated monthly management accounts in respect of the Group in accordance with the Appropriate Accounting Principles (consistently applied) in respect of each month in the agreed form and including:

               (i) a consolidated cashflow statement (including a 4 week rolling forecast of central liquidity in the agreed form)

              (ii) a consolidated profit and loss account for the relevant month and the Financial Year to that date;

             (iii) a comparison of all relevant results with the relevant Annual Budget;

              (iv)  a comparison of actual  performance  for that month with the
                    performance   during  the   equivalent   month   during  the
                    immediately preceding Financial Year;

               (v) a management discussion and analysis consistent with the Index of Management Discussion and Analysis;

              (vi) (for the purposes relevant for clause 8.6.4 (Disposal of assets)) a statement of the aggregate Net Proceeds of relevant disposals made during such period other than disposals to which clause 8.6.4(a) does not apply;

             (vii) (for the purposes relevant for clause 13.1.3 (Maximum Capital Expenditure) a statement of the Capital Expenditure during such period; and

            (viii) a statement of the investments and other transactions entered into pursuant to clause 12.2.6(b).

12.1.6 Delivery of financial statements: (in the case of the Parent only), deliver to the Agent, for distribution to the Banks, sufficient copies for all the Banks of each of the following documents:

          (a) Audited Financial Statements: at the time of issue of the audited financial statements (whether preliminary or otherwise) to the shareholders of the Parent but in any event not later than 90 days after the end of the Financial Year to which they relate, the audited financial statements referred to in clause 12.1.5(a) for each Financial Year together, in each case, with the report of the Auditors thereon, the notes thereto, the directors' report thereon, the preliminary audited financial statements, and the report referred to in clause 12.1.6(e);

          (b) Quarterly Management Accounts: within 45 days after the end of the Quarter to which they relate, the quarterly management accounts prepared in accordance with the requirements of clause 12.1.5(b), together with the certificate referred to in clause 12.1.6(d);

          (c) Monthly Management Accounts: within 30 days after the end of each month to which they relate, the monthly management accounts prepared in accordance with the requirements of clause 12.1.5(c);

          (d) Directors' Comoliance Certificates: at the time of the delivery of the Quarterly Management Accounts, for each Quarter and in each case speaking as at the end of such Quarter a Compliance Certificate of the Parent signed by its finance director, or if the finance director is unavailable for any reason, any other director of the Parent;

          (e) Annual Auditors' report: at the time of delivery of the Audited Financial Statements a report from the Auditors (in a format acceptable to the Agent and which can be relied upon by the Agent (for itself and the other Bank Finance Parties)) stating:

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               (i)  the  amounts  of the  respective  Financial  Definitions  in respect of or, as the case may be, as at the end of the relevant period specified in the Financial Covenants as
                    extracted  from  such  Audited   Financial   Statements  and
                    indicating the manner in which such amounts have been calculated;

              (ii) the application of the respective amounts of such Financial Definitions to the Financial Covenants; and

             (iii)  a  list  of  the   Group   companies   that   are   Material
                    Subsidiaries as at the end of the relevant Financial Year to which the report relates,

               and each such report shall (in the absence of manifest error) be conclusive as to matters contained in it;

          (f) Annual Budget (i) as soon as it becomes available, and in any event not later than 45 days after the commencement of the Financial Year the subject thereof the Annual Budget for each Financial Year, (ii) as soon as it becomes available, and in any event not later than 45 days after the commencement of each relevant Quarter, an updated version of the Annual Budget for the relevant Financial Year, and (iii) immediately upon being approved by the Parent's board of directors, any amendments or revisions to an Annual Budget (other than the quarterly updates provided for in (ii));

          (g) Reports and notices to creditors and shareholders: at the time of issue thereof every report, circular, notice or like document issued by an Obligor or any Material Subsidiary to its creditors (or any class of creditors) generally or to the Noteholders and every notice convening a meeting of the shareholders or any class of the shareholders of the Parent;

          (h) Information to creditors: promptly upon their becoming available, copies of all information (including, without limitation, all financial information reports, projections, forecasts, budgets, business information, financial statements, reports, circulars, notices or similar documents (but excluding any routine administrative notices and certificates)) that is sent by the Parent or any Subsidiary to any Bank or its public securities holders;

12.1.7 Further information: with reasonable promptness, such further financial and other information concerning the Group (or any member of it) and its affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require;

12.1.8 Independent accountant's report: (in the case of the Parent only) notify the Agent immediately upon it becoming aware that a breach of clause 13 (Financial Covenants) or an Event of Default under any of clauses 14.1.1 (Non payment) or 14.1.5 to 14.1.15 inclusive (Cross-default and insolvency events) is reasonably likely to occur either immediately or within the following 12 months. Upon receiving such notification from the Parent, the Agent (acting on the instruction of the Majority Banks) shall have the right to require the preparation of an independent accountants' report on the financial and business condition and prospects of the Group and/or such other reports as the Majority Banks shall require (the cost in each case to be borne by the Parent) and the Parent will (and will procure that each other member of the Group will) provide the persons preparing each such report with all assistance and information requested by them;

12.1.9 Notices from governmental authority: promptly, and in any event within 30 days of receipt thereof, deliver to the Agent (in sufficient copies for all the Banks) any notice to the Parent or any Subsidiary from any governmental authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

12.1.10 Other reports: promptly upon their becoming available, deliver to the Agent (in sufficient copies for all the Banks) (i) each material document filed by the Parent with the Financial Services Authority or London Stock Exchange plc and thereafter generally available to the public, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by the Agent), and each prospectus and all amendments

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

          thereto filed by the Parent or any Subsidiary with the Securities and Exchange Commission or any similar governmental authority or stock exchange, and (iii) each press release or other statement made available generally by the Parent or any Subsidiary to the public concerning developments that are material;

12.1.11 Taxes: file all Tax returns and will pay all Taxes within applicable grace periods other than those which are being disputed by it in good faith and for which appropriate reserves have been made;

12.1.12   Tax:  maintain,  and,  in the case of the  Parent,  procure  that each
          Obligor   maintains,   its  tax  residence  in  the   jurisdiction  of
          incorporation;

12.1.13 Insurance: insure and, in the case of the Parent, procure that each of its Material Subsidiaries will insure and keep insured all its properties and assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in businesses similar to those of the relevant member of the Group normally insure;

12.1.14 Pension schemes: contribute (or, in the case of the Parent, procure that the members of the Group contribute) to the pension schemes for the time being applying to their employees in the US, except to the extent it could not result in material liability, and elsewhere at the rate required of them under all applicable laws or, if greater, in accordance with the terms governing such pension schemes provided that nothing in the Agreement shall prevent a member of the Group terminating  its  liability  to  contribute  to a  pension  scheme  in accordance with its terms, amending a pension scheme and/or establishing new pension arrangements or amending a pension scheme;

12.1.15 Compliance with laws and regulations: comply and, in the case of the Parent, procure that the Material Subsidiaries and other Obligors comply, with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business;

12.1.16 Interest rate hedging and foreign exchange hedging: in the case of the Parent, ensure that with effect from the Restructuring Date the Hedging Strategy is implemented by the entry into of appropriate Derivatives Contracts from time to time and will ensure that no member of the Group enters into any other Derivatives Contract which is speculative or does not relate to the hedging of exposures or liabilities of members of the Group incurred in the ordinary course of trading;

12.1.17   ERISA:

          (a) promptly and in any event within thirty days after the filing thereof with the Internal Revenue Service of the United States, to deliver to the Agent copies of each Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) if required with respect to each Plan covered by Title IV of ERISA other than a Multiemployer Plan;

          (b) promptly and in any event within ten Banking Days after any Obligor knows or has reason to know that any ERISA Event (i) has occurred or (ii) will occur in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, to deliver to the Agent a statement of the treasurer or chief financial officer of the Parent or such other member of the Group or ERISA Affiliate describing such ERISA Event and the action, if any, which such member of the Group or such ERISA Affiliate proposes to take with respect thereto;

          (c) promptly and in any event within five Banking Days after receipt thereof by the Obligor or ten Banking Days after receipt thereof by any member of the Group or any ERISA Affiliate other than the Obligor, to deliver to the Agent copies of each notice from PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

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

          (d) ensure that, during the term of this Agreement, neither any Subsidiary incorporated in the United States nor any ERISA Affiliate shall agree to contribute, or assume any obligation to contribute, to any Multiemployer Plan without notifying the Majority Banks;

12.1.18 Margin Stock: ensure that no amounts raised under this Agreement will be used, directly or indirectly, to purchase or carry margin stock;

12.1.19 Guarantees and security from Material Subsidiaries: (in the case of the Parent only), it will procure, to the extent consistent with the principles agreed in the Security Memorandum:

          (a) that documentation, in form and substance satisfactory to the Agent (acting reasonably), supplemental to and/or incorporating provisions substantially the same as the New Guarantees and/or such other relevant Security Documents, and such ancillary documentation as the Agent may reasonably require, shall be executed and delivered to the Agent by any Material Subsidiary incorporated in (or formed under the laws of) England and Wales, the United States of America, Germany or the Netherlands which has not already granted a New Guarantee and Encumbrances in accordance with the Security Memorandum (in each case together with legal opinions relating thereto in form and substance satisfactory to the Agent (acting reasonably)) as soon as is reasonably practicable and in any event within 45 days of such requirement arising under this clause 12.1.19(a); to the intent that each such Material Subsidiary shall guarantee the obligations of the Obligors under the Finance Documents and create Encumbrances securing such obligations in accordance with the Security Memorandum; and

          (b) that the immediate Holding Company of every member of the Group required to provide security and/or a guarantee pursuant to this clause 12.1.19 (each a "relevant Subsidiary") executes and delivers to the Agent, as soon as is reasonably practicable and in any event on or before the deadline under this clause 12.1 .19 for the execution and delivery of such security and/or guarantee by its relevant Subsidiary, documentation, in form and substance reasonably satisfactory to the Agent which creates an Encumbrance over the shares in such relevant Subsidiary (if such shares are not already the subject of an Encumbrance created by a Security Document which is governed by the laws of the jurisdiction of incorporation or formation of such relevant Subsidiary executed by such Holding Company) and, in the case of relevant Holding Companies incorporated or formed in England and Wales only, a fixed and floating charge over all the assets and undertaking of any such Holding Company governed by the laws of England and Wales (if such assets and undertaking are not already the subject of such fixed and floating charge created by a Security Document) and a guarantee of the obligations of the Obligors under the Finance Documents (if such guarantee has not already been executed) together with such ancillary documentation as the Agent may reasonably require and legal opinions, in each case in form and substance satisfactory to the Agent (acting reasonably);

12.1.20 Preference shares: redeem preference shares no earlier than their stated maturity as at the date of this Agreement (which in the case of Lighthouse and its Subsidiaries are set out in schedule 13) or, in the case of preference shares issued in accordance with clause 12.2.8, no earlier than their stated maturity as at the date of their issue;

12.1.21 Environmental: (and will procure that each other member of the Group will) comply with all Environmental Laws and Environmental Licences applicable to its business to the extent that a failure to so comply would be reasonably expected to have a Material Adverse Effect;

12.1.22 Authorised Officers: ensure that any replacement or new Authorised Officer has provided the Agent with evidence satisfactory to it of such new officer's authority and a specimen of his signature prior to signing any Drawdown Notices, L/C Application or other notices, requests or confirmations referred to in this Agreement or relating to the Facilities;

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

12.1.23   Cash management arrangements:

          (a) (in the case of the Parent only) use its best endeavours to procure that cash held by members of the Non-Guarantor Group and which is not required to meet working capital liabilities will be repatriated directly or indirectly to the bank account of a member of the Guarantor Group located in England and Wales or the United States, to the extent that such repatriation can be carried out in a legal and tax-efficient manner and without incurring costs which are disproportionate to the benefit to the Bank Finance Parties; and

          (b) and will procure that each other member of the Group will, conduct their Cash Pooling Arrangements in the UK the US and the Euro-Zone with a Bank or Banks, excluding the Cash Pooling Arrangements listed in Schedule 14 for so long as they continue pursuant to the same terms as and from the Restructuring Date and except as otherwise agreed in writing with the Agent;

12.1.24   Zenith SPV: (in the case of the Parent only) procure that:

          (a) the Zenith SPV will not carry out any trading, business or other activity or own any material assets other than holding the shares in Zenith and Facilities Group, acting in relation to the joint ventures constituted by the Zenith Joint Venture Agreement and the Facilities Group Joint Venture Agreement, and complying with the call options or exercising the put options under the Zenith Joint Venture Agreement and will not incur any material liabilities of any nature whatsoever (Whether actual or contingent) other than (i) liabilities for reasonable professional fees (ii) liabilities under the Zenith Joint Venture Agreement and the Facilities Group Joint Venture Agreement (iii) liabilities under the Banks Finance Documents to which it is party (iv) liabilities under any loans entered into with the Parent in connection with the transfer of the shares in Zenith and Facilities Group from the Parent to the Zenith SPV and (v) liabilities which will arise if it were wound up;

          (b) any and all of the Group's right, interest and title in respect of the shares in Zenith will be held at all times by the Zenith SPV;

          (c) following the transfer of the shares in Facilities Group to the Zenith SPV pursuant to clause 8.3 of the Restructuring Deed, any and all of the Group's right, interest and title in respect of the shares in Facilities Group will be held at all times by the Zenith SPV; and

          (d) the Zenith SPV will not transfer or otherwise dispense of any interest in any of the shares it holds from time to time in Zenith other than (i) pursuant to the exercise of a call option or a put option under the Zenith Joint Venture Agreement or (ii) pursuant to a transfer or other disposal to a person which is not a member of the Group and where the Net Proceeds of such transfer or disposal are at least equal to the Net Proceeds which would be received by the Group following the exercise of the put option under the Zenith Joint Venture Agreement at such a time, in each case where the Net Proceeds are applied in accordance with clause 8.6.3, and will not create any Encumbrance over any interest in any of the shares it holds from time to time in Zenith except under a Security Document; and

12.1.25 Control Event and Change of Control: (in the case of the Parent only) promptly provide the Agent with written notice of any Control Event and any Change of Control.

12.2      Negative undertakings

          Each Borrower undertakes with each of the Bank Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

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

12.2.1 Negative pledge: save for Permitted Encumbrances it will not permit any Encumbrance by any member of the Group to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Group or any other person;

12.2.2 No other Borrowed Money or finance transactions: it will not, and will procure that no other member of the Group will, incur or permit to exist on its behalf any obligations in respect of Borrowed Money, including Finance Leases, Whether on or off balance sheet, to any person, or any sale and leaseback except:

          (a)  Borrowed Money arising from normal trade credit;

          (b) the Borrowed Money of any persons acquired by any member of the Group pursuant to the D Acquisition provided that such Borrowed Money at no time exceeds Korean Won 16,900,000,000 (or its equivalent) in aggregate;

          (c) any Borrowed Money of any person (other than pursuant to the D Acquisition or the Lighthouse Acquisition) acquired by any member of the Group after the date of this Agreement, where such Borrowed Money was existing at the time of such acquisition and was not incurred in contemplation of, or in connection with, that acquisition and where no member of the Group other than the person so acquired has any obligation (actual or contingent) in respect of such Borrowed Money (and where such Borrowed Money is permitted under clause 12.2.6(c)) and is repaid or otherwise discharged within 30 days of such acquisition;

          (d) Borrowed Money not exceeding Australian dollars 10,000,000 in aggregate in respect of working capital facilities made available in Australia to members of the Group;

          (e) without duplication, Borrowed Money in respect of debit balances at any bank or financial institution under the cash management arrangements of the Group (net of the credit balances of the Group at such bank or financial institution to the extent that such credit balances are subject to contractual set-off against such debit balances (both before and after insolvency under such cash management arrangements) where the aggregate of all such net debit balances of the Group does not exceed (pound)5,000,000 (or its equivalent);

          (f) Borrowed Money in respect of (i) the Facilities and (ii) the Notes (under the original terms of the Amended and Restated Note Purchase Agreement) or as such terms may be amended in accordance with the lntercreditor Agreement);

          (g) Indebtedness in respect of Finance Leases provided that the aggregate amount of the principal element of the Indebtedness under such Finance Leases does not exceed (pound)2,000,000 (or its equivalent) at any time;

          (h) performance bonds issued by a member of the Group in respect of the obligations (other than any payment obligations) of another member of the Group in the ordinary course of trading;

          (i) Derivatives Contracts entered into in accordance with clause 12.1.16;

          (j) Borrowed Money owed by one member of the Group to another member of the Group (but subject to clause 12.2.5(b));

          (k) Borrowed Money in respect of guarantees issued by banks on behalf of Group members to media authorities in Korea and the United Kingdom in each case in connection with bona fide arrangements for maintenance of media accreditation in accordance with normal industry practice; and

          (l) Borrowed Money in addition to that permitted by clauses 12.2.2(a) to (k) not exceeding (pound)16,000,000 (or its equivalent) in aggregate at any given time;

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12.2.3    No  amalgamation  and  merger:  it  will  not  permit  an  Obligor  to amalgamate or merge with any other company or person in circumstances where the Obligor ceases to exist or where any obligation of such Obligor to the Bank Finance Parties (or any Encumbrance under any Security Document) is or may be detrimentally affected;

12.2.4 Disposals: it will not and will procure that none of its Subsidiaries will sell, transfer, lease, surrender, lend or otherwise dispose of the whole or any part of its present or future undertakings, assets or revenues whether by one or a series of transactions related or not (or enter into any binding commitment to do any of the same (whether conditional or otherwise)) (each a "disposal") except for:

          (a) the disposal of stock-in-trade in the ordinary course of day to day trading;

          (b) any disposal for cash on arm's length terms where the aggregate of the greater of the consideration and the market value of all such disposals does not exceed (pound)10,000,000 (or its equivalent) provided that the Net Proceeds of such disposal are applied as (and to the extent) required by clause 8.6.4; and

          (c)  any disposal by:

               (i)  a member of the Group to a member  of the  Guarantor  Group;
                    and

              (ii) a member of the Non-Guarantor Group to another member of the Non-Guarantor Group,

               but so that in each case where any such asset is shares, other ownership interests in any person or entity, real property or real estate (or related insurance policies), receivables (including intra-Group debts) or, in each case, rights or claims in respect of any such asset and is subject or is expressed to be subject to an Encumbrance pursuant to any Security Document such disposal shall only be permitted either where the Agent is satisfied that the guarantee given by the disposee of the obligations of the Obligors under the Finance Documents is not limited to a greater extent than that given by the disposer and that either (A) such Encumbrance is not prejudiced as a result of such disposal or (B) the asset concerned becomes subject to a fully enforceable, legally binding Encumbrance in favour of the Common Security Trustee and the other Finance Parties substantially equivalent to or better than such other Encumbrance or with the consent of the Agent (acting on the instructions of the Majority Banks);

          (d) dealings with trade debtors with respect to book debts in the ordinary course of trading;

          (e) disposals of cash on arm's length terms not otherwise prohibited by the Bank Finance Documents;

          (f)  disposals  which  constitute   investments  permitted  by  clause
               12.2.6(b); and

          (g) the disposals permitted by clause 12.1.24(d) provided that the proceeds of such disposals are applied in accordance with clause 8.6.3,

               and so that where the asset or assets the subject of a disposal permitted by this clause (whether pursuant to clause 12.2.4(a) to (g) above or with the prior written consent of the Agent acting on the instructions of the Majority Banks (but excluding the assets referred to in the last paragraph of clause 12.2.4(c) in the case of any disposal under such clause)) is or are subject to an Encumbrance created by the Security Documents, the consent of the Agent (but without prejudice or responsibility to or in respect of any other requisite consent) shall be granted (and shall be deemed to be granted) for the release of the Encumbrance created by the Security Documents over such assets provided that no Default shall have occurred and be continuing neither remedied nor waived (and the Agent is irrevocably authorised by the Bank Finance Parties to grant such releases or, as appropriate, to instruct and/or authorise the Common Security Trustee to grant such releases without reference to the Bank Finance

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          Parties) and the Agent shall accordingly  instruct the Common Security
          Trustee to grant the relevant releases;

12.2.5 Loans and guarantees: it will not, and will procure that none of its Subsidiaries will, make any loans, grant any credit (except for normal trade credit in the ordinary course of day-to-day trading) or give any guarantee save for:

          (a)  Permitted Guarantees to or for the benefit of any person; and

          (b) loans or credit to a member of the Guarantor Group or loans or credit from one member of the Non-Guarantor Group to another member of the Non-Guarantor Group and loans or credit permitted under clause 12.2.6(b);

12.2.6 Acquisitions: save for Permitted Acquisitions, it will not, and will procure that none of its Subsidiaries will, acquire or make any investment in any companies, joint ventures or partnerships or other persons or acquire any businesses (or interests therein) (or commit to do any of the same (whether conditionally or otherwise)) except for:

          (a) investments in the then existing members of the Guarantor Group (or a member of the Group or a newly formed entity which in each case simultaneously becomes a member of the Guarantor Group) and investments by a member of the Non-Guarantor Group in another member of the Non-Guarantor Group;

          (b)  (i) investments in the shares of or other ownership interests in,
               (ii) loans or credit granted to, (iii) disposals to (not otherwise permitted under 12.2.4(a) to 12.2.4(e) inclusive or clause 12.2.4(g)), and (iv) guarantees of the Indebtedness of, any member of the Non-Guarantor Group (or such investments in establishing a new entity which once formed is a member of the Non-Guarantor Group) where the aggregate of such investments, loans, credit, disposals and guarantees made in the relevant Financial Year, together (without double counting) with the Pooling Borrowed Money at any relevant time during such Financial Year, at no time exceeds:

               (i) (pound)20,000,000 (or its equivalent) during the Financial Year ending 31 December 2002; or

              (ii) (pound)15,000,000 (or its equivalent) during each subsequent Financial Year, provided that, for the purposes of this clause 12.2.6(b):

                    (A) "Pooling Borrowed Money" means, at any relevant time, the aggregate of the Borrowed Money of any members of the Non-Guarantor Group under any cash management arrangements in respect of Which any member of the Guarantor Group grants any guarantee, rights of set-off or any other Encumbrance or grants an intra-Group loan;

                    (B) the value attributable to a disposal of an asset shall be the market value of the disposed asset; and

                    (C) the relevant aggregate limit applicable during a Financial Year shall be increased by the amount of (A) any repayment, release or cancellation (whether in whole or in part) of loans, credits and guarantees previously taken into account for the purpose of determining compliance with this clause 12.2.6(b) during such Financial Year and (B) cash proceeds (to the extent not already taken into account pursuant to
                         (A)), (net of related costs and Taxes) received by a member of the Guarantor Group from a member of the Non-Guarantor Group in such Financial Year under a series of related transactions involving an investment in such member of the Non-Guarantor Group made by such member of the Guarantor Group within 13 months of such receipt and previously taken into account for the purpose of determining compliance with this clause 12.2.6(b) (to the extent that such

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                         net  cash  proceeds  do  not  exceed the amount of such
                         investment so taken into account).

          (c) the acquisition of related businesses (including companies where the liability of its shareholders is limited to their respective share capital in such company but not other entities) provided that:

               (i) the consideration (without double counting within the Group), including, without limitation, any deferred consideration (whenever payable), and the obligations in respect of Borrowed Money of any such company immediately following its acquisition or repaid directly or indirectly by any member of the Group or otherwise assumed by the Group and taking the value of any non-cash consideration at the higher of its stated value under the agreement(s) for the acquisition in question and the market value of such consideration on the date such agreement(s) were entered into by the Group, in respect of all such acquisitions by the Group (other than consideration constituted by ordinary shares in the Parent issued or transferred to the relevant vendor (or as it may direct)) shall not exceed $2,000,000 (or its equivalent) in aggregate in any Financial Year; and

              (ii) the consideration constituted by ordinary shares in the Parent issued or transferred to the relevant vendor (or as it may direct)) in respect of any single acquisition shall not exceed $20,000,000 (or its equivalent); and

             (iii) the finance director of the Parent delivers a certificate to the Agent at least 5 Banking Days before any member of the Group enters into any commitment (conditional or otherwise) to make such an acquisition in which the finance director of the Parent confirms that in his opinion (but without any personal liability on the part of such finance director):

                    (A) the Parent is basing such certificate on the most recent financial information relating to such business which has been obtained by the Parent (acting prudently and reasonably) and the Group's latest forecasts and projections (which are fair and reasonable and have taken full and proper account of the business to be so acquired (including, without limitation, all contingent liabilities relating to the business to be so acquired));

                    (B) the business to be so acquired is not insolvent and is EBITDA positive (as determined in accordance with the definition of Consolidated EBITDA in clause 1.2, but adjusted to exclude the effect of historic non-recurring costs which will no longer be incurred by that business following its acquisition);

                    (C) such acquisition is not, and the Parent it is not aware (after due enquiry) of any matter or event which is, reasonably likely to result in a breach of clause 13.1 (Financial Covenants) or an Event of Default under any of clauses 14.1.1 (Non payment) or 14.1.5 (Cross Default) to 14.1.15 (Analogous proceedings) inclusive either immediately or within the period ending 12 months after the date of such acquisition;

                    (D) the Group is reasonably likely to have sufficient working capital during the period ending 12 months after the date of such acquisition;

                    (E) after taking into account any Capital Expenditure incurred by the Group in making such acquisition, the Group will still be able, in compliance with the Financial Covenant in clause 13.1.3, to undertake sufficient Capital Expenditure so as to properly maintain its businesses during the period ending 12 months after the date of such acquisition;

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

                    (F) in the case of acquisitions by members of the Non-Guarantor Group, such acquisition is not funded directly or indirectly by any Guarantor, other than to the extent permitted under clause 12.2.6(b); and

                    (G) no Default has occurred which is continuing and no Default will arise as a result of such acquisition; and

              (iv) no Default has occurred which is continuing and no Default will arise as a result of such acquisition, and for the avoidance of doubt, any such acquired businesses shall be immediately subject to the undertakings in clauses 12.1.19 and 12.2.2(c);

12.2.7 Change of business: it will not, and will procure that none of its Subsidiaries will make any material change to the general nature of its business which would constitute a material change in the nature of the business of the Group taken as a whole from that carried on at the date of this Agreement;

12.2.8 Preference Shares: it will not, and will procure that none of its Subsidiaries will, issue any shares or stock which are redeemable at the option of the holder thereof or which mature or are mandatorily redeemable or which are convertible or exchangeable for Borrowed Money of the Group save as set out in Schedule 13;

12.2.9    The Lighthouse Acquisition: [deleted];

12.2.10 Transactions similar to security: it will not, and will procure that no other member of the Group will:

          (a) sell or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to, or re-acquired or acquired by the Parent or any other member of the Group; or

          (b) sell, factor, discount, or dispose of any of its receivables other than the sale, factoring, discounting or disposal of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored, discounted or disposed does not exceed (pound)500,000 (or its equivalent) in aggregate;

12.2.11 Rights issue/equity raising: (in the case of the Parent only) it will not issue any shares or otherwise acquire any additional capital other than:

          (a) the issue of ordinary shares to the extent permitted (I) as consideration for any Permitted Acquisitions or (ii) in consideration for acquisitions permitted under clause 12.2.6; and

          (b) the issue of ordinary shares for cash payable in full on the date of issue and which ordinary shares do not carry any right to a return or to redemption nor any right to be converted into shares carrying such right before all amounts (whether actual or contingent) owing under this Agreement have been paid in full and the Bank Finance Parties have no further obligations thereunder, or the granting of an option to call on the Parent to issue such shares;

          and it will at all times procure that no other member of the Group will issue any shares or otherwise acquire any additional capital (or grant any rights to call for the issue or allotment of any of the same) other than the issue of shares by a member of the Group to another member of the Group permitted under clause 12.2.6(a) or (b) provided that (A) where the existing shares in such member of the
          Group  are  subject  to an  Encumbrance  under  any  of  the  Security
          Documents,  such  additional  shares  are  also  subject  to  such  an
          Encumbrance and (B) where such existing shares are subject to Encumbrances which are structured to avoid an adverse US Tax consequence to the Group, such additional shares shall only be issued to the existing holding company of the issuing member of the Group;

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12.2.12   Dividends and other distributions: the Parent will not

          (a) and will procure that no other member of the Group will redeem or purchase or otherwise reduce any of the Parent's share capital or any uncalled capital or unpaid liability in respect thereof or reduce the amount (if any) for the time being standing to the credit of the Parent's share premium account or capital redemption or other undistributable reserve in any manner (other than a partial capital reorganisation in order to create distributable reserves where no amount is paid or becomes payable (including, without limitation, by way of set-off, combination of accounts or otherwise) to any shareholder in the Parent as part of such reorganisation); or

          (b) declare, pay (including, without limitation, by way of set-off, combination of accounts or otherwise) or permit to accrue any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital for the time being in issue except that it may declare and pay a final dividend (but not an interim dividend) in respect of any Financial Year after 31 December 2001, provided that:

               (i) the Financial Covenants have been tested and passed as at the 30 June Financial Covenants test date in the following Financial Year; and

              (ii) no breach of any of the Financial Covenants has occurred and is continuing and no other Default or Event of Default has occurred which is continuing; and

             (iii) the ratio of Consolidated Gross Borrowings to Consolidated EBITDA was not greater than 3.50:1 on each of two most recent consecutive Financial Covenants test dates; and

              (iv) the dividend does not exceed 25% of Consolidated Excess Cashflow if the ratio of Consolidated Gross Borrowings to Consolidated EBITDA was not less than 3.25:1 on each of the two most recent consecutive Financial Covenant test dates; and

               (v) the dividend does not exceed 50% of Consolidated Excess Cashflow; and

              (vi) not later than 5 and no more than 15 Banking Days prior to the proposed date for the payment of that dividend the finance director (or, if unavailable for any reason, any other director in each case in such directors' opinion but without personal liability) of the Parent delivers to the Agent a certificate in which the Parent certifies (without qualification) that:

                    (A) it proposes to pay a dividend and states the amount of it;

                    (B) no breach of any of the Financial Covenants has occurred and is continuing and no other Default has occurred which is continuing;

                    (C) in the opinion of the board of directors of the Parent (acting in good faith and after having regard (inter alia) to the current and projected trading and cash flow position of the Group (such projections being based on reasonable assumptions), and assuming the making of such dividend):

                         1) no breach of clause 13.1 (Financial Covenants) or any Event of Default is reasonably likely to occur either immediately or within the period ending 12 months after the date of the dividend; and

                         2) the Group is reasonably likely to have sufficient working capital during such 12 month period,

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                    and such certificate  shall be accompanied by (a) a forecast for the period of 6 full months following the proposed payment date showing the projected respective amounts of
                    Consolidated   EBITDA,    Consolidated   Gross   Borrowings,
                    Consolidated Net Interest Expenditure, Capital Expenditure and Net Worth and their application to the Financial Covenants in respect of each Financial Covenant test date within such period, such forecast to be based on the knowledge of the Parent and the circumstances then existing at such time together with reasonable assumptions, and (b) a calculation by the Parent of Consolidated Excess Cash Flow for the relevant Financial Year (showing the calculations on which it is based) together with a statement from the Auditors as to the amount of the Consolidated Excess Cash
                    Flow   confirming   that  in  all   material   respects  the
                    calculation has been made in accordance with the audited consolidated financial statements of the Group for the relevant Financial Year and the definition of Consolidated Excess Cash Flow;

12.2.13 Zenith: in the case of the Parent only, it will not, and will procure that no other member of the Group will, terminate, amend or vary (or acquiesce in any termination, amendment or variation of) the terms of the Zenith Joint Venture Agreement in a way which might reasonably be expected to adversely affect the Group's rights or interests under or in respect of the put and call options contained therein relating to the Group's shares in Zenith or which might reasonably be expected to adversely affect (or delay) the amount of receipt of any amount referred to in clause 8.6.3;

12.2.14 Accounting Policy: in the case of the Parent only, it will not adopt any accounting policy or change the consistency of application of its accounting principles, standards, practises and bases from the Appropriate Accounting Principles (i) unless the revised policy, principle, standard, practice or base adopted from time to time is in accordance with generally accepted accounting practice in the United Kingdom and (ii) provided that prior to any revised policy, principle, standard, practice or base being adopted the Parent will notify the Agent thereof and, if required by the Agent, will negotiate in good faith with the Agent in order that the Financial Definitions and Financial Covenants may be amended as may be necessary to grant to the Bank Finance Parties protection comparable to that granted on the Restructuring Date provided that if such negotiations are not concluded to the satisfaction of the Agent within 30 days from the commencement of such negotiations (or, if earlier, any date on which any financial statements are due to be delivered under clause 12.1.6) the Parent agrees that it will provide either financial statements on the same basis as before or provide financial statements together with a reconciliation of those financial statements to the Appropriate Accounting Principles (such reconciliation, in the case of any audited financial statements, to be prepared by the Auditors and addressed to the Bank Finance Parties);

12.2.15 Accounting Reference Date: (in the case of the Parent only) it will not, without the consent of the Agent, change its accounting reference date from 31 December;

12.2.16 Cash management arrangements: (in the case of the Parent only) it will not allow any member of the Non-Guarantor Group incorporated or formed in the United States or in England and Wales to be a party to any Cash Pooling Arrangements with any other member or members of the Group, other than where the value of any loans, credits, rights of set-off, guarantees or other Encumbrances provided to such members of the Non-Guarantor Group does not exceed (pound)500,000 and such loans, credits, rights of set-off, guarantees or other Encumbrances are subject to clause 12.2.6(b); and

12.2.17   Other credit facilities and securities:

          (a) it will not, and will procure that no other Obligor will, enter into any modification or amendment to any existing credit facility or other financing document (including, without limitation, the Amended and Restated Note Purchase Agreement or the Notes), or enter into any new credit facility or financing document, that contains financial covenants, financial definitions or default provisions more favourable to the lender or financier thereunder than under any Bank Finance Document unless the Bank Finance Parties are given the option of receiving the benefit of such more favourable provisions at the same time and on the same terms; and

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

          (b) it will not, and will procure that no other member of the Group will, provide any guarantee or any Encumbrance to the Noteholders to secure the obligations of any member of the Group under the Note Finance Documents (whether or not also in respect of any other Indebtedness) unless the same or a similar guarantee or Encumbrance has also been entered into to secure the obligations of any member of the Group under the Bank Finance Documents.

13        Financial Covenants

13.1      Covenants

          The Parent undertakes with each of the Finance Parties that so long as any moneys are owing under this Agreement or any of the Commitments remain outstanding it will comply with the Financial Covenants in clauses 13.1.1 to 13.1.4 inclusive.

13.1.1 Net Interest Cover: The Parent will procure that the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure for each period ending on the date set out in column A in the table below shall not be less than the corresponding ratio set out in column B in the table below:

          31 March 2002                  2.50:1
          30 June 2002                   1.75:1
          30 September 2002              2.50:1
          31 December 2002               2.50:1
          31 March 2003                  2.75:1
          30 June 2003                   3.00:1
          30 September 2003              3.25:1
          31 December 2003               3.75:1
          31 March 2004                  4.00:1
          30 June 2004                   4.50:1
          30 September 2004              5.00:1

13.1.2 Leverage: The Parent will procure that the ratio of Consolidated Gross Borrowings as at the end of, to Consolidated EBITDA in respect of, each period ending on the date set out in column A of the table below shall not be greater than the ratio set out in column B of the table below:

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          31 March 2002                  5.75:1
          30 June 2002                   8.50:1
          30 September 2002              4.75:1
          31 December 2002               4.75:1
          31 March 2003                  4.25:1
          30 June 2003                   3.75:1
          30 September 2003              3.75:1
          31 December 2003               3.50:1
          31 March 2004                  3.00:1
          30 June 2004                   3.00:1
          30 September 2004              2.75:1

13.1.3 Maximum Capital Exnenditure: The Parent will procure that, the total Capital Expenditure of all members of the Group in any Financial Year shall not exceed the Budgeted Capital Expenditure for such Financial Year but so that in respect of any Financial Year where the relevant actual Capital Expenditure (less any amount which was carried forward from the previous Financial Year) is less than the Budgeted Capital Expenditure for that Financial Year, an amount equal to such deficit may be carried over to the following Financial Year only (and not otherwise or further) and shall be deemed to be spent before Budgeted Capital Expenditure in that year.

          For the purposes of this clause 13.1.3 "Budgeted Capital Expenditure" means Capital Expenditure incurred or to be incurred up to a maximum of the amount set out in column B in the table below for the Financial Year set out in column A in the table below.

          31 December 2002               10.0
          31 December 2003               17.5
          31 December 2004               20.0

13.1.4 Consolidated Net Worth Covenant: The Parent will procure that the Consolidated Net Worth of the Group will at all times be at least(pound)400,000,000.

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13.2      Testing of the Financial Covenants

13.2.1 The Financial Definitions and Financial Covenants in clause 13.1 shall be determined for and tested as at the end of each Quarter in each case by reference to the latest Quarterly Management Accounts and the related Compliance Certificate delivered to the Agent pursuant to clauses 12.1.6(b) and 12.1.6(d), provided that if the Audited Financial Statements and the related Auditor's Report for any Financial Year delivered in accordance with clauses 12.1.6(a) and 12.1.6(e) show different determinations for the Financial Definitions than those shown in the Quarterly Management Accounts for the last Quarter in that Financial Year, such Audited Financial Statements shall prevail in respect of such determinations.

13.2.2 For the purposes of testing the relevant Financial Covenants in clause 13.1, Consolidated Gross Borrowings will be calculated by reference to the average daily outstandings over the two Quarters ending on the relevant Financial Covenants test date and Consolidated EBITDA and Consolidated Net Interest Expenditure shall be calculated on a rolling twelve months basis.

14        Events of Default

14.1      Events of Default

          Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of any member of the Group):

14.1.1 Non-payment: any Borrower fails to pay any sum due from it under the Bank Finance Documents in the currency, at the time and in the manner stipulated in the relevant Bank Finance Document unless (a) such failure results only from technical difficulties in the transfer of funds and (b) such failure is remedied within two Banking Days of the due date; or

14.1.2 Breach of certain obligations: any Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 12.2 and 13.1; or

14.1.3 Breach of other obligations: any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under the Bank Finance Documents to which it is a party (other than any such obligations or undertakings referred to in clauses 14.1.1 and 14.1.2) and, in respect of any such breach or omission which in the reasonable opinion of the Majority Banks is capable of remedy, such action as the Agent may require shall not have been taken within 5 Banking Days in the case of a breach or omission to observe of any of the obligations or undertakings expressed to be assumed under clauses 12.1.6(a), 12.1.6(b), 12.1.6(d) or 12.1.6(e) or
          10 Banking Days in all other cases of the Agent notifying the Parent of such default and of such required action; or

14.1.4 Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Obligor in or pursuant to any Bank Finance Document or in any notice, certificate or statement referred to in and to be delivered by any Obligor under any Bank Finance Document is or proves to have been incorrect or misleading in any material respect at the date made or deemed to be repeated in either case by reference to the facts and circumstances existing on such day and the circumstances giving use to such misrepresentation, if in the reasonable opinion of the Majority Banks are capable of remedy, shall not have been remedied within 10 Banking Days of the Agent as relevant notifying the Parent of such misrepresentation and of such required remedy; or

14.1.5 Cross-default: any Borrowed Money of any member of the Group is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms) or becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or any creditor of any member of the Group becomes entitled to declare any Borrowed Money of any member of

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          the Group so due and payable or to require cash  collateralisation  or security for any such Borrowed Money (save pursuant to the terms of this Agreement) or any facility or commitment available to any member of the Group relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the member of the Group concerned unless the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events shall have occurred and be continuing is equal to or less than (pound)3,250,000 or its equivalent in the currencies in which the sums are denominated and payable; or

14.1.6 Notes default: any Event of Default" (as defined in the Amended and Restated Note Purchase Agreement) under the Amended and Restated Note Purchase Agreement regardless of any waiver thereunder, or

14.1.7 Derivatives Contract default: any member of the Group fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than(pound)3,250,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) on its due date (taking into account any grace period permitted under the documentation for that Derivatives Contract or, if none stated, within 5 Banking Days of the due date) or the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of any member of the Group and the Net Derivatives Liability in the aggregate payable under all affected Derivatives Contracts at the relevant time is equal to or greater than(pound)3,250,000 (or its equivalent in the relevant currency); or

14.1.8 Legal process: any judgment or order made against any Obligor or Material Subsidiary is not stayed or complied with within 14 days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of any Obligor or Material Subsidiary and is not discharged within 14 days; or

14.1.9    Insolvency

          (a) any Material Subsidiary or Obligor is (i) deemed unable to pay its debts within the meaning of section 123(1 )(e) or (2) of the Insolvency Act 1986 (but so that the words "it is proved to the satisfaction of the court that" shall be deemed to be deleted),
               (ii) becomes, or admits to being, unable generally to pay its debts as they fall due or (iii) otherwise becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

          (b) any Material Subsidiary or Obligor incorporated in the United States commences a voluntary case or other proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorise any of the foregoing; or

          (c) an involuntary case or other proceeding is commenced against any Material Subsidiary or Obligor incorporated in the United States seeking liquidation, reorganisation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against any such Material Subsidiary or Obligor under the US federal bankruptcy laws as now or hereafter in effect; or

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          (d)  a petition for insolvency proceedings in respect of the assets of any Material Subsidiary or Obligor incorporated in Germany is filed or threatened to be filed (such threat not to be frivolous) or any event occurs which constitutes a cause for the initiation of insolvency proceedings ("Eroffnungsgrund") as set forth in Sec. 17 et seq. German Insolvency Code, in particular any such Material Subsidiary or Obligor ceases to honour its obligations, becomes insolvent or overindebted, admits its inability to meet its obligations as they fall due or anything occurs which is similar to the above under the laws of any jurisdiction; or

14.1.10 Reduction or loss of capital: a meeting is convened by any Material Subsidiary or Obligor for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital or to comply with section 142 of the Companies Act 1985 other than (i) in connection with the redemption of preference shares at their scheduled maturity as permitted under this Agreement or (ii) with the written consent of the Agent (acting on the instructions of the Majority Banks); or

14.1.11 Winding up: any petition is presented or other step is taken for the purpose of winding up any Material Subsidiary or Obligor (not being a petition which such entity can demonstrate to the satisfaction of the Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which such entity has a good defence and which is being vigorously contested by such company) or an order is made or resolution passed for the winding up of any Material Subsidiary or Obligor or a notice is issued convening a meeting for the purpose of passing any such resolution, other than in relation to, or for the purpose of, a solvent reorganisation on terms previously approved by the Agent; or

14.1.12 Administration: any petition is presented or other step is taken for the purpose of the appointment of an administrator of any Material Subsidiary or Obligor or an administration order is made in relation to any Material Subsidiary or Obligor; or

14.1.13 Appointment of receivers and managers: any administrative or other receiver is appointed of any Material Subsidiary or Obligor or any material part of its assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Material Subsidiary or Obligor; or

14.1.14 Compositions: any steps are taken, or negotiations commenced, by any Material Subsidiary or Obligor or by any of its creditors with a view to proposing any kind of composition, compromise or arrangement involving such entity and its creditors generally, other than for the purposes of a solvent reorganisation on terms previously approved by the Agent; or

14.1.15 Analogous proceedings: there occurs, in relation to any Material Subsidiary or Obligor, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 14.1.8 (Legal process) to 14.1.14 (Compositions) (inclusive) or any Material Subsidiary or Obligor otherwise becomes subject (other than merely as a result of its existence), in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

14.1.16 Cessation of business: any Material Subsidiary or Obligor suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business other than as otherwise permitted by this Agreement or on terms previously agreed by the Agent; or

14.1.17 Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Material Subsidiary or Obligor are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government other than for full consideration; or

14.1.18   Change of control: (deleted); or

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14.1.19   Unlawfulness:  it  becomes  unlawful  at any time for any  Obligor  to perform all or any of its obligations under any Bank Finance Document to which it is a party; or

14.1.20 Repudiation: any Obliger repudiates any of the Bank Finance Documents to which it is a party or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Bank Finance Documents; or

14.1.21 Material Adverse Effect: any event or circumstance arises which, in opinion of the Majority Banks (acting reasonably):

          (a) is, or is reasonably likely to be, materially adverse to (i) the ability of any Obligor to pay any sum due from it under any of the Bank Finance Documents, (ii) the ability of any Obligor to comply with any of its obligations or undertakings expressed to be assumed by it under clauses 12.1.6(a), 12.1.6(b), 12.1 .6(d) and 12.1.6(e) at the time and in the manner stipulated in those clauses (or within the grace period applicable under clause 14.1.3), (iii) the ability of any Obligor to comply with any of its obligations or undertakings expressed to be assumed by it under clauses 12.2, or 13 of this Agreement, (iv) the ability of any Obligor to perform any of its obligations under any of the Security Documents or (v) the business, assets or financial condition of the Group taken as a whole; or

          (b) results in, or is reasonably likely to result in, any of the Bank Finance Documents not being legal, valid and binding on, and, enforceable substantially in accordance with their terms, against any party thereto; or

14.1.22 Qualification of accounts: the Auditors qualify their report on the preliminary or final audited consolidated financial statements of the Group in any way except where the qualification has been agreed with the Banks or where the remedy for the matter giving rise to the qualification would have no material adverse effect on the results of the Group for the period to which such accounts relate nor on the financial position of the Group as at the end of such period; or

14.1.23 ERISA: with respect to any member of the Group incorporated or formed in the United States, a Plan shall be terminated pursuant to Section 4041(c) of ERISA or PBGC shall institute proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or a member of the Group incorporated in the United States shall incur any liability as a result of a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA, or contributions required to be made to a Plan pursuant to Section 412 of the Code shall not be made, which, in the case of any of the events described in this clause 14.1.23, shall result in liability of any member of the Group incorporated in the United States or any ERISA Affiliate which has or can reasonably be expected to have a Material Adverse Effect; or

14.1.24 Challenge to security: any Security Document is not at the date of execution thereof or ceases to be effective in any material respect or any Obligor shall in any way challenge, or any proceedings shall in any way be brought to challenge the validity or enforceability of any of the Security Documents.

14.2      Acceleration

          The Agent if so requested by the Majority Banks shall, without prejudice to any other rights of the Bank Finance Parties, at any time after the happening of an Event of Default (and for so long as the Event of Default is continuing unremedied and unwaived) by notice to the Parent declare that:

14.2.1 the obligation of each Funder to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

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14.2.2    all  outstanding  Advances  and  Utilisations  and  all  interest  and commitment commission accrued and all other sums payable under this Agreement (including full cash cover in respect of all outstanding
          Swingline Letters of Credit) have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

14.2.3 the Security Documents (or any of them) have become enforceable whereupon the same shall be enforceable, provided that immediately upon the occurrence of any of the events specified in clauses 14.1.9 (Insolvency) to 14.1.15 (Analogous proceedings) (inclusive) on or after the date of this Agreement in relation to any member of the Group incorporated in the United States and whether or not the Agent shall have previously made any declaration pursuant to clauses 14.2.1 or 14.2.2 above, the events specified in such paragraphs shall automatically occur as if the Agent had made a declaration pursuant to such paragraphs and all Commitments shall be cancelled and all amounts due under this Agreement shall immediately become due and payable (including full cash cover in respect of all outstanding Swingline Letters of Credit) together with all accrued interest.

          On or at any time after the making of any such declaration, the Agent or the Swingline Bank (as the case may be) shall be entitled, to the exclusion of the Borrowers, to select the duration of each period for the calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

14.3      Demand basis

          If, pursuant to clause 14.2.2, the Agent declares all outstanding Advances and Utilisations to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to the Borrowers (a) call for repayment of the Advances and Utilisations on such date as may be specified in such notice whereupon the Advances and Utilisations shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement (including full cash cover in respect of all outstanding Swingline Letters of Credit) or (b) withdraw such declaration with effect from the date specified in such notice.

15        Indemnities

15.1      Miscellaneous indemnities

          Each Borrower shall on demand indemnify each Bank Finance Party without prejudice to any of their other rights under the Bank Finance Documents, against any loss (including loss of Margin) or expense which such Bank Finance Party shall certify as sustained or incurred by it as a consequence of:

15.1.1 any default in payment by any member of the Group of any sum under any of the Bank Finance Documents when due;

15.1.2    the occurrence of any other Event of Default;

15.1.3 any prepayment of all or part of any Advance being made otherwise than on its Repayment Date; or

15.1.4 any Advance not being made or Swingline Letter of Credit not being issued for any reason (excluding any default by the Agent, the Swingline Bank, any Arranger or any Bank) after a Drawdown Notice or an L/C Application has been given;

          including, in any such case, but not limited to, any loss or expense sustained or incurred by such Bank in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Bank.

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15.2      Currency of account; currency indemnity

          No payment by a Borrower under any Bank Finance Document which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to the relevant Bank Finance Document shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent, the Swingline Bank or the Overdraft Bank, as appropriate upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale. For the avoidance of doubt no Bank Finance Party shall be obliged to accept any such payment in a currency other than the Contractual Currency nor shall any Bank Finance Party be liable to any Borrower for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent, the Swingline Bank or the Overdraft Bank, as appropriate and the date on which the Agent, the Swingline Bank or the Overdraft Bank, as appropriate effects such sale, as to which the Agent, the Swingline Bank or the Overdraft Bank, as appropriate shall (as against such Borrower) act in good faith. If any sum due from a Borrower under any Bank Finance Document or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against a Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any Bank Finance Document, such Borrower shall indemnify and hold harmless the Bank Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Bank Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from a Borrower under the indemnity contained in this clause 15.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

15.3      ECB reserve requirements

          The Parent shall on demand indemnify each Funder against any cost or loss suffered by it as a result of complying with European System of Central Banks reserve requirements to the extent such requirements relate to its participation in the Facilities and are not recoverable by such Funder under clause 16.2.

16        Unlawfulness and increased costs; mitigation

16.1      Unlawfulness

          If, after the date of this Agreement it is or becomes contrary to any applicable law or regulation for any Funder to contribute to Advances or to maintain its Commitment or fund its Contribution or to fulfil its obligations under clause 6 or clause 7 or for the Swingline Bank to issue or perform its obligations under Swingline Letters of Credit such Funder shall promptly, through the Agent, notify the Parent of
          (i) the obligations which have been rendered illegal, (ii) the date on which the illegality has or will take effect and (iii) details of the relevant law or regulation whereupon:

16.1.1 such Funder's Commitment under the Revolving Credit Facilities, the Swingline Facility or the Overdraft Facility, as relevant shall be reduced to zero but without prejudice to the obligations to indemnify the Swingline Bank in relation to Swingline Letters of Credit and the Overdraft Bank in relation to the Overdraft Facility pursuant to clauses 6.12 and 7.2 which will remain in full force and effect until the Swingline Bank or the Overdraft Bank, as relevant notifies such Bank that it is satisfied that the Swingline Borrower or the Overdraft Borrower, as relevant, has cash callateralised the amount of that Funder's indemnification exposure in respect of outstanding Swingline Letters of Credit or the Overdraft Facility; and

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16.1.2    the Borrowers shall be obliged to:

          (a) prepay the Contribution of such Funder on a future specified date not being earlier than the latest date, if such illegality has taken effect, permitted by the relevant law or regulation; and

          (b) pay an amount equivalent to, and in the currency of, such indemnification exposure in respect of each outstanding Swingline Letter of Credit and the Overdraft Facility, to the Agent as cash collateral for such exposure; and

          (c)

               (i) if it becomes so contrary to any law or regulation prior to the proposed date of opening the Swingline Letter of Credit for the Swingline Bank to open such Swingline Letter of Credit, the obligations of the Swingline Bank to issue Swingline Letters of Credit shall forthwith terminate; and

               (ii) if it becomes so contrary to any law or regulation after the
                    L/C Issue Date for the Swingline Bank to perform its obligations under a Swingline Letter of Credit then the Agent shall, at the request and on behalf of the Swingline Bank, give notice to the relevant Borrower requiring the relevant Borrower to cause the liability of the Swingline Bank under that Swingline Letter of Credit to be discharged in full to the satisfaction of the Swingline Bank.

          Any prepayment pursuant to this clause 16.1 shall be made together with all amounts referred to in clause 8.7

16.2      Increased costs

          If the result of any change in, or in the official interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the relevant Funder or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, (including European System of Central Banks reserve requirements) is to:

16.2.1 subject any Funder to Taxes or change the basis of Taxation of any Funder with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Funder imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

16.2.2 increase the cost to, or impose an additional cost on, any Funder or its holding company in making or keeping available all or part of such Funder's Commitment or maintaining or funding all or part of such Funder's Contribution; and/or

16.2.3 reduce the amount payable or the effective return to any Funder under this Agreement; and/or

16.2.4 reduce any Funders or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Funders obligations under this Agreement; and/or

16.2.5 require any Funder or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Funder under this Agreement; and/or

16.2.6 require any Funder or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Funder's Commitment, exposure under Swingline Letters of Credit or Contribution from its capital for regulatory purposes,

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          then and in each such case (but subject to clause 16.3):

          (a) such Funder shall notify the Parent through the Agent in writing of such event promptly upon its becoming aware of the same; and

          (b) the Borrowers shall on demand, made at any time whether or not such Funder's Contribution or exposure under Swingline Letters of Credit has been repaid, pay to the Agent for the account of such Funder the amount which such Funder specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Funder or its holding company regards as confidential) is required to compensate such Funder and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

          For the purposes of this clause 16.2 and clause 16.4 "holding company" means, in relation to a Funder, the company or entity (if any) within the consolidated supervision of which such Funder is included.

16.3      Exceptions

          Nothing in clause 16.2 shall entitle any Funder to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

16.3.1    is taken into account in calculating the Additional Cost; or

16.3.2    is the subject of an additional payment under clause 10.5; or

16.3.3    arises as a consequence of (or of any law or regulation  implementing)
          (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) the Banking Consolidation Directive (2000/12/EC) of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof.

16.4      Mitigation

          If circumstances arise which would, or would upon the giving of notice, result in:

16.4.1 the Borrowers being required to make an increased payment to any Funder pursuant to clause 10.5;

16.4.2 the reduction of any Funder's Commitment to zero or the Borrowers being required to prepay any Funder's Contribution pursuant to clause 16.1; or

16.4.3 the Borrowers being required to make a payment to any Funder to compensate such Funder or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 16.2, then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under clause 10 and this clause 16, such Funder shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or, in the case of clause 16.2 and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances (including (in the case of such Funder) the transfer of its rights and obligations under this Agreement to another bank or financial institution) unless the taking of such steps might (in the opinion of such Funder) be prejudicial to such Funder (or, as the case may be, its holding company) or be in conflict with such Funder's (or, as the case may be, its holding

                                       75
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          company's) general banking policies or involve such Funder (or, as the case may be, its holding company) in expense or an increased administrative burden.

16.5      Regulation D Costs

          Each US Borrower shall, within 10 Banking Days (if it is the first occasion on which the relevant Bank makes the demand) or 5 Banking Days (in all other cases) of demand by any Bank (through the Agent), pay to that Bank the amount of any Regulation D Costs actually incurred by that Bank in respect of its participation in any loan made by it to that US Borrower.

17        Set-off and pro rata payments

17.1      Set-off

          Following a Default which is continuing unremedied and unwaived each Borrower authorises each Bank Finance Party to apply any credit balance to which such Borrower is then entitled on any account of such Borrower with such Bank Finance Party at any of its branches in or towards satisfaction of any sum then due and payable from such Borrower to such Bank Finance Party under this Agreement. For this purpose each Bank Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. None of the Bank Finance Party shall be obliged to exercise any right given to it by this clause 17.1. Each Bank Finance Party shall notify the Agent and the Parent (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Bank Finance Parties. Failure by any Bank Finance Party to notify the Agent and the Parent shall not affect the validity of the set-off.

17.2      Pro rata payments

17.2.1 If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by any Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 10.1 or 10.11 (not being a payment received from a Substitute or sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 8.5, 9, 10.5, 15, 16.1, 16.2 or 16.5), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 10.1 or 10.11 (as the case may be) then:

          (a) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

          (b) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 10.1 or clause 10.11, as the case may be; and

          (c) as between the Borrowers and the Recovering Bank the excess amount so redistributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

17.2.2 If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro rata share of the amount which has to be refunded by the Recovering Bank.

17.2.3 Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 17.2.

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17.2.4    Notwithstanding  the  foregoing  provisions  of  this  clause  17.2 no
          Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to
          enforce  its  rights  in  the  same  or  another   court  (unless  the
          proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

17.3      No release

          For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 17.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 17.2.

17.4      No charge

          The provisions of this clause 17 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 17.2.

18 Assignment, substitution, lending offices, Additional Borrowers and Affiliates of Banks

18.1      Benefit and burden

          This Agreement shall be binding upon, and enure for the benefit of, the Bank Finance Parties and their respective successors and permitted assigns.

18.2      No assignment by Borrower

          None of the Borrowers may assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of all the Banks, the Swingline Bank and the Overdraft Bank.

18.3      Substitution

          Each Bank (an "Existing Bank") may transfer, by way of novation (but not by way of assignment or otherwise), all or any part of its rights, benefits and/or obligations under this Agreement to another bank or financial institution (a "Substitute") with the consent in writing of the Swingline Bank and the Overdraft Bank, such consent not to be unreasonably withheld or delayed and after consultation with the Parent but without requiring the consent of any Obligor. Any such novation shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by the Existing Bank and the Substitute. On the Transfer Date (as specified and defined in a Substitution Certificate so executed and delivered), to the extent that the Commitment and Contribution of the Existing Bank are expressed in a Substitution Certificate to be the subject of the novation in favour of the Substitute effected pursuant to this clause 18.3, by virtue of the counter-signature of the Substitution Certificate by the Agent (for itself and the other parties to this Agreement and the Security Trust Deed):

          (a) the existing parties to this Agreement, the Security Trust Deed, the Common Security Trust Deed and the Intercreditor Agreement and the Existing Bank shall be released from their respective obligations towards one another under this Agreement, the Security Trust Deed, the Common Security Trust Deed and the Intercreditor Agreement ("discharged obligations") and their respective rights against one another under this Agreement, the Security Trust Deed, the Common Security Trust Deed and the Intercreditor Agreement ("discharged rights") shall be cancelled;

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

          (b) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement, the Security Trust Deed, the Common Security Trust Deed and the Intercreditor Agreement (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Existing Bank; and

          (c) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement, the Security Trust Deed, the Common Security Trust Deed and the Intercreditor Agreement (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Existing Bank, and, on such Transfer Date, the Substitute shall pay to the Agent a fee of (pound)1,000 for its own account. The Agent shall promptly notify the other Banks and the Parent of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Parent.

18.4      Limitation on certain obligations

18.4.1 If, at the time of any novation or change in lending office by any Funder circumstances exist which would oblige the Borrowers to pay to the Substitute (or, in the case of change in lending office, the relevant Funder) under clauses 10.1, 10.5 or 16 any sum in excess of the sum (if any) which they would have been obliged to pay to that Funder under the relevant clause in the absence of that novation or change of lending office, the Borrowers shall not be obliged to pay that excess.

18.4.2    [deleted].

18.5      Reliance on Substitution Certificate

          The Bank Finance Parties, the Borrowers and the Guarantors shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 18 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Substitute and none of the Bank Finance Parties, the Borrowers and the Guarantors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

18.6      Authorisation of Agent

          Each party to this Agreement irrevocably authorises the Agent to counter-sign each Substitution Certificate on its behalf for the purposes of clause 18.3 without any further consent of, or consultation with, such party.

18.7      Construction of certain references

          If any Funder novates all or any part of its rights, benefits and obligations as provided in clause 18.3 or 19.14 all relevant references in this Agreement to such Funder shall thereafter be construed as a reference to such Funder and/or its Substitute to the extent of their respective interests.

18.8      Lending offices

          Each Funder shall lend through its office at the address  specified in
          Schedule 2 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Funder selected from time to time by such Funder through which such Funder wishes to lend for the purposes of this Agreement. If the office through which a Funder is lending is changed pursuant to this clause 18.8, such Funder shall notify the Agent and the Borrowers promptly of such change.

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18.9      Disclosure of Information

18.9.1 Subject to clause 18.9.2, a Funder may disclose to a prospective transferee or to any other person who may propose entering into contractual relations with such Funder in relation to this Agreement such information about the Borrowers and the Group as such Funder shall consider appropriate.

18.9.2 No Funder may disclose any information about any Borrower or the Group to an actual or potential transferee or other person without the prior consent of the Parent (such consent not to be unreasonably withheld or delayed) unless such Funder has obtained from the actual or potential transferee or other person a confidentiality undertaking substantially in the form recommended at such time by the Loan Market Association (or in any other form agreed between the Parent and the Agent).

18.9.3 Any information furnished pursuant to this Agreement to any Bank Finance Party shall be kept confidential by the recipient and the Bank Finance Parties hereby agree to keep the information confidential, save that the provisions of this clause 18.9.3 and clause 18.9.2 shall not apply:

          (a)  to any information already known to the recipient;

          (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

          (c) to any information which is or becomes public knowledge otherwise than by reason of a breach of confidentiality by the Bank Finance Party concerned;

          (d) to any extent that the recipient is required to disclose the same pursuant to any law regulation or order of any court; and

          (e) to any information disclosed to auditors or other professional advisers who are subject to a duty of confidentiality or any other person who undertakes with the Parent to keep the information confidential.

18.10     Restrictions on novations

18.10.1 Where a Funder novates part of its rights, benefits and obligations pursuant to clause 18.3, that Funder must novate equal fractions of its Commitment and Contribution (if any) in respect of the Facilities and, if at the time when such novation takes effect more than one Revolving Credit Advance is outstanding, the novation of its Contribution shall take effect in respect of the same fraction of each Revolving Credit Advance. The Substitution Certificate relating to any such novation shall be completed accordingly.

18.10.2 No novation shall be effected if, as a consequence of that novation (or as a consequence of that and any other novation between the same or related parties taking effect at or about the same time), the total Commitments of a Bank would be less than approximately(pound)5,000,000 (or its equivalent) (unless such Bank is novating all of its Commitments and Contributions) Provided, however, that for these purposes persons that are Affiliates of each other shall be treated together as one Bank so that individual Banks which are Affiliates of other Banks may have total Commitments of less than approximately(pound)5,000,000 (or its equivalent) if the total
          Commitments of all such Banks which are Affiliates of each other together are at least approximately(pound)5,000,000 (or its equivalent).

18.11     Additional Borrowers and Additional Overdraft Borrowers

18.11.1 If the Parent wishes one of its wholly-owned Subsidiaries to become an Additional Borrower or an Additional Overdraft Borrower, then, with the prior written approval of all of the Banks, it may deliver to the Agent the documents listed in part D of Schedule 40.

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

18.11.2 On delivery of a Borrower Accession Agreement or an Overdraft Borrower Accession Agreement duly executed by the relevant Subsidiary and the Parent, the Subsidiary concerned will become an Additional Borrower or an Additional Overdraft Borrower, as the case may be. However, it may not utilise the Facilities (or, in the case of an Additional Overdraft Borrower, the Overdraft Facility) until the Agent confirms to the Banks and the Parent that it has received all the documents referred to in clause 18.11.1 above in form and substance satisfactory to it, which it shall do promptly.

18.11.3 Delivery of a Borrower Accession Agreement, or an Overdraft Borrower Accession Agreement, executed by the Subsidiary and the Parent, constitutes confirmation by that Subsidiary and the Parent that the representations and warranties set out in clause 11 (other than the excluded representations and warranties) to be made by them on the date of the Borrower Accession Agreement or the Overdraft Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

18.11.4 The Bank Finance Parties irrevocably authorise the Agent to execute any duly executed Borrower Accession Agreement or Overdraft Accession Agreement on their behalf, upon receipt of the prior written approval of the Banks under clause 18.11.1 above.

18.12     Additional Guarantors

          [deleted].

18.13     The Parent as Borrowers' agent

          Each Borrower by its execution of this Agreement or an Accession Certificate, as the case may be, irrevocably appoints and authorises the Parent:

18.13.1 as agent for such Borrower to receive alt notices, requests, demands or other communications under this Agreement which shall, without prejudice to any other effective mode of serving the same, be properly served on the Borrower concerned if served on the Parent in accordance with clause 20.1; and

18.13.2 to give all notices (including Orawdown Notices) and instructions and make such agreements (including, without limitation, any Borrower Accession Certificate) expressed to be capable of being given or made by such Borrower or the Borrowers in this Agreement notwithstanding that they may affect such Borrower without further reference to, or the consent of, such Borrower and such Borrower shall, as regards the Bank Finance Parties, be bound thereby as though such Borrower itself had given such notice or instwctions or made such agreement, and the Parent is released by the Borrower from s181 German Civil Code (Burgerliches Gesetzbuch).

18.14     Amendments binding

          Without prejudice to the other provisions of this Agreement each Borrower hereby confirms that if the Parent and the Bank Finance Parties or any of them enter into any amendment or supplement to or restatement of this Agreement, the Parenfs execution of any such amendment or supplement or restatement, Whether or not expressly made or purportedly made on behalf of such Borrower, shall (to the extent legally possible) bind such Borrower without the need to obtain any confirmation or acknowledgement from such Borrower. For this purpose, each Borrower, for the benefit of the Bank Finance Parties, irrevocably designates, appoints and empowers the Parent as its agent and attorney.

18.15     Affiliates of Banks

18.15.1 A Bank may provide for an Affiliate (or branch) to participate in certain Advances, Utilisations or Swingline Letters of Credit:

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          (a)  joining the relevant  Affiliate (or branch) in as a Bank by means of a Substitution Certificate in accordance with clause 18.3 (for which purpose the Bank (as the "Existing Bank") and the branch and/or Affiliate (as the "Substitute") shalt adopt as a single Commitment, such Bank's Commitment in respect of the relevant Facility; and

          (b) giving notice to the Agent and the Parent, detailing the Advances and/or Utilisation and/or Swingline Letters of Credit in which that Affiliate (or branch) will participate. In this event such Bank and its Affiliate (or branch):

               (i) will be treated as having a single Commitment, but, for all other purposes other than that mentioned in paragraph (ii) below, will be treated as separate Banks; and

               (ii) participate  in  Advances,   Utilisations  and/or  Swingline
                    Letters of Credit in the manner notified to the Agent and the Parent in accordance with clause 18.15.1(i) above.

18.15.2   For the purposes of:

          (a)  compliance with clause 18.3; and

          (b) voting in connection with this Agreement or any other Bank Finance Document, each Bank and its Affiliate (or branch) will be regarded as a single Bank.

19        Arranger,   Agent,  Security  Trustee,  Common  Security  Trustee  and
          Reference Banks

19.1      Appointment of Agent

          Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and the other Bank Finance Documents to which it is a party and irrevocably authorises the Agent (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or the other Bank Finance Documents to which it is a party together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement and the other Bank Finance Documents to which it is a party). None of the Agent, the Swingline Bank, the Overdraft Bank, the Arrangers, the Common Security Trustee or the Security Trustee shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Banks beyond those expressly stated in this Agreement or the other Bank Finance Documents to which they are a party.

19.2      Agent's actions

          Any action taken by the Agent under or in relation to this Agreement and/or the other Bank Finance Documents to which it is a party with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks or all the Banks, as the case may be (or as otherwise duly authorised), shall be binding on all the Banks.

19.3      Agent's duties

          The Agent shall:

19.3.1 promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from the Borrower under or pursuant to clauses 12.1.1(a) and 12.1.7;

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

19.3.2 (subject to the other provisions of this clause 19) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as Agent, as the Majority Banks may reasonably direct; and

19.3.3 serve as the Borrowers' agent solely for the purpose of this clause to maintain a register (the "Register of Commitments") on which the Agent will record the Commitments from time to time of each of the Banks, the Advances made from time to time by each of the Banks and each repayment in respect of the principal amount of such Advance of each such Bank. The Agent will open the Register of Commitments on the date of this Agreement and will enter into and record on the Register of Commitments on such date the Commitments of all of the Banks as set forth in Schedule 2. Thereafter the Agent will enter into and record on the Register of Commitments any and all changes to the Commitments of any one or more Banks made pursuant to the provisions of this Agreement, the addition of new Banks and the removal of Banks as a result of substitutions pursuant to clause 18.3. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, interest on and fees with respect to any Advance made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register of Commitments maintained by the Agent with respect to ownership of such Commitments and Advances and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Advances shall remain owing to the transferor. The registration of substitution or transfer of all or part of any Commitments and Advances shall be recorded by the Agent on the Register of Commitments only upon the acceptance by the Agent of a property executed and delivered Substitution Certificate.

19.4      Agent's rights

          The Agent may:

          (a) in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement and/or the Intercreditor Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

          (b) unless and until it shall have received directions from the Majority Banks or all the Banks as applicable under this Agreement and/or the Intercreditor Agreement, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

          (c) refrain from acting in accordance with any instructions of the Majority Banks to institute any legal proceedings arising out of or in connection with this Agreement and/or the Intercreditor Agreement until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result unless such costs, expenses or liabilities result from the Agent's gross negligence or wilful misconduct;

          (d) deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement and the Intercreditor Agreement unless and until a Substitution Certificate shall have been filed with the Agent, and (ii) the office set opposite the name of each Bank in
               Schedule 2 or, as the case may be, in any relevant Substitution Certificate as such Bank's lending office unless and until a written notice of change of lending office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

          (e) rely as to matters of fact which might reasonably be expected to be within the knowledge of a Borrower upon a certificate signed by any director of that Borrower on behalf of that Borrower; and

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          (f)  do anything  which is in its opinion  necessary  or  desirable to comply with any law or regulation in any jurisdiction.

19.5 No liability of Arrangers, Security Trustee, Common Security Trustee, Agent, Swingline Bank and Overdraft Bank

19.5.1 None of the Arrangers, the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank, the Overdraft Bank or any of their respective employees and agents shall:

          (a) be obliged to request any certificate or opinion under clause 12 or any provision of any other Bank Finance Document or to make any enquiry as to the use of the proceeds of the Facilities unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the relevant Obligor; or

          (b) be obliged to make any enquiry as to any breach or default by any Obligor in the performance or observance of any of the provisions of any Bank Finance Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

          (c) be obliged to enquire Whether or not any representation or warranty made by any Obligor pursuant to any Bank Finance Document is true; or

          (d) be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person. For the purposes of this clause 19.5.1(d) the parties to this Agreement acknowledge that no document delivered to the Agent pursuant to the terms of the Bank Finance Documents by any Obligor is subject to any duty of confidentiality which would restrict the Agent's ability to deliver copies of the same to the Banks provided that this clause 19.5.1(d) shall not otherwise affect the duty of the Agent or the Banks to keep any confidential information supplied to it or them by any member of the Group confidential; or

          (e) be obliged to account to any Bank Finance Party for any sum or the profit element of any sum received by it for its own account; or

          (f) be obliged to institute any legal proceedings arising out of or in connection with this Agreement or the Intercreditor Agreement other than on the instructions of the Majority Banks and (Where applicable) in accordance with the Intercreditor Agreement; or

          (g) be liable to any Bank Finance Parties for any action taken or omitted under or in connection with this Agreement, the Facilities or the Intercreditor Agreement unless caused by its gross negligence or wilful misconduct.

19.5.2 For the purposes of this clause 19.5 none of the Agent, the Swingline Bank, the Overdraft Bank, the Arrangers, the Common Security Trustee or the Security Trustee shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent, the Arrangers, the Common Security Trustee or the Security Trustee may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent, the Swingline Bank, the Overdraft Bank, the Arrangers, the Common Security Trustee or the Security Trustee for any member of the Group or any other person which may be a trade competitor of any member of the Group or may otherwise have commercial interests similar to those of any member of the Group.

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

19.6 Non-reliance on Arrangers, Security Trustee, Common Security Trustee, Agent, Swingline Bank or Overdraft Bank

          Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arrangers, the Security Trustee, the Common Security Trustee, the Agent or the Swingline Bank or Overdraft Bank to induce it to enter into this Agreement or any other Bank Finance Document and that it has made and will continue to make, without reliance on the Agent, the Swingline Bank, Overdraft Bank, the Security Trustee, the Common Security Trustee or any Arranger and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the members of the Group and its own independent investigation of the financial condition, prospects and affairs of the members of the Group in connection with the making and continuation of the Facilities under this Agreement and the other Bank Finance Documents. None of the Security Trustee, the Common Security Trustee, the Arrangers, the Agent, the Swingline Bank, the Overdraft Bank shall (except for documents and/or notices which the Security Trustee, the Common Security Trustee, the Arrangers and/or the Agent (i) have agreed to provide to the Banks or (ii) have received with sufficient copies for distribution to the Banks) have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Borrower whether coming into its possession before the making of any Advance or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 19.3.1.

19.7 No Responsibility on Arrangers, the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank for any Borrower's performance

          None of the Arrangers, the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank shall have any responsibility or liability to any Bank:

19.7.1 on account of the failure of any member of the Group to perform its obligations under the Bank Finance Documents; or

19.7.2    for the financial condition of any member of the Group; or

19.7.3 for the completeness or accuracy of any statements, representations or warranties in the Bank Finance Documents or the Information Package or any Information Memorandum or any document delivered under any such documents; or

19.7.4 for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence the Bank Finance Documents or any certificate, report or other document executed or delivered under any of the Bank Finance Documents; or

19.7.5 otherwise in connection with the Facilities or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks or all the Banks as applicable under this Agreement.

19.7.6 to ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any of the Security Documents have been so deposited; or

19.7.7 to investigate or make any enquiry into the title of the Obligors to any of the assets listed in the Schedules to the Security Documents; or

19.7.8    for the failure to register any of the Security Documents; or

19.7.9 for the failure to register any of the Security Documents in accordance with the provisions of the documents of title of the Obligors to any of the assets listed in the Schedules to the Security Documents; or

19.7.10 for the failure to effect or procure the registration of any floating charge created by any of the Security Documents by registering under the Land Registration Act 1925 any notice, caution or other entry prescribed by or pursuant to the provisions of the said Act against any land for the time being forming part of the security; or

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

19.7.11 for the failure to take or require any Obligor to take any steps to render any of the Security Documents effective or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

19.7.12 (save as otherwise provided in this clause 19) for taking or omitting to take any other action under or in relation to the Security Documents or any aspect thereof; or

19.7.13 in the case of the Arranger and the Agent, on account of the failure of the Security Trustee or the Common Security Trustee to perform or discharge any of their relevant duties or obligations under the Security Documents; or

19.7.14 (save as otherwise provided in this clause 19) otherwise in connection with the Facilities or their negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

19.8      Reliance on documents and professional advice

          The Arrangers, the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank and the Overdraft Bank shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's, the Swingline Bank's, Overdraft Banks, the Security Trustee's, the Common Security Trustee's or either Arranger's employment).

19.9      Other dealings

          Each of the Arrangers, the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank and the Overdraft Bank may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any member of the Group or any of their respective Subsidiaries or any of the Banks as if it were not an Arranger, the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank as the case may be.

19.10 Rights of Agent, Swingline Bank, Overdraft Bank, Security Trustee, Common Security Trustee and Arrangers as Bank; no partnership

          With respect to its own Commitment and Contribution (if any) the Agent, the Swingline Bank, Overdraft Bank, the Security Trustee, the Common Security Trustee and each Arranger shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security Documents and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in such parties in their individual capacity as Banks. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

19.11     Amendments; waivers

19.11.1 Subject to clause 19.11.2, the Agent may. with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement or the Security Documents) and, if so instructed by the Majority Banks, shall (i) agree with the Parent (on behalf of all the Obligors) amendments or modifications to the Credit Documents and/or vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Credit Documents by any Obligor and/or (ii) authorise the Security Trustee or the Common Security Trustee (on behalf of the Bank Finance Parties) to agree with the Parent (on behalf of all the Guarantors and other Group Members who are a party to a Security Document) amendments or modifications to the Security Documents and/or vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the Security Documents by any Guarantor or other Group Member who is a party to a

          Security Document. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 19.2) shall be binding on all the Banks.

19.11.2 Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks to agree with the Obligors (or authorise the Security Trustee or the Common Security Trustee to so agree) any amendment or modification to this Agreement or any Security Document or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under this Agreement or any Security Document by any Obligor, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or, save as expressly provided for in this Agreement, reduce the amount of any payment of principal, interest, commitment commission or other amount payable by any Obligors under this Agreement or any Security Document or reduction of the Total Commitments, (iii) change the currency in which any amount is payable by any Obligor under this Agreement or any Security Document, (iv) increase any Bank's Commitment, (v) extend the Availability Period, (vi) change the definition of "Majority Banks" in clause 1.2, (vii) change any provision of this Agreement or any Security Document referred to in any other provision in relation to which an amendment would require the consent of all the Banks or which expressly or by implication requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks, (viii) change the order of distribution under clause 10.11, (ix) change clause 17.2 or this clause 19.11 or (x) release any Guarantor from its obligations under the Guarantee to which it is a party.

19.12     Reimbursement and Indemnity by Banks

          Each Bank shall reimburse the Security Trustee, the Common Security Trustee, the Agent and the Swingline Bank and the Overdraft Bank (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Security Trustee, the Common Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank (as the case may
          be) is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Security Trustee, the Common Security
          Trustee, the Agent, the Swingline Bank or the Overdraft Bank in connection with or in contemplation of, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, the Bank Finance Documents including (in each case) the fees and expenses of legal or other professional advisers except to the extent that the costs, charges or expenses arise from the gross negligence or wilful misconduct of the Agent, the Security Trustee, the Common Security Trustee, the Swingline Bank or the Overdraft Bank. Each Bank shall on demand indemnify the Agent, the Security Trustee, the Common Security Trustee, the Swingline Bank and the Overdraft Bank (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent, the Security Trustee, the Common Security Trustee, the Swingline Bank or the Overdraft Bank (as the case may be) in connection with the Bank Finance Documents or the performance of its duties under any Bank Finance Documents or any action taken or omitted by the Agent, the Security Trustee, the Common Security Trustee or the Swingline Bank or the Overdraft Bank (as the case may be) under any Bank Finance Documents, unless such liabilities, damages, costs or claims arise from the Agent's, the Security Trustee's, the Common Security Trustee's, the Swingline Bank's or the Overdraft Bank's (as the case may be) own gross negligence or wilful misconduct.

19.13     Retirement of Agent

19.13.1 The Agent may retire from its appointment as Agent under this Agreement and the relevant Bank Finance Documents having given to the Parent and each of the Banks not less than 30 days' notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Banks after consultation with the Parent as a successor agent:

          (a) a Bank nominated by the Majority Banks or, failing such a nomination,

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

          (b) any reputable and experienced bank or financial institution with offices in London nominated by the Agent.

          Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the relevant Bank Finance Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or, as the case may be, the relevant Bank Finance Documents, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Parent and the Banks.

19.13.2 Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement and the relevant Bank Finance Documents (but shall continue to have the benefit of this clause 19 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement or, as the case may be, the relevant Bank Finance Documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement or, as the case may be, the relevant Bank Finance Documents in place of the retiring Agent. The retiring Agent shall (at the expense of the Parent) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions as such.

19.14     Retirement of Overdraft Bank and Swingline Bank

          With the prior consent of the Parent, not to be unreasonably withheld or delayed, the Overdraft Bank or the Swingline Bank may resign from its appointment as Overdraft Bank or Swingline Bank, as the case may be, under this Agreement, provided that no such retirement shall take effect unless a successor Overdraft Bank or Swingline Bank, as the case may be, has been appointed by the Parent and has entered into such arrangements as may be required to become a party to this Agreement as Overdraft Bank or Swingline Bank (as the case may be) and to assume the rights and obligations of the original Overdraft Bank or Swingline Bank (as the case may be).

19.15     Change of Reference Banks

          If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid and the whole of its Commitment cancelled, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 8.5 or 16.1, (c) a Reference Bank novates the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank ceases to provide quotations to the Agent for the purposes of determining LIBOR or EURIBOR (where such quotations are required having regard to the definition of "LIBOR" or EURIBOR" in clause 1.2) the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and with the agreement of the Parent (not to be unreasonably withheld or delayed) appoint another Bank to replace such Reference Bank.

20        Notices and other matters

20.1      Notices

          Every notice, request, demand or other communication under this Agreement shall:

20.1.1 be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

20.1.2 be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business

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

          in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day);

20.1.3 if sent by telefax to the Agent, be confirmed in writing by first-class prepaid letter (airmail if available) provided that non receipt of such letter by the Agent shall not invalidate the notice; and

20.1.4    be sent:

          (a)  to each Borrower do the Parent at:

               121-141 Westbourne Terrace
               London W2 6JR
               Telefax:    020 7262 4300
               Attention:  The Treasurer

          (b)  to the Agent at:

               HSBC Investment Bank plc
               City Place House
               55 Basinghall Street
               London EC2V 5DU
               Telefax:    0207 779 1717/1718
               Attention:  Syndicated Finance Agency

          (c)  to the Swingline Bank at:

               The Bank of New York, as Swingline Bank
               c/o BNY Capital Markets, Inc.
               One Wall Street -18 North
               New York
               NY 10286
               USA
               Telefax:    001 212 635 6365
               Attention:  Agency Department

          (d)  to the Overdraft Bank at:

               HSBC Bank plc
               27-32 Poultry
               London EC2P 2BX
               Telefax:    020 7260 4800
               Attention:  Gary Lee

          (e)  to each Bank

               at its address or telefax number
               specified in Schedule 2 or
               in any relevant Substitution Certificate

               or to such other address or telefax number as is notified by the relevant party to the other parties to this Agreement.

20.2      Notices through the Agent

          Every notice, request, demand or other communication under this Agreement to be given by any Borrower to any other party shall be given to the Agent for onward transmission as appropriate and to be given to any Borrower shall (except as otherwise provided in this Agreement) be given by the Agent.

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

20.3      No implied waivers, remedies cumulative

          No failure or delay on the part of the Bank Finance Parties or any of them to exercise any power, right or remedy under the Bank Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Bank Finance Documents are cumulative and are not exclusive of any remedies provided by law.

20.4      Counterparts

          This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20.5      Third Party Rights

          No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

21        Governing law and jurisdiction

21.1      Law

          This Agreement shall be governed by English law.

21.2      Submission to jurisdiction

          The parties to this Agreement agree for the benefit of the Finance Parties that:

21.2.1 if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 21.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

21.2.2 the jurisdiction of the High Court of Justice in England over any such claim against any Bank Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

21.2.3 nothing in this clause 21.2 shall limit the right of any Bank Finance Party to refer any such claim against any Obligor to any other court of competent jurisdiction outside England, to the jurisdiction of which each Obligor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Bank Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.3      Agent for service of process

          Each Obligor which is not incorporated in England and Wales irrevocably and unconditionally designates, appoints and empowers the Parent to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

21.4      Waiver of jury trial

          Each Obligor hereby waives any and all right to trial by jury in any legal proceedings anywhere arising out of or relating to this Agreement or the transactions contemplated hereby.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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

                                   Schedule 1

                           Part A - Original Borrowers

   Name of Borrower            Registered Number    Registered office/address
                                   (if any)

1  Cordiant Communications          1320869          121-141 Westbourne Terrace
   Group plc                                         London W2 6JR


2  Bates UK Limited                 913184           121-141 Westbourne Terrace
                                                     London W2 6JR

3  Cordiant US Holdings Inc.        13-3965951       Corporation Trust Centre
                                                     1209 Orange Street
                                                     Wilmington
                                                     Newcastle
                                                     Delaware USA

4  Bates Deutschland                HRB 8608         Hanauer Landstrasse
   Holding GmbH                                      287-289
                                                     60314 Frankfurt am Main
                                                     Germany

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

                          Part B - Original Guarantors

    Name of Guarantor          Registered Number    Registered office/address
                                    (if any)

1   Cordiant Communications         1320869          121-141 Westbourne Terrace
    Group plc                                        London W2 6JR

2   Bates Europe Limited            689584           121-141 Westbourne Terrace
                                                     London W2 6JR

3   Bates UK Limited                913184           121-141 Westbourne Terrace
                                                     London W2 6JR

4   Atlas Advertising Limited       964286           121-141 Westbourne Terrace
                                                     London W2 6JR

5   The Decision Shop Llmited       615225           121-141 Westbourne Terrace
                                                     London W2 6JR

6   ICM International Limited       1802173          121-141 Westbourne Terrace
                                                     London W2 6JR

7   Cordiant US Holdings Inc.       13-3965951       Corporation Trust Center
                                                     1209 Orange Street
                                                     Wilmington
                                                     Delaware

8   Bates Advertising USA Inc.      132993871        Gould & Wilkie LLP
                                                     One Chase Manhattan Plaza,
                                                     58th Floor
                                                     New York
                                                     NY 10005

9   Bates Churchill Public          76-0234801       CT Corporation System
    Relations, Inc                                   811 Dallas Avenue
                                                     Houston
                                                     Texas 77002

10  Bates Churchill Advertising     76-0542479       CT Corporation System
    Inc                                              811 Dallas Avenue
                                                     Houston
                                                     Texas 77002

11  Bates Worldwide                 51 0306788       Corporation Trust Center
    (Delaware), Inc                                  1209 Orange Street
                                                     Wilmington
                                                     Delaware

12  CCG.XM Inc                      13-4107916       Corporation Trust Center
                                                     1209 Orange Street
                                                     Wilmington
                                                     Delaware

13  Healthworld Corporation         13-3922288       Corporation Trust Center
                                                     1209 Orange Street
                                                     Wilmington
                                                     Delaware

    Name of Guarantor           Registered Number    Registered office/address
                                     (if any)

14  Bates Healthworld, Inc          13-3343927       c/o Michael J. Kopcsak
                                                     CCG Worldwide, Inc.
                                                     498 7th Avenue
                                                     New York
                                                     NY 10018

15  Falk Healthworld Inc.           51-0316417       Corporation Trust Center
                                                     1209 Orange Street
                                                     Wilmington
                                                     Delaware


16  Lighthouse Global Network       36-4247757       Corporation Trust Center
    Inc                                              1209 Orange Street
                                                     Wilmington
                                                     Delaware

17  Fitch Inc.                      31-4445498       CT Corporation System
                                                     17 S. High Street
                                                     Columbus
                                                     OH 43215

18  Morgen-Walke Associates,        133128710        c/o Michael J. Kopcsak
    Inc.                                             CCG Worldwide, Inc.
                                                     498 7th Avenue
                                                     New York
                                                     NY 10018

19  Bates Deutschland Holding       HRB 8608         Hanauer Landstrasse
    GmbH                                             287-289
                                                     60314 Frankfurt am Main
                                                     Germany

20  Cordiant Communications         ACN: 003         Level 15,
    Group Australia Pty.            203 450          35 Clarence Street
    Limited                                          Sydney
                                                     NSW 2000
                                                     Australia

                      Part C - Original Overdraft Borrowers

    Name of Overdraft           Registered Number    Registered office/address
         Borrower                   (if any)

1   Atlas Advertising Limited       964286           121-141 Westbourne Terrace
                                                     London W2 6JR

2   Bates Overseas Holdings         2217108           121-141 Westbourne Terrace
    Limited                                           London W2 6JR


3   Bates Europe Limited            689584           121-141 Westbourne Terrace
                                                     London W2 6JR


4   Bates UK Limited                913184           121-141 Westbourne Terrace
                                                     London W2 6JR

5   Cordiant Communications         1320869          121-141 Westbourne Terrace
    Group plc                                        London W2 6JR

6   Cordiant Group Limited          63031            121-141 Westbourne Terrace
                                                     London W2 6JR

7   Cordiant Property Holdings      2263916          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

8   ICM International Limited       1802173          121-141 Westbourne Terrace
                                                     London W2 6JR

9   Swot Pius Limited               1929347          121-141 Westbourne Terrace
                                                     London W2 6JR

10  The Decision Shop Limited       615225           121-141 Westbourne Terrace
                                                     London W2 6JR

11  XMSS Limited                    2463385          121-141 Westbourne Terrace
                                                     London W2 6JR

12  Healthworld Holdings            3458882          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

13  Milton Marketing Group          3113109          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

14  Headcount Worldwide              1425412          121-141 Westbourne Terrace
    Field Marketing Limited                          London W2 6JR

    Name of Overdraft           Registered Number    Registered office/address
         Borrower                   (if any)

15  Colwood Healthworld             2213846          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

16  Bates Healthworld Limited       3961667          121-141 Westbourne Terrace
                                                     London W2 6JR

17  Milton Marketing Limited        1385429          121-141 Westbourne Terrace
                                                     London W2 6JR

18  Financial Dynamics Holdings     1656428          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

19  Lighthouse Holdings (UK)        3719632          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

20  Fitch Design Consultants        670130           121-141 Westbourne Terrace
    Limited                                          London W2 6JR

21  Financial Dynamics Limited      670130           121-141 Westbourne Terrace
                                                     London W2 6JR

22  Connect Six Limited             2191533          121-141 Westbourne Terrace
                                                     London W2 6JR

23  Connect Five Limited            1928295          121-141 Westbourne Terrace
                                                     London W2 6JR

24  Clarion Communications          2517824          121-141 Westbourne Terrace
    PR Limited                                       London W2 6JR

25  PSD Associates Limited          2431038          121-141 Westbourne Terrace
                                                     London W2 6JR

26  Scholz & Friends London         3398022          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

27  N.A.S.A.2.0 London              3942853          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

28  CCG.XM                          4023322          121-141 Westbourne Terrace
                                                     London W2 6JR

29  CCGXM Holdings Limited          3961670          121-141 Westbourne Terrace
                                                     London W2 6JR

30  Bamber Forsyth Limited          2097924          121-141 Westbourne Terrace
                                                     London W2 6JR

31  Corporate and Financial         2693509          121-141 Westbourne Terrace
    Design Limited                                   London W2 6JR

32  Bulletin International          2581681          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

    Name of Overdraft           Registered Number    Registered office/address
         Borrower                   (if any)

33  Bulletin International          3778367          121-141 Westbourne Terrace
    (UK) Limited                                     London W2 6JR

34  PCI Live Design Limited         3053382          121-141 Westbourne Terrace
                                                     London W2 6JR

35  Business Communications         4048310          121-141 Westbourne Terrace
    International Group                              London W2 6JR
    Limited

36  Fitch Worldwide Limited         4135498          121-141 Westbourne Terrace
                                                     London W2 6JR

37  Cordiant (US) Holdings          4242432          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

38  Fitch International             2699605          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

39  Fitch Limited                   1388429          121-141 Westbourne Terrace
                                                     London W2 6JR

40  Healthworld UK Holdings         4135498          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

41  Garrott Dorland Crawford        1012296          121-141 Westbourne Terrace
    Holdings Limited                                 London W2 6JR

42  Deckchair Studios Limited       644752           121-141 Westbourne Terrace
                                                     London W2 6JR

43  Ted Bates Holdings Limited      553986           121-141 Westbourne Terrace
                                                     London W2 6JR

44  C&FD (Holdings) Limited         3560931          121-141 Westbourne Terrace
                                                     London W2 6JR

45  Cordiant Overseas Holdings      4135469          121-141 Westbourne Terrace
    Limited                                          London W2 6JR

46  Propose Two Limited             3649589          121-141 Westbourne Terrace
                                                     London W2 6JR

47  Secure Two Limited              3646997          121-141 Westbourne Terrace
                                                     London W2 6JR

48  Connect One Limited             1929925          121-141 Westbourne Terrace
                                                     London W2 6JR

49  Sonic Sun Limited               4350720          121-141 Westbourne Terrace
                                                     London W2 6JR

50  CCG.XM (UK) Limited             3942085          121-141 Westbourne Terrace
                                                     London W2 6JR

                         Part D - Additional Guarantors

                      following the Lighthouse Acquisition

                                    [deleted]

                                   Schedule 2

                         The Banks and their Commitments

Name of Bank               Address, telephone and fax               Commitment
                                     number                          (pounds)

HSBC Bank plc                 MedialTelecoms Group                 15,976,792.53
                              27-32 Poultry
                              London
                              EC2P 2BX
                              Tel:  020 7260 4181
                              Fax:  020 7260 4800

The Bank of New York          Level 48                             15,976,792.53
                              One Canada Square
                              London
                              E14 SAL
                              Tel:  020 7964 6141
                              Fax:  020 7964 6193

ABN AMRO Bank N.V.,           250 Bishopsgate                      10,131,624.52
London Branch                 London
                              EC2M 4AA
                              Tel:  020 7678 5054
                              Fax:  020 7678 8604

Allied Irish Banks, plc       Corporate Banking Britain             8,443,020.17
                              St Helen's
                              1 Undershaft
                              London EC3A 8AB
                              Tel:  020 70907115
                              Fax:  020 7090 7101

Bank of Scotland              38 Threadneedle Street               13,249.047.45
                              London
                              EC2P 2EH
                              Tel:  020 7601 6558
                              Fax:  020 7601 6317

Banque Worms                  Tour Voltaire                         5,065,812.27
                              1 Place des Degres
                              F-92059 Paris La Defense
                              FRANCE
                              Tel:  00 33 1 49 07 54 13
                              Fax:  00 33 1 49 07 56 67

Citibank, N.A.                Media & Communications               10,131,624.52
                              Group
                              388 Greenwich Street
                              21st Floor
                              New York 10013
                              UNITED STATES OF

Name of Bank               Address, telephone and fax               Commitment
                                     number                          (pounds)

                              AMERICA
                              Tel:  001 212 816 8497
                              Fax:  001 212 816 8084

Fleet National Bank           39 Victoria Street                  13,249,047,.45
                              Westminster
                              London
                              SW1H OED
                              Tel:  020 7932 9291
                              Fax:  020 7932 9110

Mizuho Corporate Bank,        River Plate House                    12,339,799.23
Ltd                           7-1l Finsbury Circus
                              London
                              EC2M 7DH
                              Tel:  020 7012 4519
                              Fax:  020 7847 2039

Lloyds TSB Bank plc           Credit Services                      13,249,047.45
                              4th Floor
                              11-15 Monument Street
                              London
                              EC3R 8LR
                              Tel:  020 7775 2207
                              Fax:  020 7775 2214

The Royal Bank of             135 Bishopsgate                      13,249,047.45
Scotland plc                  London EC2M 3UR
                              Tel:  020 7375 8802
                              Fax:  020 7375 8710

Scotiabank Europe plc         Scotia House                         13,249,047.45
                              33 Finsbury square
                              London
                              EC2A IBB
                              Tel:  020 7826 5653
                              Fax:  020 7826 5987

Westdeutsche Landesbank      Woolgate Exchange                     11,560,443.50
Girozentrale                 25 Basinghall Street
                             London
                             EC2V 5HA
                             Tel: 020 7020 7861
                             Fax: 020 7020 7850
TOTAL                                                             155,871,146.52

                                   Schedule 3

                        Part A - Form of Drawdown Notice


To:  HSBC lnvestment Bank plc
     City Place House
     55 Basinghall Street
     London EC2V 5DU

Attention: Syndicated Finance Agency

              OR

     The Bank of New York, as Swingline Bank plc Copy:  HSBC Investment Bank
     c/o BNY Capital Markets, Inc.                      City Place House
     One Wall Street - 18 North                         5 Basinghall Street
     New York                                           London EC2V 5DU

                                                                     ______ 200_
Attention:    Agency Department


Facilities of up to (pound)155,871,146.52 Agreement dated o 2000

We refer to the above Agreement and hereby give you notice that we [wish to draw down a [Revolving Credit Facility Advance]/[Swingline Advance of [pounds]o [in [currency]] on o for [specify purpose] and select a Term of [o days]/[o] months]. The funds should be credited to [name and number of account] with [details of bank in [New York City] [London] [principal financial centre for relevant Optional Currency].

We confirm that:

(i) no event or circumstance has occurred and is continuing unremedied and unwaived which constitutes a Default; and

(ii) the representations and warranties contained in clause 11.1 (Representations and Warranties) of the Agreement other than the excluded representations and warranties are true and correct at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice [; and]

*[(iii) we are not aware (after due inquiry) of any matter or event which is reasonably likely to result in a breach of clause 13.1 (Financial
          Covenants) or an Event of Default under any of clauses 14.1.1 (Non-payment) or 14.1.5 (Cross default) to 14.1.15 (Analogous proceedings) inclusive either immediately on the date of this Drawdown Notice or within the period ending 12 months after the date of the drawing.]

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

For and on behalf of


---------------------------------
[Name of Borrower]

*For and on behalf of


---------------------------------
Cordiant Communications Group plc

[*:Note - include in the Drawdown Notice relating to a Revolving Credit Advance which would, if drawn, cause the aggregate Sterling Amount of the Revolving Credit Advances outstanding after such drawing to exceed the aggregate Sterling Amount of the Revolving Credit Advances outstanding under the Revolving Credit Facility prior to that drawing (after taking account of any repayment made on or prior to the date of such drawlng).]

                         Part B - Form of L/C Application


To   The Bank of New York, as Swingline Bank,
     c/o BNY Capital Markets, Inc.,
     One Wall Street -18 North
     New York

     Attention: Agency Department

Copy:HSBC Investment Bank plc
     City Place House
     55 Basinghall Street
     London EC2V 5DU

     Attention: Syndicated Finance Agency

                                                                        o 200 o

Facilities of up to (pound)155,871,146.52 Agreement dated o 2000

We refer to the above Agreement and hereby request that you issue a Swingline Letter of Credit with an L/C Issue Date of [ ] for a maximum amount of [ ] in respect of [ ].

We confirm that:

(i) no event or circumstance has occurred and is continuing unremedied and unwaived which constitutes a Default; and

(ii) the representations and warranties contained in clause 11.1 (Representations and Warranties) of the Agreement other than the excluded representations and warranties are true and correct at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

For and on behalf of

-------------------------
Cordiant US Holdings Inc.

                                   Schedule 4

             Part A - Documents and evidence required as conditions precedent to the delivery of the first Drawdown Notice in respect of the Facilities

                                    [deleted]

             Part B - To be delivered prior to the delivery of the
              first Drawdown Notice in respect of an Advance to be used to refinance the Existing Lighthouse Facilities or to pay costs and expenses incurred in connection with the Lighthouse Acquisition

                                    [deleted]

  Part C - Documents and evidence to be delivered by each additional Guarantor

                                    [deleted]

        Part D - Documents and evidence to be delivered by an Additional
                   Borrower or Additional Overdraft Borrower

(a) A copy, certified as true, complete and up to date by the company secretary or equivalent officer of the relevant Subsidiary of the Certificate of Incorporation and the Memorandum and Articles of Association (or equivalent constitutional documents) of the relevant Subsidiary and, in the case of any such Subsidiary incorporated in the United States of America, all documents relating to the existence and good standing of such Subsidiary.

(b) A copy, certified as a true copy by the company secretary (or equivalent) of the relevant Subsidiary, of resolutions of the Board of Directors (or, in the case of any company incorporated an Germany, any other competent authority) of that Subsidiary evidencing approval of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement and any relevant documents to be provided pursuant to paragraphs (m) and (n) below and authorising its appropriate officers to execute and deliver such Borrower Accession Agreement or Overdraft Borrower Accession Agreement and any relevant documents to be provided pursuant to paragraphs (m) and (n) below and to give all notices (including Drawdown Notices) in the case of an Additional Borrower and take all other action required by the relevant Subsidiary under the Bank Finance Documents to which it becomes a party.

(c) A copy, certified as a true copy by the company secretary or equivalent officer of the relevant Subsidiary of all consents, authorisations, licences and approvals required by the relevant Subsidiary to authorise, or required by the relevant Subsidiary in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement and any relevant documents to be provided pursuant to paragraphs (m) and (n) below and the performance by the relevant Subsidiary of its obligations under the Bank Finance Documents to which it becomes a party.

(d) Specimen signatures, authenticated by the company secretary or equivalent officer of the relevant Subsidiary of the persons authorised in the resolutions of the Board of Directors or equivalent, referred to in paragraph (b), above.

(e) An opinion of legal advisers to the Banks in the country of incorporation of the relevant Subsidiary, dated not more than fifteen Banking Days prior to the date of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement.

(f) An opinion of Norton Rose, dated not more than fifteen Banking Days prior to the date of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement.

(g) In the case of a Subsidiary not incorporated in England and Wales, a copy, certified as a true copy by the company secretary or equivalent officer of the relevant Subsidiary of a letter from the agent of the relevant
     Subsidiary for receipt of service of process referred to in the Borrower Accession Agreement or Overdraft Borrower Accession Agreement or any relevant documents to be provided pursuant to paragraphs (m) and (n) below accepting its appointment.

(h) A Borrower Accession Agreement or Overdraft Borrower Accession Agreement duly executed by the Additional Borrower and (in the case of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement) the Parent.

(i) A certificate of a director of the Additional Borrower confirming that utilisation of the Facilities in full or, in the case of an Additional Overdraft Borrower, utilisation of the Overdraft Facility in full would not cause any borrowing limit binding on it to be exceeded.

(j) A copy, certified as a true copy by the company secretary of the Parent of resolutions of the Board of Directors of the Parent, evidencing approval of the Parent (for itself and on behalf of the other Borrowers) to the Subsidiary becoming an Additional Borrower or an Additional

     Overdraft Borrower, as the case may be, by entering into a Borrower Accession Agreement or Overdraft Borrower Accession Agreement.

(k) Excerpt from the commercial register of any relevant Subsidiary incorporated in Germany dated not later than fifteen Banking Days prior to the date of the Borrower Accession Agreement confirming the signatories are authorised to act on behalf of the respective company.

(l) A written confirmation from each Guarantor that its Guarantee continues in full force and effect notwithstanding the accession of the relevant Additional Borrower or Additional Overdraft Borrower and guarantees the borrowings of the relevant Additional Borrower or Additional Overdraft Borrower.

(m) The documentation and evidence required to be provided as a condition to the accession of an Additional Borrower or Additional Overdraft Borrower under the terms of the Security Memorandum.

(n) Evidence satisfactory to the Agent that the relevant Subsidiary is a party to, or has acceded to, the Intercreditor Agreement, the Common Security Trust Deed and the relevant deed of crossguarantee and overdraft facility letter in favour of the Overdraft Bank.

               Part E - Form of Director's Certificate regarding
                              financial assistance

                                    [deleted]

                                   Schedule 5
                         Calculation of Additional Cost

1 The Additional Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2 On the first day of each interest period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Additional Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3 The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4 The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     in relation to a sterling Advance:

         AB+C(B-D)+/E x O.01
         ------------------per cent. per annum
            100-(A + C)

     in relation to an Advance in any currency other than sterling:

        E x 0.01
        ------- per cent. per annum.
          300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Additional Cost and, if the Advance is an unpaid sum, the additional rate of interest specified in clause 5 (Interest for late payment)) payable for the relevant interest period on the Advance.

     C is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

     E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the rates of charge supplied by the Reference Banks (or those of the Reference Banks as supply a rate to the Agent) to the Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5    For the purposes of this Schedule:

     "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     "Fees Rules" means the rules on supervision fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (but ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules); and

     "Tariff Base" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7 Each Reference Bank shall supply to the Agent in writing, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference
     Bank) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

     Each Reference Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8 Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

     (i) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (ii) any other information that the Agent may reasonably require for such purpose.

     Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

9 The percentages or rates of charge of each Bank and each Reference Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Bank or Reference Bank notifies the Agent to the contrary, each Bank's and Reference Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fees Rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11 The Agent shall distribute the additional amounts received as a result of the Additional Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12 Any determination by the Agent pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties.

13 The Agent may from time to time, after consultation with the Company and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

                                   Schedule 6

                        Form of Substitution Certificate

                            Part A (single transfers)


          Note: Any new Bank must also sign the agreed form Bank Deed of Accession set out in the Common Security Trust Deed]

NB:  1    Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1988 and regulations made thereunder.

     2 It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Bank by the Substitute in consideration of the novation (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Transfer Date is a rollover date, mismatches of parties' funding may arise. This Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Bank may grant to the Substitute pending the Transfer Date.

To:  HSBC Investment Bank plc

     City Place House
     55 Basinghall Street
     London EC2V 5DU

     Attention: Syndicated Agency

                                                [Date]

                            Substitution Certificate

This Substitution Certificate relates to an Agreement (the "Agreement") dated 4 July 2000 between Cordiant Communications Group plc as the Parent (1), the companies whose names, registered numbers and registered offices are set out in schedule 1 thereto as Original Borrowers or Original Overdraft Borrowers (2), The Bank of New York and HSBC Investment Bank plc as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in schedule 2 thereto as Banks (4) HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (5), The Bank of New York as Swingline Bank
(6) and HSBC Bank plc as Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced) and the Security Trust Deed, the Common Security Trust Deed and the Intercreditor Agreement defined and referred to therein. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1 [Name of Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its Commitment and Contribution set out in the schedule to this Substitution Certificate; and (b) requests [Substitute Bank] (the "Substitute") to accept by way of novation the portion of its Commitment and Contribution specified in the schedule to this Substitution Certificate by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Substitute requests the Agent (on behalf of itself, the other Bank Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust Deed) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 18.3 [and clause 18.15] of the Agreement and clause 10.3 of the Security Trust Deed so as to take effect in accordance with the terms on [date of transfer], (being not earlier then [5] Banking Days after date of delivery of the Certificate to the Agent] (the "Transfer Date") or on such date as may be determined in accordance with the terms thereof.

3 The Agent (on behalf of itself, the other Bank Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust
     Deed) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 18.3 [and clause 18.15] of the Agreement and clause 10.3 of the Security Trust Deed so as to take effect in accordance with the respective terms thereof.

4    The Substitute confirms:

     (a)  that  it  has  received   copies  of  the   Agreement  and  all  other
          documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has not relied upon any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information Package or any Information Memorandum) or warranty made by the Existing Bank, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent to induce it to enter into this Substitution Certificate;

     (c) that it has made and will continue to make, without reliance on the Existing Bank or any other Bank Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of each Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement;

     (d) that neither the Existing Bank nor any other Bank Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 19.3.1 and 19.5.1 of the Agreement;

     (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Bank Finance Documents and this Substitution Certificate and has not relied and will not rely on the Existing Bank, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent or any statements made by any of them in that respect;

     (f) that, accordingly, none of the Existing Bank, the Arrangers, the Security Trustee, the Common Security Trustee and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters or any other matter referred to in clause 19.7 of the Agreement; and

     (g)  that [it is [is not] a Qualifying Bank.

5 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6 The Substitute hereby undertakes to the Existing Bank, the other Bank Finance Parties, the Borrowers and the other Parties to the Agreement and the Security Trust Deed that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Substitution Certificate by the Agent.

7 Without limiting the above paragraphs, nothing in this Substitution Certificate obliges the Existing Bank to:

     (a) accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

     (b) support any losses incurred by the Substitute by reason of any non-performance by any Borrower or any other party to the Bank Finance Documents or any document relating thereto of any of its obligations under the same.

8 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law. Clauses 21.2 and 21.3 of the Agreement inclusive are incorporated herein by reference.

9 This Substitution Certificate may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

     Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  The Schedule


Amount of Contribution                                 Portion Novated
     (pound)                                               (pound)




Amount of Commitment                                   Portion Novated
     (pound)                                               (pound)



                      Administrative Details of Substitute

Lending office:

Account for payments:

Telephone:

Telefax:



Attention:


[Existing Bank]          [Subsitute]

By:                      By:

Date                     Date


The Agent



By:


on its own behalf and on behalf of the other Bank Finance Parties, the Obligors and all other parties to the Agreement and the Security Trust Deed.


Date:

                              Part B (global form)

          Note: Any new Bank must also sign the agreed form Bank Deed of Accession set out In the Common Security Trust Deed]

NB   1.   Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.

     2. It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Banks by the Substitutes in consideration of the novatlon (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Transfer Date is a rollover date, mismatches of parties' funding may arise. This Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Banks may grant to the Substitutes pending the Transfer Date.

To:  HSBC Investment Bank plc
     City Place House
     55 Basinghall Street
     London EC2V 5DU

     Attention: Syndicated Finance Agency

                                                                          [Date]

                            Substitution Certificate
                            ------------------------

This Substitution Certificate relates to an Agreement (the "Agreement") dated 4 July 2000 between Cordiant Communications Group plc as the Parent (1), the companies whose names, registered numbers and registered offices are set out in schedule 1 thereto as Original Borrowers or Original Overdraft Borrowers (2), The Bank of New York and HSBC Investment Bank plc as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Banks (4), HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (5), The Bank of New York as Swingline Bank
(6) and HSBC Bank plc as Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced) and the Security Trust Deed, the Common Security Trust Deed and lntercreditor Agreement defined and referred to therein. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1 Each of the banks or financial institutions set out as Existing Banks in part A of the schedule below (the "Existing Banks") (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule and (b) requests each of the banks set out as Substitute Banks in part C of the schedule (the "Substitutes") to accept by way of novation the portion of such participation specified (or calculated as specified) in the schedule by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 Each of the Substitutes hereby requests the Agent (on behalf of itself, the other Bank Finance Parties, the Obligors and all other parties to the Agreement and the Security Trust Deed) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 18.3 [and clause 18.15] of the Agreement and clause 10.3 of the Security Trust Deed so as to take effect in accordance with the terms thereof on [date of transfer] (the "Transfer Date") or on such later date as may be determined in accordance with the terms thereof.

3 The Agent (on behalf of itself, the other Bank Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust
     Deed) confirms each of the novations effected by this Substitution Certificate pursuant to and for the purposes of clause 18.3 [and clause

     18.15] of the Agreement and clause 10.3 of the Security Trust Deed so as to take effect in accordance with the respective terms thereof.

4    Each of the Substitutes confirms:

     (a)  that  it  has  received   copies  of  the   Agreement  and  all  other
          documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has not relied upon any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information Package or any Information Memorandum) or warranty made by the Existing Banks, the Arrangers, the Security Trustee, the Common Security Trustee or the Agent to induce it to enter into this Substitution Certificate;

     (c) that it has made and will continue to make, without reliance on the Existing Banks or any other Bank Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of each Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement;

     (d) that neither the Existing Banks nor any other Bank Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitutes with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 19.3.1 and 19.5.1 of the Agreement;

     (e) that it has made and will continue to make its own assessment of the legality, validity. enforceability and sufficiency of the Bank Finance Documents and this Substitution Certificate and has not relied and will not rely on the Existing Banks, the Arrangers, the Security
          Trustee, the Common Security Trustee or the Agent or any statements made by any of them in that respect;

     (f) that, accordingly, none of the Existing Banks, the Arrangers, the Security Trustee, the Common Security Trustee and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitutes in respect of, any of the foregoing matters or any other matter referred to in clause 19.7 of the Agreement;

     (g)  that [it is [is not] a Qualifying Bank.

5 Execution of this Substitution Certificate by each of the Substitutes constitutes its representation to each of the Existing Banks and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6 Each of the Substitutes hereby undertakes to the Existing Banks, the Bank Finance Parties, the Borrowers and each of the other parties to the Agreement and the Security Trust Deed that it will perform in accordance with its terms all those obligations which by the terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Substitution Certificate by the Agent.

7 Without limiting the above paragraphs, nothing in this Substitution Certificate obliges any of the Existing Banks to:

     (a) accept any re-transfer from any Substitute of any of the rights, benefits and/or obligations hereby transferred; or

     (b) support any losses incurred by any Substitute by reason of any non-performance by any Obliger or any other party to the Bank Finance Documents or any document relating thereto of any of its obligations under the same.

8 Each Substitute (and the Existing Banks in respect of the transfers to such Substitute) agrees to be bound by this Substitution Certificate notwithstanding that any other Substitute intended to execute this Substitution Certificate may not do so or may not be effectually bound.

9 This Substitution Certificate may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute erie and the same instrument.

10 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law. Clauses 21.2 and 21.3 of the Agreement inclusive are incorporated herein by reference.

     Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  The Schedule
                                  ------------

                                     Part A

                Existing Banks' Commitments, Contributions being
                       each of their participations in the
                        Agreement as at the date of this
                            Substitution Certificate

[Set  out  each  Existing  Bank's   participation   including   Commitments  and
Contributions]

                                     Part B

                               Portion Transferred

[Set out the portion of each Existing Bank's Commitments and Contributions transferred]

                   [set out details or method of calculation]

                                     Part C

[Set out names of Substitute Banks and the aggregate amounts of the Commitments and Contributions being transferred to them]
[Insert execution particulars and each Substitute's administration details]

[Each of the Existing Banks]            [Each of the Substitutes]

By:                                     By:
   ----------------------------            ---------------------------------

Date:                                   Date:


The Agent

By:
   ----------------------------



on its own behalf
and on behalf of the other Bank Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust Deed.

                                                      Schedule 7

                                                Permitted Encumbrances

China            Bates China                   HKD              835,000   Cash collateral to secure rental agreement
--------------------------------------------------------------------------------------------------------------------
France           Bates France                  FRF            1,073,000   Cash collateral to secure rental guarantee
--------------------------------------------------------------------------------------------------------------------
Greece           Bates Hellas                  GRD           50,000,000   Charge on accounts receivable re Xios bank
                                                                          facility
--------------------------------------------------------------------------------------------------------------------
Greece           Bates Hellas                  GRD           75,000,000   Post dated bills re guarantee facility
                                                                          provided by Xios Bank (renamed Piraeus)
--------------------------------------------------------------------------------------------------------------------
India            Bates India Ltd               INR           25,000,000   Hypothecation of book debts and equitable
                                                                          mortgage of properties for bank facilities
                                                                          granted by both HSBC and Nedungadi Bank
                                                                          (was 75m INR)
--------------------------------------------------------------------------------------------------------------------
Netherlands       Cordiant Finance BV          NLG               18,463   Cash collateral to secure rental guarantee
--------------------------------------------------------------------------------------------------------------------
Sweden            Bates Sweden                 SEK            4,150,000   Charge on assets re Provinsbanken/Osgota
                                                                          Enskilda Banken bank and guarantee
                                                                          facility
--------------------------------------------------------------------------------------------------------------------
Taiwan            Bates Taiwan                 TWD           15,000,000   Cash collateral for media guarantee
                                                                          facility
--------------------------------------------------------------------------------------------------------------------
UK                CCG plc                      EUR              165,000   Escrow account held with Bankinter for
                                                                          deferred consideration re minority
                                                                          purchase of Grupo Bates Spain (originally
                                                                          60m ESP)
--------------------------------------------------------------------------------------------------------------------
Australia         Marketforce Ltd              AUD            1,200,000   Secured by Mortgage debenture
--------------------------------------------------------------------------------------------------------------------
Brazil            Newcomm                      BRL            4,000,000   Charge over receivables
--------------------------------------------------------------------------------------------------------------------
Czech             Intercom                     CZK            4,000,000   Charge over receivables
Republic
--------------------------------------------------------------------------------------------------------------------
Norway                                         NOK           12,500,000   Charge over receivables for the provision
                                                                          of an overdraft facility and rental
                                                                          guarantees
--------------------------------------------------------------------------------------------------------------------
Thailand          Bates Thailand               THB            4,250,000   Charge over assets for the provision of a
                                                                          loan facility
--------------------------------------------------------------------------------------------------------------------

                                   Schedule 8

                                     Part A
                          Borrower Accession Agreement

THIS BORROWER ACCESSION AGREEMENT is dated [      ] and made BEIWEEN:

(1)  o (No. o) whose registered office is at o (the "Additional Borrower");

(2) CORDIANT COMMUNICATIONS GROUP PLC (No. 1320869) whose registered office is at 121-141 Westbourne Terrace, London W2 6JR (the "Parent"); and

(3) HSBC INVESTMENT BANK PLC of City Place House, 55 Basinghall Street, London EC2V 5DU in its capacity as Agent under the Agreement referred to below on behalf of itself the and the other Finance Parties (the "Agent").

WHEREAS:

(A)  The Additional Borrower is a Subsidiary of the Parent.

(B) By an agreement dated 4 July 2000 and made between the Parent (1), the companies whose names and, where applicable, registered offices and registered numbers are set out in parts A or C of schedule 1 thereto (2), the Arrangers (3), the banks and financial institutions whose names and addresses are set out in schedule 2 thereto (4), the Agent, the Security Trustee and the Common Security Trustee (5), the Swingline Bank (6) and the Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced, the "Agreement"), the Banks agreed to make available to the Borrowers credit facilities.

(C) The Parent has undertaken to procure that an agreement supplemental to the Agreement shall be executed and delivered by any Subsidiary of the Parent which the Parent intends should become an Additional Borrower under the Agreement.

NOW THIS BORROWER ACCESSION AGREEMENT WITNESSES as follows:

1.   Agreement definitions

     Unless the context otherwise requires or unless otherwise defined in this Borrower Accession Agreement, words and expressions defined in the Agreement shall have the same meaning when used in this Borrower Accession Agreement or the Recitals hereto. Clauses 1.3 and 1.4 of the Agreement shall apply to this Borrower Accession Agreement, mutatis mutandis, as if expressly set out herein.

2.   Accession to the Agreement

     With effect from the date of this Borrower Accession Agreement, the Additional Borrower shall become a party to the Agreement and a Borrower thereunder as if named therein in part A of Schedule 10 thereto and with effect from such date shall assume obligations towards and rights against the other Borrowers, the Agent, the Arranger, the Funders, the Common Security Trustee and the Security Trustee as if so named therein.

3.   Continuance of the Agreement

     Notwithstanding this Borrower Accession Agreement, the provisions of the Agreement shall continue in full force and effect and, with effect from the date of this Borrower Accession Agreement, the Agreement shall be read and construed as one instrument as if references in the Agreement to "this Agreement" were to the Agreement and this Borrower Accession Agreement taken together.

4.   Consent

     The Parent (on behalf of itself and, the other Borrowers) and the Agent (on behalf of itself and the other Bank Finance Parties) consent to the Additional Borrower becoming a Borrower as set out in clauses 2 and 3.

5.   Representations and warranties

     The Additional Borrower represents and warrants to each of the Funders, the Arrangers, the Security Trustee, the Common Security Trustee and the Agent in the terms of clause 11.1 of the Agreement other than the excluded representations and warranties as if references therein (i) to this "Agreement" or to the "Security Documents" or to the "Bank Finance Documents" were also to this Borrower Accession Agreement and (ii) to the "Borrowers" or any "member of the Group" were to the Additional Borrower.

6.   Law (and jurisdiction)

     This Borrower Accession Agreement shall be governed by and construed in accordance with English law.

     [Jurisdiction clause and appointment of agent for service of process]

IN WITNESS whereof this Borrower Accession Agreement has been entered into the day and year first above written

                 Part B - Overdraft Borrower Accession Agreement

THIS OVERDRAFT BORROWER ACCESSION AGREEMENT is dated [      ] and made BETWEEN:

(1)  (No.  o)  whose  registered  office  is  at  (the  "Additional   Overdraft
     Borrower");

(2) CORDIANT COMMUNICATIONS GROUP PLC (No. 1320869) whose registered office is at 121/141 Westbourne Terrace, London W2 6JR (the "Parent"); and

(3) HSBC INVESTMENT BANK PLC of City Place House, 55 Basinghall Street, London EC2V 5DU in its capacity as Agent under the Agreement referred to below on behalf of itself and the other Finance Parties (the "Agent").

WHEREAS:

(A)  The Additional Overdraft Borrower is a Subsidiary of the Parent.

(B) By an agreement dated 4 July 2000 and made between the Parent (1), the companies whose names and, where applicable, registered offices and registered numbers are set out in parts A or C of schedule 1 thereto (2), the Arrangers (3), the banks and financial institutions whose names and addresses are set out in schedule 2 thereto (4), the Agent, the Security Trustee and the Common Security Trustee (5), the Swingline Bank (6) and the Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced, the "Agreement"), the Banks agreed to make available to the Borrowers credit facilities.

(C) The Parent has undertaken to procure that an agreement supplemental to the Agreement shall be executed and delivered by any Subsidiary of the Parent which the Parent intends should become an Additional Overdraft Borrower under the Agreement.

NOW THIS OVERDRAFT BORROWER ACCESSiON AGREEMENT WIThESSES as follows:

1.   Agreement definitions

     Unless the context otherwise requires or unless otherwise defined in this Overdraft Borrower Accession Agreement, words and expressions defined in the Agreement shall have the same meaning when used in this Overdraft Borrower Accession Agreement or the Recitals hereto. Clauses 1.3 and 1.4 of the Agreement shall apply to this Overdraft Borrower Accession Agreement, mutatis mutandis, as if expressly set out herein.

2.   Accession to the Agreement

     With effect from the date of this Overdraft Borrower Accession Agreement, the Additional Overdraft Borrower shall become a party to the Agreement and an Overdraft Borrower thereunder as if named therein as an Overdraft Borrower and with effect from such date shall assume obligations towards and rights against the other Borrowers, the Agent, the Arranger, the Funders, the Common Security Trustee and the Security Trustee as if so named therein.

3.   Continuance of the Agreement

     Notwithstanding this Overdraft Borrower Accession Agreement, the provisions of the Agreement shall continue in full force and effect and, with effect from the date of this Overdraft Borrower Accession Agreement, the Agreement shall be read and construed as one instrument as if references in the Agreement to "this Agreement" were to the Agreement and this Overdraft Borrower Accession Agreement taken together.

4.   Consent

     The Parent (on behalf of itself and, the other Borrowers) and the Agent (on behalf of itself and the other Bank Finance Parties) consent to the Additional Overdraft Borrower becoming an Overdraft Borrower as set out in clauses 2 and 3.

5.   Representations and warranties

     The Additional Overdraft Borrower represents and warrants to each of the Funders, the Arrangers, the Security Trustee, the Common Security Trustee and the Agent in the terms of clause 11.1 of the Agreement other than the excluded representations and warranties as if references therein (i) to this "Agreement" or to the "Security Documents" or to the "Bank Finance Documents" were also to this Overdraft Borrower Accession Agreement and
     (ii) to the "Borrowers" or any "member of the Group" were to the Additional Overdraft Borrower.

6.   Law [and jurisdiction]

     This Overdraft Borrower Accession Agreement shall be governed by and construed in accordance with English law.

     [Jurisdiction clause and appointment of agent for service of process].

IN WITNESS whereof this Overdraft Borrower Accession Agreement has been entered into the day and year first above written.

                                                      Schedule 9

                                                 Permitted Guarantees


Austria          Dr Puttner Bates       ATS                600,000   Guarantee given by the company for rent
---------------------------------------------------------------------------------------------------------------------
Greece           Bates Hellas           GRD            200,000,000   Indemnities provided in respect of a guarantee
                                                                     issued under guarantee facility provided by
                                                                     Eurormerchant bank
---------------------------------------------------------------------------------------------------------------------
Greece           Bates Hellas           GRD            150,000,000   Indemnities provided in respect of a guarantee
                                                                     issued under guarantee facility provided by Xios
                                                                     bank, renamed Peraeus bank (secured 50% on post
                                                                     dated bills)
---------------------------------------------------------------------------------------------------------------------
Greece            Bates Hellas          GRD            250,000,000   Indemnities provided in respect of a guarantee
                                                                     issued under guarantee facility provided by ABN
                                                                     AMRO bank
---------------------------------------------------------------------------------------------------------------------
Hong Kong         Bates Hong Kong       HKD                100,000   Guarantee provided to SCMP in respect of Zenith
                                                                     Media
---------------------------------------------------------------------------------------------------------------------
Italy             141 Italia            ITL             17,725,000   Indemnities provided in respect of a guarantee
                                                                     provided by BCI to Zurigo Assurance
---------------------------------------------------------------------------------------------------------------------
Italy             Bates Italia          ITL            131,450,000   Indemnities provided in respect of a guarantee
                                                                     provided by BCI to Zurigo Assurance
---------------------------------------------------------------------------------------------------------------------
Italy             Plan Design           ITL              5,893,750   Guarantee in favour of Italian Finance Ministry
---------------------------------------------------------------------------------------------------------------------
Italy             Ted Bates WW          ITL            104,055,000   Guarantee in favour of Italian Finance Ministry
---------------------------------------------------------------------------------------------------------------------
Italy             Bates Italia          ITL              5,000,000   Indemnities provided in respect of a guarantee
                                                                     provided by BCI on behalf of Italian Police
                                                                     department
---------------------------------------------------------------------------------------------------------------------
Malaysia          Bates Malaysia        MYR              4,000,000   Indemnities provided in respect of a guarantee
                                                                     issued under guarantee facility provided by HSBC
                                                                     (1.5m MYR overdraft facility and 50% of 5m MYR
                                                                     guarantee facility)
---------------------------------------------------------------------------------------------------------------------
Norway            Bates Gruppen AS       NOK             5,500,000   Indemnities provided in respect of a Bank
                                                                     guarantee provided by Sparbanken in favour of
                                                                     landlords for office rents (originally 7.8m NOK)
---------------------------------------------------------------------------------------------------------------------
Spain              Delvico Bates         ESP           100,000,000   Indemnities provided in respect of guarantees
                                                                     issued under a guarantee facility provided by
                                                                     Banco Santander
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc                USD            Lease        Guarantee given to Landlord of Hudson Street
                                                     obligations     (with Saatchi)
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc                GBP            Lease        Guarantee given to Landlord of Berkeley Square
                                                      obligations    (with Saatchi)
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc                GBP            Lease        Guarantee given to Landlord of Dukes Road (with
                                                      obligations    Saatchi)
---------------------------------------------------------------------------------------------------------------------
                                                          124



UK                CCG plc                GBP            Variable     Forward foreign exchange contracts
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc                JPY           700,000,000   Guarantee given by plc in respect of Bates Japan
---------------------------------------------------------------------------------------------------------------------
UK                Bates Overseas         PTE            30,000,000   Guarantee provided by BOH for the Banca Totta
                  Holdings                                           & Acores bank facility for Bates Portugal JV
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc                USD             2,000,000   Guarantee given to Chase Manhattan Bank
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc               ZAR           Run-off        Guarantee given by plc to PN Barrett Company
                                                      liabilities    (Prop) Ltd
---------------------------------------------------------------------------------------------------------------------
UK/US             CCG plc               USD            Lease         Guarantee given to Landlord of Bates premises
                                                      obligations    at 498 Seventh Avenue
---------------------------------------------------------------------------------------------------------------------
USA               Bates US Holdings     USD                          Guarantee given by Cordiant Compton
                  Inc                                                WW to Niederhoffer, Cross & Zeckhauser
---------------------------------------------------------------------------------------------------------------------
USA               Bates US Holdings     USD                          Guarantee given by Cordiant Compton
                  Inc                                                WW to Orenstein, Musoff & Orenstein
---------------------------------------------------------------------------------------------------------------------
USA               Bates US Holdings     USD             10,000,000   Guarantee given by Cordiant Compton
                  Inc                                                WW to KCIN re lease
---------------------------------------------------------------------------------------------------------------------
Argentina         CCG plc               ARP                610,000   Plc guarantee on behalf of Grandes Pinturerias
                                                                     del Centro SA
---------------------------------------------------------------------------------------------------------------------
Argentina         CCG plc               ARP                500,000   Plc guarantee on behalf of La Nacion
---------------------------------------------------------------------------------------------------------------------
Argentina         CCC plc               ARP              1,500,000   Plc guarantee on behalf of Arte Radiotelevisivo
                                                                     Argentino SA
---------------------------------------------------------------------------------------------------------------------
Argentina         CCG plc               ARP              1,500,000   Plc guarantee on behalf of Television Federal SA
---------------------------------------------------------------------------------------------------------------------
Argentina         Zenith Media          USD              1,500,000   Bank guarantee to Clarin SA
                  Argentina
---------------------------------------------------------------------------------------------------------------------
Belgium           LDV Bates             EUR                 54,291   Bank guarantee given to landlord for rent
---------------------------------------------------------------------------------------------------------------------
Germany           Sholz & Friends       DEM              1,536,000   Bank guarantee given to landlord for rent
---------------------------------------------------------------------------------------------------------------------
Italy             Bates Italia          ITL             44,500,000   Bank guarantees on behalf of Zurigo Assurance
                                                                     (Ex Medical)
---------------------------------------------------------------------------------------------------------------------
Italy             Bates ltalia          ITL            665,000,000   Bank guarantees on behalf of Min Del Lavoro
---------------------------------------------------------------------------------------------------------------------
Italy             Bates ltalia          ITL            175,000,082   Bank guarantees on behalf of Min Dell'Interno
---------------------------------------------------------------------------------------------------------------------
Italy             Bates ltalia          ITL            423,333,000   Bank guarantees on behalf of Regione Lombardia
---------------------------------------------------------------------------------------------------------------------
Italy             Bates ltalia          ITL            250,000,000   Bank guarantees on behalf of Ministero Della
                                                                     Salute
---------------------------------------------------------------------------------------------------------------------
Netherlands       Bates Not Just        EUR                 93,000   Bank guarantee given to landlord for rent
                  Film


                                                          125


New Zealand       CCG plc               NZD              5,000,000   Plc guarantee provided to TVNZ
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc               GBP                735,712   Bank guarantee given to landlord of Holborn Gate
---------------------------------------------------------------------------------------------------------------------
UK                CCG plc               GBP                207,575   Bank guarantee given to landlord of Clerkenwell
                                                                     Road
---------------------------------------------------------------------------------------------------------------------

                                   Schedule 10

                        Borrower's Compliance Certificate

                         Form of Compliance Certificate
                      to be issued by an Authorised Officer

HSBC Investment Bank plc
City Place House
55 Basinghall Street
London EC2V 5DU

Attention:   Syndicated Finance Agency

                                                                          [Date]

Dear Sirs

Cordiant Communications Group plc Loan Agreement dated o 2000 for Credit Facilities of up to (pound)155,871,146.52 (the "Agreement")

     We refer to the Agreement and deliver this Compliance Certificate in respect of the Four Quarters ended o pursuant to clause 12.1.6(d) thereof. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate. We attach a calculation of all the relevant items referred to in paragraphs 1 to 5 below.

We confirm:

1    Consolidated EBITDA in respect of the 12 months ended on o was o.

2    Consolidated Net Interest  Expenditure in respect of the 12 months ended on
     o was o.

3 Consolidated Gross Borrowings (calculated on the basis of the average daily outstandings during the two consecutive Quarters ending on o) was o.

4    Consolidated Net Worth o was o.

5    Capital Expenditure during the Financial Year ending o was o as at o.

Based on the above, we certify that, calculated on the basis set out in clause 13 of the Agreement:

(a) On o the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure was o.

(b) On o the ratio of Consolidated Gross Borrowings to Consolidated EBITDA was o.

Accordingly, we confirm that the Parent was in compliance with the undertakings set out in clause 13 on o and in respect of the relevant periods ended on such date.

We also attach a list of our Material Subsidiaries as at o , calculated on the basis set out in the Agreement.

We confirm that no Default has occurred and is continuing which is unremedied and unwaived [other than where full details have previously been provided to you].

For and on behalf of

Cordiant Communications Group plc

-------------------
Finance Director

                                   Schedule 11

                 Form of Guarantee to be given by new Guarantors

                                    [deleted]

                                   Schedule 12

                             Permitted Acquisitions

The acquisitions listed below provided that the total acquisition consideration payable by the Group in respect of such acquisition (including for these purposes any deferred consideration) does not exceed the maximum consideration for such acquisition contained in the acquisition agreement as at the date of this Agreement relating to the acquisition concerned.


Churchill Group Inc/Churchill Advertising Group Inc                US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Bates Travel & Tourism Inc (Criterion)                             US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Konoret AS Reklamebyra                                           Norway        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Not Just Film BV                                              Netherlands      Cash                Put call option
---------------------------------------------------------------------------------------------------------------------
Cronert & Co                                                     Sweden        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Corps 117 & LdV                                                 Belgium        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Interactive Edge Inc                                               US          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Mainostoimisto Sarrka Oy                                        Finland        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Diamond Ad Ltd                                                   Korea         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
PSD Associates Ltd                                                 UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Arcom Group Ltd                                                    UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Camarote ZP S.L.                                                 Spain         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Impressionist International Communications Oy                   Finland        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Interprofil APS (Plan Design)                                   Denmark        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Pack Design AB                                                   Sweden        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Bamber Forsyth Ltd                                                 UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Donino White & Parners Inc                                         US          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
CKMP Ltd                                                           UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Hermann Beasley Advertising Ltd                                    UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Intercom KG                                                     Germany        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Big Island International Pty Ltd                               Australia       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Ideaworks (Holdings) Pty Ltd                                   Australia       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Marketforce Ltd                                                Australia       Cash          Earnout & contractual
                                                                               purchase
                                                                               of shares
---------------------------------------------------------------------------------------------------------------------
Professional Public Relations Pty Ltd                          Australia       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Generator Communications Ltd                               New Zealand         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Newcomm Bates Comunicacao Integrada Ltda                         Brazil        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
E.S.C. Comunicacion Eisen, San Martin, Camine S.A.L.             Spain         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Clarion Communications (PR) Ltd                                    UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Davidson Marketing Inc (Communicator US)                           US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
The Terpin Group of Companies Inc                                  US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Sports Producers Hawaii Inc                                        US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Associates in Architecture & Design Inc                            US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Propose Two Ltd/Secure Two Ltd (Communicator UK)                   UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Consultants in Pharmacuetical Advertising Espana S.L.            Spain         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
H.F.T. Group                                                     France        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Microarts Corporation                                              US          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Bulletin International Ltd                                         UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Presentation Communications International Ltd/Ultimate             UK          Stock                       Earnout
Events Ltd
---------------------------------------------------------------------------------------------------------------------
Gallagher & Kelly Public Relations Ltd                          Ireland        Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Diseno & Gestion S.L.                                            Spain         Cash                Earnout & pull/
                                                                                                       call option
---------------------------------------------------------------------------------------------------------------------
Testardo Public Relations Sp.o.o.                                Poland        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Harrisonhuman (Proprietary) Ltd                               South Africa     Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Schwab & Piquette Communications Inc                             Canada        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Antonini & Associati S.r.l./Naviter S.r.l.                       Italy         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
United Visions Entertainments AG                                Germany        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Verdino Bates S.A. de Publicidad (Fernando Fernandez)          Argentina       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
International Business Information Inc                           Japan         Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
141 France SA                                                    France        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Shelf Company subsidiary of Bates Germany                       Germany        Cash
Werbeagentur GmbH
---------------------------------------------------------------------------------------------------------------------

                                   Schedule 13

       Preference shares issued by (or to be issued) by Lighthouse and its
                     Subsidiaries as deferred consideration



                                                                  Maximum Deferred
                                                                  Consideration
                                                                  (approximate       Deferred           End Date (on
Jurisdiction       Entity or business acquired   Date             figure)            Consideration      or before
------------       ---------------------------   ----             --------           -------------      ---------


USA                Leonhardt                     28.10.1999       $4,500,000         6% convertible     3 yrs or 5
                                                                                     preferred stock    yrs from
                                                                                     of Lighthouse      closing

USA                Interiors for                 29.11.1999       $4,000,000         6% convertible     3 yrs or 5
                   Architecture/Associates in                                        preferred stock    yrs from
                   Architecture and Design                                           of Lighthouse      closing

USA                Avid Productions              06.01.2000       $2,000,000         6% convertible     31.12.2000
                                                                                     preferred stock    and
                                                                                     of Lighthouse      31.12.2004

UK                 C&FD                          06.11.2000   (pound)585,000         5850 redeemable    31.12.2004
                                                                                     preference
                                                                                     shares in
                                                                                     Lighthouse
                                                                                     Holdings UK
                                                                                     Limited - can be
                                                                                     exchanged for 6%
                                                                                     convertible
                                                                                     preferred stock
                                                                                     of Lighthouse

USA                Morgen-Walke                  12.01.2000       $5,250,000         6% convertible     31.12.2002
                                                                                     preferred stock    and 31.12.2002
                                                                                     of Lighthouse

USA                Ideascope                     07.02.2000       $ 3,500,000        6% convertible     3 yrs after
                                                                                     preferred stock    closing
                                                                                     of Lighthouse

UK                 Clarion                       10.03.2000 (pound)339,000 plus      9870 preference    31.12.2002
                                                            (pound)987,000 to be     shares in
                                                                   satisfied by      Lighthouse
                                                                   issue of 9870     Holdings UK
                                                                   preference shares Limited - can be
                                                                                     exchanged into
                                                                                     6% convertible
                                                                                     preferred stock
                                                                                     of Lighthouse

USA                Wang                          02.03.2000       $100,000           6% convertible     31.12.2002
                                                                                     preferred stock
                                                                                     of Lighthouse

USA                Fantastic Sports              04.03.1999       $1,675,000 plus    6% convertible     04.03.2004
                                                                  interest           preferred stock
                                                                                     of Lighthouse

USA                Primo Angeli                  25.06.1999       $3,150,000         6% convertible     01.07.2004
                                                                  plus interest      preferred stock
                                                                  and dividends      of Lighthouse

USA                Davidson                      07.07.1999       $3,000,000         6% convertible     31.05.2003
                                                                                     preferred stock
                                                                                     of Lighthouse


                                                                  Maximum Deferred
                                                                  Consideration
                                                                  (approximate       Deferred           End Date (on
Jurisdiction       Entity or business acquired   Date             figure)            Consideration      or before
------------       ---------------------------   ----             --------           -------------      ---------


UK                 Financial Dynamics            23.07.1999 (pound)11,200,000        6% convertible     31.12.2002
                                                                                     preferred stock
                                                                                     of Lighthouse


                                   Schedule 14

                       Non-Bank Cash Pooling Arrangements


Cash Pooling Arrangements in Germany with Deutsche Bank AG and between Scholz & Friends AG and its Subsidiaries existing at the Restructuring Date which are incorporated in Germany.

THE PARENT
----------


SIGNED for and on behalf of                           )
CORDIANT COMMUNICATIONS                               )
GROUP PLC                                             )
by:                                                   )


THE ORIGINAL BORROWERS
----------------------

SIGNED for and on behalf of                           )
CORDIANT COMMUNICATIONS                               )
GROUP PLC                                             )
by:                                                   )

SIGNED for and on behalf of                           )
BATES UK LIMITED                                      )
by:                                                   )

SIGNED for and on behalf of                           )
BATES US HOLDINGS INC.                                )
by:                                                   )

SIGNED for and on behalf of                           )
BATES DEUTSCHLAND                                     )
HOLDINGS GMBH                                         )
by:                                                   )


THE ORIGINAL OVERDRAFT BORROWERS
--------------------------------

SIGNED for and on behalf of                           )
ATLAS ADVERTISiNG LIMITED                             )
by:                                                   )

SIGNED for and on behalf of                           )
BATES EUROPE LIMITED                                  )
by:                                                   )

SIGNED for and on behalf of                           )
BATES OVERSEAS HOLDINGS                               )
LIMITED by:                                           )

SIGNED for and on behalf of                           )
BATES UK LIMITED                                      )
by:                                                   )

SIGNED for and on behalf of                           )
CORDIANT COMMUNICATIONS                               )
GROUP PLC                                             )
by:                                                   )

SIGNED for and on behalf of                           )
CORDIANT GROUP LIMITED                                )
by:                                                   )

SIGNED for and on behalf of                           )

CORDIANT PROPERTY HOLDINGS                            )
LIMITED by:                                           )

SIGNED for and on behalf of                           )
ICM INTERNATIONAL LIMITED                             )
by:                                                   )

SIGNED for and on behalf of                           )
SWOT PLUS LIMITED                                     )
by:                                                   )

SIGNED for and on behalf of                           )
THE DECISION SHOP LIMITED                             )
LIMITED by:                                           )

SIGNED for and on behalf of                           )
XMSS LIMITED                                          )
by:                                                   )

THE SWINGLINE BORROWER
----------------------

SIGNED for and on behalf of                           )
BATES US HOLDINGS INC.                                )
by:                                                   )

THE ARRANGERS
-------------

SIGNED for and on behalf of                           )
THE BANK OF NEW YORK                                  )
by:                                                   )

SIGNED for and on behalf of                           )
HSBC INVESTMENT BANK PLC                              )
by:                                                   )

THE BANKS
---------

SIGNED for and on behalf of                           )
THE BANK OF NEW YORK                                  )
by:                                                   )

SIGNED for and on behalf of                           )
HSBC BANK PLC                                         )
by:                                                   )


THE AGENT SECURITY TRUSTEE AND COMMON SECURITY TRUSTEE
------------------------------------------------------

SIGNED for and on behalf of                           )
HSBC INVESTMENT BANK PLC                              )
by:                                                   )

THE SWINGLINE BANK
------------------

SIGNED for and on behalf of                           )
THE BANK OF NEWYORK                                   )
by:                                                   )

THE OVERDRAFT BANK
------------------

SIGNED for and on behalf of                           )
HSBC BANK PLC                                         )
by:                                                   )


The Parent

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT COMMUNICATIONS GROUP PLC                                   )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams



The Original Borrowers

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT COMMUNICATIONS GROUP PLC                                   )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by BATES UK LIMITED

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT US HOLDINGS, INC.                                          )
                                                                         Michael. J. Kopcsak
                                                                         Vice President
                                                                         Authorised Signatory
EXECUTED and DELIVERED as a DEED                                       )
by Uloma Adighibe as attorney of                                       )
BATES DEUTSCHLAND HOLDINGS GMBH                                        )
in the exercise of a power of attorney                                 )
in the presence of Orla MacSherry                                      )
                                                                           Attorney Uloma Adighibe


                                                                           Witness Oria MacSherry

The Swingline Borrower

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT US HOLDINGS, INC.                                          )
                                                                           Art D'Angelo

The Overdraft Borrowers


EXECUTED and DELIVERED as a DEED                                      )
by ATLAS ADVERTISING LIMITED                                          )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                     )
by BATES OVERSEAS HOLDINGS LIMITED                                   )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                     )
by BATES UK LIMITED                                                  )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED
by CORDIANT COMMUNICATIONS GROUP PLC
                                                                      )
                                                                      )
                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                      )
by CORDIANT GROUP LIMITED                                             )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                      )
by CORDIANT PROPERTY HOLDINGS LIMITED                                 )

                                                                         Director Andrew Boland

                                                                         Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by ICM INTERNATIONAL LIMITED                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by SWOT PLUS LIMITED                                                   )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by THE DECISION SHOP LIMITED                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by XMSS LIMITED                                                        )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

The Original Guarantors

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT COMMUNICATIONS GROUP PLC                                   )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by BATES EUROPE LIMITED                                                )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by BATES UK LIMITED                                                    )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams



EXECUTED and DELIVERED as a DEED                                       )
by ATLAS ADVERTISING LIMITED                                           )

                                                                          Director Andrew Boland


                                                                          Director/Secretary Denise Williams


EXECUTED and DELIVERED as a DEED                                       )
by THE DECISION SHOP LIMITED                                           )
                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by ICM INTERNATIONAL LIMITED                                           )
                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams


EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT US HOLDINGS, INC.                                          )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                       )
by BATES ADVERTISING USA, INC.                                         )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory


EXECUTED and DELIVERED as a DEED                                       )
by BATES CHURCHILL PUBLIC RELATIONS, INC.                              )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                       )
by BATES CHURCHILL ADVERTISING, INC.                                   )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory


EXECUTED and DELIVERED as a DEED                                      )
by BATES WORLDWIDE                                                    )
(DELAWARE), INC.                                                      )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory


EXECUTED and DELIVERED as a DEED                                      )
by CCG.XM, INC.                                                       )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                      )
by HEALTHWORLD CORPORATION                                            )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                      )
by BATES HEALTHWORLD, INC.                                            )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                      )
by FALK HEALTHWORLD, INC.                                             )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                      )
by LIGHTHOUSE GLOBAL NETWORK, INC.                                    )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                      )
by FITCH, INC.                                                        )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory

EXECUTED and DELIVERED as a DEED                                      )
by MORGEN WALKE ASSOCIATES INC                                        )
                                                                          Michael. J. Kopcsak
                                                                          Vice President
                                                                          Authorised Signatory


EXECUTED and DELIVERED as a DEED                                       )
by Uloma Adighibe as attorney of                                       )
BATES DEUTSCHLAND HOLDINGS GMBH                                        )
in the exercise of a power of attorney                                 )
in the presence of Orla Macsherry                                      )

                                                                          Attorney Uloma Adighibe

                                                                          Witness Orla Macsherry

EXECUTED and DELIVERED as a DEED                                       )
by Denise Williams as attorney of                                      )
CORDIANT COMMUNICATIONS GROUP                                          )
AUSTRALIA PTY LIMITED                                                  )
in the exercise of a power of attorney                                 )
in the presence of Orla Macsherry                                      )
                                                                          Attorney Denise Williams

                                                                          Witness Orla Macsherry

The Overdraft Guarantors

EXECUTED and DELIVERED as a DEED                                       )
by ATLAS ADVERTISING LIMITED                                           )
                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by BATES OVERSEAS HOLDINGS LIMITED                                     )
                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by BATES UK LIMITED                                                    )
                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by CORDIANT COMMUNICATIONS GROUP PLC                                    )
                                                                          Director Andrew Boiand

                                                                          Director/Secretary Denise Williams

                                      35

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT GROUP LIMITED                                              )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT PROPERTY HOLDINGS LIMITED                                  )
                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by ICM INTERNATIONAL LIMITED                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by SWOT PLUS LIMITED                                                   )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by THE DECISION SHOP LIMITED                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by XMSS LIMITED                                                        )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by HEALTH WORLD HOLDINGS LIMITED                                       )



                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by MILTON MARKETING GROUP LIMITED                                      )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by FITCH DESIGN CONSULTANTS LIMITED                                    )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by FINANCIAL DYNAMICS LIMITED                                          )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CONNECT SIX LIMITED                                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CONNECT FIVE LIMITED                                                )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CLARION COMMUNICATIONS (PR) LIMITED                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
                                      37





EXECUTED and DELIVERED as a DEED                                       )
by CORPORATE AND FINANCIAL DESIGN LIMITED                              )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by HEADCOUNT WORLDWIDE FIELD MARKETING                                 )
LIMITED                                                                )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by COLWOOD HEALTH WORLD LIMITED                                        )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by BATES HEALTHWORLD LIMITED                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by MILTON MARKETING LIMITED                                            )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by FINANCIAL DYNAMICS HOLDINGS LIMITED                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by LIGHTHOUSE HOLDINGS (UK) LIMITED                                     )

                                                                          Director Andrew Botand

                                      38

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by PSD ASSOCIATES LIMITED                                              )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by SCHOLZ & FRIENDS LONDON LIMITED                                     )

                                                                          Director Steven Wilson

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by N.A.S.A.2.0 LONDON LIMITED                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                        )
by CCG.XM                                                               )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by CCG.XM HOLDINGS LIMITED                                              )
                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by BAMBER FORSYTH LIMITED                                               )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                        )
by BULLETIN INTERNATIONAL LIMITED                                       )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by BULLETIN INTERNATIONAL UK LIMITED                                    )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by PCI LIVE DESIGN LIMITED                                              )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by ULTIMATE EVENTS LIMITED                                              )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                        )
by BUSINESS COMMUNICATIONS INTERNATIONAL                                )
GROUP LIMITED                                                           )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                        )
by FITCH WORLDWIDE LIMITED                                              )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

The Additional Overdraft Borrowers

EXECUTED and DELIVERED as a DEED                                       )
by HEALTHWORLD HOLDINGS LIMITED                                        )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by MILTON MARKETING GROUP LIMITED                                      )

                                      40

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by HEADCOUNT WORLDWIDE                                                 )
FIELD MARKETING GROUP LIMITED                                          )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams


EXECUTED and DELIVERED as a DEED                                       )
by COLWOOD HEALTHWORLD LIMITED                                         )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by BATES HEALTHWORLD LIMITED                                           )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by MILTON MARKETING LIMITED                                            )
                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by FINANCIAL DYNAMICS HOLDINGS LIMITED                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )

                                      41

by LIGHTHOUSE HOLDINGS (UK) LIMITED                                    )
                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by FITCH DESIGN CONSULTANTS LIMITED                                    )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by FINANCIAL DYNAMICS LIMITED                                          )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by CONNECT SIX LIMITED                                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by CONNECT FIVE LIMITED                                                )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by CLARION COMMUNICATIONS (PR) LIMITED                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by PSD ASSOCIATES LIMITED                                              )

                                                                           Director Andrew Boland

                                      42

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by SCHOLZ & FRIENDS LONDON LIMITED                                     )

                                                                          Director Steven Wilson

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by N.A.S.A.2.0 LONDON LIMITED                                          )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CCG.M                                                               )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CCG.XM HOLDINGS LIMITED                                             )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by BAMBER FORSYTH LIMITED                                              )

                                                                          Director Andrew Boland

                                                                          DirectorlSecretary Denise Williams


EXECUTED and DELIVERED as a DEED                                      )
by CORPORATE AND FINANCIAL DESIGN LIMITED                             )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                      )
by BATES EUROPE UMITED                                                )
                                                                           Director Andrew Boland


                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                      )
by BULLETIN INTERNATIONAL LIMITED                                     )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by BULLETIN INTERNATIONAL (UK) UMITED                                  )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by PCI LIVE DESIGN LIMITED                                             )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by BUSINESS COMMUNICATiONS INTERNATIONAL                               )
GROUP LIMITED                                                          )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by FITCH WORLDWIDE LIMITED                                             )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by CORDIANT (US) HOLDINGS LIMITED                                      )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                       )
by FITCH INTERNATIONAL LIMITED                                         )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

                                      44

EXECUTED and DELIVERED as a DEED                                       )
by FITCH LIMITED                                                       )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by HEALTHWORLD UK HOLDINGS LIMITED                                     )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams


EXECUTED and DELIVERED as a DEED                                       )
by GARROTT DORLAND CRAWFORD                                            )
HOLDINGS LIMITED                                                       )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by DECKCHAIR STUDIOS LIMITED                                           )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                       )
by TED BATES HOLDINGS LIMITED                                          )

                                                                           Director Andrew Boland

                                                                           Director/Secretary Denise Williams


EXECUTED and DELIVERED as a DEED                                       )
by C&FD (HOLDINGS LIMITED)                                             )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                      )
by CORDIANT OVERSEAS HOLDINGS LIMITED                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

                                      45

EXECUTED and DELIVERED as a DEED                                     )
by PROPOSE TWO LIMITED                                               )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                     )
by SECURE TWO LIMITED                                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                     )
by SONIC SUN LIMITED                                                 )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams

EXECUTED and DELIVERED as a DEED                                     )
by CCG.XM (UK) LIMITED                                               )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams
EXECUTED and DELIVERED as a DEED                                     )
by CONNECT ONE LIMITED                                               )

                                                                          Director Andrew Boland

                                                                          Director/Secretary Denise Williams


The Arrangers

EXECUTED for an on behalf of                                         )
THE BANK OF NEW YORK                                                 )   Gerry Dorkin

EXECUTED for an on behalf of                                         )
HSBC INVESTMENT BANK PLC                                             )   Andy Smith

The Banks

EXECUTED for an on behalf of                                         )
HSBC BANK PLC                                                        )   Gary Lee



EXECUTED for an on behalf of                                         )
THE BANK OF NEW YORK                                                 )   Gerry Dorkin

                                      -46-

EXECUTED for an on behalf of                                        )
ABN AMRO BANK N.V., LONDON BRANCH                                   )    Kim Slater


EXECUTED for an on behalf of                                        )
ALLIED IRISH BANKS, PLC                                             )    Michael Barry

EXECUTED for an on behalf of                                        )
BANK OF SCOTLAND                                                    )    Allan Ramsay


EXECUTED for an on behalf of                                        )
BANQUE WORMS                                                        )    Andy Smith


EXECUTED for an on behalf of                                        )
CITIBANK, N.A.                                                      )     Gian Paolo Potsios


EXECUTED for an on behalf of                                        )
FLEET NATIONAL BANK                                                 )    Stuary Paterson

EXECUTED for an on behalf of                                        )
MIZUHO CORPORATE BANK, LTD                                          )    Yuki Yuza                    Karen Latto

EXECUTED for an on behalf of                                        )
LLOYDS TSB BANK PLC                                                 )    Mike Cattermole

EXECUTED for an on behalf of                                        )
by THE ROYAL BANK OF SCOTLAND PLC                                   )     Ian Roberts

EXECUTED for an on behalf of                                        )
SCOTIABANK EUROPE PLC                                               )    Lorraine Ruckstuhl

EXECUTED for an on behalf of                                        )
WESTDEUTSCHE LANDESBANK GIROZENTRALE                                )    Katrina Weston

The Agent, Security Trustee and Common Security Trustee

EXECUTED for an on behalf of                                        )
HSBC INVESTMENT BANK PLC                                            )     Andy Smith

The Swingline Bank

EXECUTED for an on behalf of                                        )
THE BANK OF NEW YORK                                                )    Gerry Dorkin


The Overdraft Bank

EXECUTED for an on behalf of                                         )
by HSBC BANK PLC                                                     )    Gary Lee



                                           -48-